LOAN AGREEMENT

Dated as of September 23, 2026

By and Among

Borrowers (as defined herein)

and

LOANCORE CAPITAL CREDIT REIT LLC,

as Lender

TABLE OF CONTENTS

Page

1.                  DEFINITIONS; PRINCIPLES OF CONSTRUCTION 1

1.1              Specific Definitions 1

1.2              Index of Other Definitions 25

1.3              Principles of Construction 28

2.                  GENERAL LOAN TERMS 28

2.1              The Loan 28

2.2              Interest; Monthly Payments. 29

2.2.1        Generally 29

2.2.2        Default Rate 29

2.2.3        Effect of a Benchmark Transition Event 29

2.2.4        Taxes. 31

2.2.5        Change in Law; Additional Costs 32

2.2.6        Breakage Indemnity 33

2.2.7        New Payment Date 34

2.3              Loan Repayment. 34

2.3.1        Repayment 34

2.3.2        Mandatory Prepayments 34

2.3.3        Optional Prepayments 35

2.3.4        Prepayments; Generally 35

2.4              Release of Properties on Payment in Full 35

2.5              Payments and Computations. 36

2.5.1        Making of Payments 36

2.5.2        Computations 36

2.5.3        Late Payment Charge 36

2.6              Interest Rate Protection Agreements. 36

2.6.1        Interest Rate Protection Agreement 36

2.6.2        Execution of Documents 38

2.6.3        No Obligation of Lender 38

2.6.4        Receipts from Interest Rate Protection Agreements 38

2.6.5        Failure to Provide Interest Rate Protection Agreement 38

2.6.6        Benchmark Replacement; Substitute IRPA. 38

2.7              Fees; Spread Maintenance Premium. 40

2.7.1        Administrative Fee 40

2.7.2        Origination Fee 40

2.7.3        Exit Fee 40

2.7.4        Spread Maintenance Premium 40

2.8              Extension Options 40

3.                  CASH MANAGEMENT AND RESERVES 41

3.1              Cash Management Arrangements 41

3.2              Required Repairs. 42

3.2.1        Completion of Required Repairs 42

3.2.2        Required Repairs Reserve 43

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3.3              Real Estate Taxes 43

3.4              Insurance 44

3.5              Capital Expense Reserve 44

3.6              Rollover Reserve 45

3.7              Security Upgrade Reserve 45

3.8              Casualty/Condemnation Subaccount 46

3.9              Security Deposits 46

3.10          Cash Collateral Subaccount 46

3.11          Shortfall Reserve. 47

3.12          Intentionally Omitted 48

3.13          Intentionally Omitted. 48

3.14          Grant of Security Interest; Application of Funds 48

3.15          Property Cash Flow Allocation. 49

4.                  REPRESENTATIONS AND WARRANTIES 50

4.1              Organization; Special Purpose. 50

4.2              Proceedings; Enforceability 50

4.3              No Conflicts 50

4.4              Litigation 51

4.5              Agreements 51

4.6              Title 51

4.7              No Bankruptcy Filing 52

4.8              Full and Accurate Disclosure 52

4.9              Tax Filings 53

4.10          ERISA; No Plan Assets 53

4.11          Compliance 54

4.12          Major Contracts 54

4.13          Federal Reserve Regulations; Investment Company Act; Bank

Holding Company 55

4.14          Easements; Utilities and Public Access 55

4.15          Physical Condition/FEMA 55

4.16          Leases 55

4.17          Fraudulent Transfer 56

4.18          Ownership of Borrower 57

4.19          Purchase Options 57

4.20          Management Agreement 57

4.21          Hazardous Substances 57

4.22          Name; Principal Place of Business 58

4.23          Other Debt 58

4.24          Assignment of Leases and Rents 58

4.25          Insurance 58

4.26          FIRPTA 58

4.27          Fiscal Year 58

4.28          Intellectual Property/Websites 58

4.29          Operations Agreements 58

4.30          Illegal Activity 58

4.31          Intentionally Omitted. 59

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4.32          Intentionally Omitted 59

4.33          Intentionally Omitted 59

4.34          Pledged Collateral 59

4.35          No Contractual Obligations 60

5.                  COVENANTS 60

5.1              Existence 60

5.2              Property Taxes and Other Charges 60

5.3              Access to Properties 61

5.4              Repairs; Maintenance and Compliance; Alterations. 61

5.4.1        Repairs; Maintenance and Compliance 61

5.4.2        Alterations 62

5.5              Performance of Other Agreements 63

5.6              Cooperate in Legal Proceedings 63

5.7              Further Assurances 63

5.8              Environmental Matters. 63

5.8.1        Hazardous Substances 63

5.8.2        Environmental Monitoring. 64

5.8.3        O & M Program 65

5.9              Title to the Properties 66

5.10          Leases. 66

5.10.1    Generally 66

5.10.2    Material Leases 66

5.10.3    Minor Leases 66

5.10.4    Temporary Apartment Rentals 67

5.10.5    Additional Covenants with Respect to Leases 67

5.11          Estoppel Statement 67

5.12          Property Management. 68

5.12.1    Management Agreement 68

5.12.2    Termination of Manager 68

5.12.3    Replacement of Manager with Crown Residential 69

5.13          Special Purpose Bankruptcy Remote Entity 69

5.14          Assumption in Non-Consolidation Opinion 69

5.15          Change in Business or Operation of Properties 69

5.16          Debt Cancellation 70

5.17          Affiliate Transactions 70

5.18          Zoning 70

5.19          No Joint Assessment 70

5.20          Principal Place of Business 70

5.21          Change of Name, Identity or Structure 70

5.22          Indebtedness 71

5.23          Licenses; Intellectual Property; Website. 71

5.23.1    Licenses 71

5.23.2    Intellectual Property 71

5.23.3    Website 71

5.24          Compliance with Restrictive Covenants 71

5.25          ERISA. 71

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5.26          Prohibited Transfers 72

5.27          Liens 72

5.28          Dissolution 73

5.29          Expenses. 73

5.30          Indemnity 74

5.31          Patriot Act Compliance 76

5.32          Approval of Major Contracts 76

5.33          Litigation 77

5.34          Limitation on Securities Issuances 77

6.                  NOTICES AND REPORTING 77

6.1              Notices 77

6.2              Borrower Notices and Deliveries 78

6.3              Financial Reporting. 79

6.3.1        Bookkeeping 79

6.3.2        Annual Reports 79

6.3.3        Monthly/Quarterly Reports 80

6.3.4        Compliance Certificates 80

6.3.5        Other Reports 81

6.3.6        Annual Budget. 81

6.3.7        Additional Operating Expenses. 82

6.3.8        Intentionally Omitted 82

6.3.9        Breach 82

7.                  INSURANCE; CASUALTY; AND CONDEMNATION 82

7.1              Insurance. 83

7.1.1        Coverage 83

7.1.2        Policies 85

7.2              Casualty. 86

7.2.1        Notice; Restoration 87

7.2.2        Settlement of Proceeds 87

7.3              Condemnation. 87

7.3.1        Notice; Restoration 87

7.3.2        Collection of Award 88

7.4              Application of Proceeds or Award. 88

7.4.1        Application to Restoration 88

7.4.2        Application to Debt. 89

7.4.3        Procedure for Application to Restoration 90

7.5              Application of Business Interruption Insurance and/or Rent Loss Policies 90

8.                  DEFAULTS 91

8.1              Events of Default 91

8.2              Remedies. 92

8.2.1        Acceleration 92

8.2.2        Remedies Cumulative 93

8.2.3        Severance 93

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8.2.4        Delay 94

8.2.5        Lender’s Right to Perform 94

9.                  SECONDARY MARKET PROVISIONS 94

9.1              Sale of Note and Secondary Market Transaction. 94

9.1.1        General; Borrower Cooperation 95

9.1.2        Use of Information 96

9.1.3        Borrowers Obligations Regarding Disclosure Documents 96

9.1.4        Borrower Indemnity Regarding Filings 97

9.1.5        Indemnification Procedure 97

9.1.6        Contribution 97

9.1.7        Survival 98

9.2              Severance of Loan 98

10.              MISCELLANEOUS 98

10.1          Exculpation 98

10.2          Brokers and Financial Advisors. 102

10.3          Retention of Servicer. 102

10.4          Survival; Successors and Assigns 103

10.5          Lender’s Discretion; Rating Agency Review Waiver. 103

10.6          Governing Law. 104

10.7          Modification, Waiver in Writing 105

10.8          Trial by Jury 106

10.9          Headings/Schedules 106

10.10      Severability 106

10.11      Preferences 106

10.12      Waiver of Notice 106

10.13      Remedies of Borrower 107

10.14      Prior Agreements 107

10.15      Offsets, Counterclaims and Defenses 107

10.16      Publicity 107

10.17      No Usury 107

10.18      Conflict; Construction of Documents; Reliance 108

10.19      No Joint Venture or Partnership; No Third Party Beneficiaries. 108

10.20      Spread Maintenance Premium 109

10.21      Assignments and Participations 109

10.22      Intentionally Omitted 110

10.23      Waiver of Marshalling of Assets 110

10.24      Joint and Several Liability 110

10.25      Creation of Security Interest 110

10.26      Cross Default; Cross Collateralization 110

10.27      Contribution Among Borrowers 110

10.28      Certain Additional Rights of Lender 111

10.29      Set-Off 111

10.30      Intentionally Omitted 112

10.31      Counterparts 112

10.32      Negation of Implied Right to Cure Events of Default 112

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10.33      Acknowledgement and Consent to Bail-In of Affected Financial

Institutions. 112

10.34      Registered Obligations. 114

10.35      Waiver Respecting Benchmark and Benchmark Replacement 115

Schedules and Exhibits

Schedules:

Schedule 1 Location of Properties Schedule 2 Required Repairs

Schedule 3 Exceptions to Representations and Warranties Schedule 4 Organization of Borrower

Schedule 5 Definition of Special Purpose Bankruptcy Remote Entity Schedule 6 Allocated Loan Amounts

Schedule 7 Rent Roll

Schedule 8 Intellectual Property/Websites Schedule 9 REA

Schedule 10 Approved Operating Budget Schedule 11 Schedule of Up-Front Reserves Schedule 12-1 Annual Reports Officer’s Certificate

Schedule 12-2 Monthly/Quarterly Reports Officer’s Certificate Schedule 12-3 Compliance Certificate

Schedule 13 Crown Residential Lease

Exhibits:

Exhibit A Form of Tenant Direction Letter

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LOAN AGREEMENT

LOAN AGREEMENT dated as of September 23, 2026 (as the same may be modified, supplemented, amended or otherwise changed, this “Agreement”) by and among ENVY RECREATIONAL LLC, a Delaware limited liability company (“Envy Recreational”), and ENVY DEVELOPMENT DE, LLC, a Delaware limited liability company (“Envy Development”; Envy Recreational and Envy Development are each a “Borrower” and collectively together with their respective permitted successors and assigns, “Borrowers”), and LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”).

1.                  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

1.1              Specific Definitions. The following terms have the meanings set forth below: “Acceptable Counterparty” shall mean a bank or other financial institution which has: (i) a long-term unsecured debt rating of “A-” or higher by S&P; and (ii) a long-term unsecured debt rating of not less than “A3” by Moody’s; provided however, that SMBC Capital Markets, Inc. (with an Acceptable SMBC Credit Support Party as its credit support party) will be an Acceptable Counterparty so long as the rating of its credit support party (provided such credit support party shall be an Acceptable SMBC Credit Support Party) is not downgraded, withdrawn or qualified by S&P or Moody’s from the long and short term ratings issued by such rating agencies below the lesser of the above rating (as applicable) or its ratings as of the date hereof. As used herein, an “Acceptable SMBC Credit Support Party” shall mean (a) Sumitomo Mitsui Banking Corporation or a replacement guarantor that meets the foregoing rating requirements and provides a guaranty on substantially the same form as the guaranty provided by Sumitomo Mitsui Banking Corporation on the date hereof and (b) provided any such credit support party guaranty guaranties all current and future obligations under the Interest Rate Protection Agreement.

“ADA” shall mean the Americans with Disabilities Act of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et. seq., as amended from time to time.

“Administrative Fee” shall mean an administrative fee payable to (x) LCC, if Lender is an Affiliate of LCC or a securitization vehicle managed by LCC or an Affiliate of LCC, or (y) Lender, if Lender is not an Affiliate of LCC or a securitization vehicle managed by LCC or an Affiliate of LCC, each month during the Term in an amount equal to $1,000 per month.

“Affiliate” shall mean, as to any Person (for purposes of this definition, the “Subject Person”), any other Person: (i) which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Subject Person; (ii) which, directly or indirectly, beneficially owns or holds twenty percent (20%) or more of any class of stock or any other ownership interest in the Subject Person; (iii) twenty percent (20%) or more of the direct or indirect ownership of which is beneficially owned or held by the Subject Person; (iv) which is a member of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person or which is a trust or estate, the beneficial owners of which are members of the family (as defined in Section 267(c)(4) of the Code) of the Subject Person; or (v) which, directly or indirectly, is a general partner, controlling shareholder, managing member or director of the Subject Person.

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“Allocated Loan Amount” shall mean with respect to the Property owned by each Borrower, the amount set forth with respect to such Property on Schedule 6 hereto.

“Approved Capital Expenses” shall mean out-of-pocket Capital Expenses incurred by a Borrower and payable to third parties that are not Affiliates of any Borrower Party, which Capital Expenses shall either be (i) included in the Approved Capital Expenses Budget for the Property owned by such Borrower for the current calendar month or (ii) reasonably approved by Lender.

“Approved Leasing Expenses” shall mean the actual out-of-pocket expenses incurred by a Borrower and payable to third parties that are not Affiliates of any Borrower Party in leasing the approximately 5,575 rentable square feet of ground floor commercial space at the Property owned by Envy Development pursuant to Leases entered into in accordance with the Loan Documents, including brokerage commissions and tenant improvement costs and allowances, which expenses (i) are (a) approved by Lender in connection with approving the applicable Lease, (b) incurred in the ordinary course of business and on market terms and conditions in connection with Leases which do not require Lender’s approval under the Loan Documents, and Lender shall have received (and approved, if applicable) a budget for such tenant improvement costs and a schedule of leasing commission payments payable in connection therewith, or (c) otherwise approved by Lender, which approval shall not be unreasonably withheld or delayed, and (ii) are substantiated by executed documents and contracts evidencing the same, including Lease documents and brokerage agreements

“Approved Operating Expenses” shall mean during a Cash Management Period, operating expenses incurred by a Borrower that are (i) included in the Approved Operating Budget for the Property owned by such Borrower for the current calendar month, (ii) for Real Estate Taxes, Insurance Premiums, electric, gas, oil, water, sewer or other utility service to such Property, (iii) Emergency Expenditures or (iv) reasonably approved by Lender.

“Approved Security Upgrade Expenses” shall mean out-of-pocket costs and expenses incurred by a Borrower that are (i) for security enhancements at the Properties including, without limitation, the installation and maintenance of a controlled entry system (e.g., an electronic intercom system or key fob system), the installation and implementation of vehicle license plate readers and the installation of security cameras at access points throughout the Property or (ii) for other security enhancement purposes as reasonably approved by Lender.

“Benchmark” shall mean, with respect to any Interest Period, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date, have occurred with respect to Term SOFR or to the then current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark pursuant to Section 2.2.3 hereof (provided, however, that during any applicable period set forth in Section 2.2.3(h) hereof, the “Benchmark” shall be as set forth in Section 2.2.3(h)). The Benchmark shall be expressed as a percentage per annum rounded upwards, if necessary, to the nearest one sixteenth (1/16th) of one percent (1%). In no event shall the Benchmark for any Interest Period be less than the Benchmark Floor.

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“Benchmark Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, “U.S. Government Securities Business Day”, “Interest Period”, “Interest Determination Date”, “Payment Date”, “Periodic Term SOFR Determination Day”, “Term SOFR”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests, prepayment, conversion or continuation notices, the length of lookback periods, the applicability of breakage provisions, preceding and succeeding business day conventions, provisions pertaining to the Interest Rate Protection Agreement and other administrative or operational matters) that Lender determines may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with Industry Accepted Practices (or, if Lender determines that adoption of any portion of such Industry Accepted Practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender determines is reasonably necessary in connection with the administration of the Loan, this Agreement and the other Loan Documents).

“Benchmark Floor” shall mean 3.35%.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the alternate benchmark rate selected by Lender as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) Industry Accepted Practices.

“Benchmark Replacement Condition” shall mean, with respect to any conversion of the Benchmark to a Benchmark Replacement if the Loan is included in a REMIC Trust, either (i) receipt by Lender of an opinion of nationally recognized REMIC Trust counsel reasonably acceptable to Lender, in form and substance reasonably acceptable to Lender, obtained at Borrowers’ sole cost and expense, that such conversion complies with the applicable REMIC Trust requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts, including without limitation, in each case as and to the extent required by Lender, that such conversion will not cause the REMIC Trust to fail to qualify as a “REMIC” as defined by Section 860D of the Code, or the Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code, or cause such REMIC Trust to be subject to a tax on “prohibited transactions” under Section 860F(a) of the Code or (ii) formal guidance shall have been issued by the IRS to the effect that such conversion will comply with such REMIC Trust requirements.

“Benchmark Replacement Date” shall mean:

1.                  in the case of a Benchmark Transition Event pursuant to clauses (1) or (2) of the definition thereof, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the

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calculation thereof) permanently or indefinitely ceases to provide such Benchmark;

2.                  in the case of a Benchmark Transition Event pursuant to clause (3) of the definition thereof, the date of the public statement or publication of information referenced therein; or

3.                  in the case of a Benchmark Transition Event pursuant to clause (4) of the definition thereof, the date selected by Lender.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as the Interest Determination Date in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred immediately prior to the Interest Determination Date for such determination. Notwithstanding the foregoing, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Lender.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then current Benchmark:

1.                  a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark for one-month periods, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

2.                  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator of such Benchmark has ceased or will cease to provide such Benchmark for one-month periods permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

3.                  a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that such Benchmark is no longer representative; or

4.                  Lender determines in good faith that, following any Benchmark Transition Event that results in a Benchmark Replacement other than Term SOFR being utilized in determining the Interest Rate under this Agreement, the

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applicable successor alternate benchmark rate is not consistent with Industry Accepted Practices, and the provision of notice of the foregoing to Borrowers.

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2.3 hereof and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.2.3 hereof.

“Borrower Party” shall mean any Borrower, Sole Member, any Guarantor and any Affiliate that Controls, is Controlled by or is under Common Control with a Borrower.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or required to close.

“Calculation Date” shall mean the last day of each calendar quarter during the

Term.

“Capital Expenses” shall mean expenses that are capital in nature or required under

GAAP to be capitalized.

“Cash Management Bank” shall mean PNC Bank, National Association, a national banking association, or any other bank or depository selected by Lender.

“Cash Management Period” shall mean a period that:

(i)                 commences as of the Closing Date (such Cash Management Period occurring under this clause (i) is referred to herein as the “Initial Cash Management Period”), and ends, provided that no other Cash Management Period then exists under any other clause of the definition of Cash Management Period, on the next Payment Date following the date upon which Lender has determined that both (x) the Debt Yield equals or exceeds six percent (6.0%) for the two (2) most recent Calculation Dates (and if the Debt Yield calculation and related back-up information reasonably required to be delivered to Lender pursuant to Section 6.3.4 hereof is not delivered to Lender as and when required hereunder, a Cash Management Period shall be ongoing, unless and until such calculation and back-up information are delivered and they indicate that, in fact, no Cash Management Period is ongoing under this clause (i)) and (y) the Debt Service Coverage Ratio equals or exceeds 1.05:1.00 for the two (2) most recent Calculation Dates (and if the Debt Service Coverage Ratio calculation and related back-up information reasonably required to be delivered to Lender pursuant to Section 6.3.4 hereof is not delivered to Lender as and when required hereunder, a Cash Management Period shall be ongoing, unless and until such calculation and back-up information are delivered and they indicate that, in fact, no Cash Management Period is ongoing under this clause (i)); or;

(ii)              commences upon the date on which an Event of Default occurs, and ends, provided that no other Cash Management Period then exists under any other clause

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of the definition of Cash Management Period, on the next Payment Date following the date upon which such Event of Default has been cured and such cure has been accepted by Lender, or such Event of Default has been waived by Lender (provided that in no event shall Lender have any obligation to accept such a cure of, or waive, any Event of Default), and no other Event of Default is then continuing; or

(iii)            commences upon Lender’s determination that the Debt Yield is less than six percent (6.0%) as of any Calculation Date occurring after the end of the Initial Cash Management Period, and ends, provided that no other Cash Management Period then exists under any other clause of the definition of Cash Management Period, on the next Payment Date following the date upon which the Debt Yield equals or exceeds six percent (6.0%) for the two (2) most recent Calculation Dates (and if the Debt Yield calculation required under Section 6.3.4 hereof is not delivered to Lender as and when required hereunder, a Cash Management Period shall be deemed to have commenced and be ongoing, unless and until such calculation and back-up information are delivered and they indicate that, in fact, no Cash Management Period is ongoing under this clause (ii) and a Cash Management Period is not otherwise ongoing under this definition of “Cash Management Period”); or

(iv)             commences upon Lender’s determination that the Debt Service Coverage Ratio is less than 1.05:1.00 as of any Calculation Date occurring after the end of the Initial Cash Management Period, and ends, provided that no other Cash Management Period then exists under any other clause of the definition of Cash Management Period, on the next Payment Date following the date upon which Lender has determined that the Debt Service Coverage Ratio equals or exceeds 1.05:1.00 for the two (2) most recent Calculation Dates (and if the Debt Service Coverage Ratio calculation required under Section 6.3.4 hereof is not delivered to Lender as and when required hereunder, a Cash Management Period shall be deemed to have commenced and be ongoing, unless and until such calculation and back-up information are delivered and they indicate that, in fact, no Cash Management Period is ongoing under this clause (iii) and a Cash Management Period is not otherwise ongoing under this definition of “Cash Management Period”).

Notwithstanding the foregoing, in no event shall a Cash Management Period be deemed to have ended (a) if the Stated Maturity Date has occurred or (b) if any other Cash Management Period is continuing.

For the avoidance of doubt, if a Cash Management Period will commence as a result of either the Debt Yield or Debt Service Coverage Ratio as of any Calculation Date, Borrower may avoid the commencement of such Cash Management Period if, at such time, Borrower prepays a portion of the unpaid Principal in accordance with Section 2.3.3 hereof to a level such that, as applicable, the Debt Yield equals or exceeds six percent (6.00%) and the Debt Service Coverage Ratio equals or exceeds 1.05:1.00; provided that such prepayment shall not require the payment of any Spread Maintenance Premium (unless such prepayment occurs prior to the Spread Maintenance Date), but shall require the payment of the applicable Exit Fee.

“Closing Date” shall mean the date hereof.

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“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collateral” shall have the meaning ascribed to “Pledged Collateral” as defined in the Pledge Agreement.

“Construction Consultant” shall mean one or more third party construction consultants, construction loan administration or servicing firms or comparable firms as may be retained by Lender, at Borrowers’ sole cost and expense, from time to time to monitor the scope and status of any Material Alteration or Restoration.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean, with respect to any Person, either (i) ownership directly or indirectly of fifty percent (50%) or more of all equity interests in such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise; it being acknowledged that (i) the mere granting of commercially typical major decision consent or approval rights to a third party direct or indirect owner in a Person shall not, in it of itself, (x) be deemed to constitute Control of such Person by such third party owner or (y) be deemed to diminish the Control rights of the direct or indirect owner that is otherwise in Control of such Person, and (ii) a Person shall be deemed to Control a corporation if such Person (or such Person together with its Affiliates) holds outstanding shares in such corporation carrying votes in sufficient number to elect a majority of the board of directors of such corporation. The terms Controlled, Controlling and common Control shall have correlative meanings.

“Crowdfunding” shall mean any offer or sale of equity or debt securities of any Borrower or any Guarantor or any Affiliate of any of them, involving or relating to direct or indirect interests, or any combination of direct or indirect interests, in any of the foregoing Persons, that is conducted or proposed to be conducted via the internet or through the use of other general solicitation or advertising of the investment opportunity to prospective investors by the issuer of such securities or an outline or other funding portal in a transaction or series of transactions intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, including but not limited to pursuant to the exemptions provided by Section 4(a)(6) thereof or Rule 506(c) promulgated thereunder, any other similar state securities law, or any similar transaction.

“Crown Residential” shall mean Crown Residential LLC, a Florida limited liability company.

“Debt” shall mean the unpaid Principal, all interest accrued and unpaid thereon, all

Exit Fees, any Spread Maintenance Premium, all transaction costs, all late fees and all other sums due to Lender in respect of the Loan or under any Loan Document (including any protective advances funded by Lender hereunder).

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“Debt Service” shall mean, with respect to any particular period, the scheduled interest payments due under the Note in such period.

“Debt Service Coverage Ratio” shall mean, as of any date, the ratio calculated by Lender of (i) the Net Operating Income to (ii) the Debt Service with respect to such period.

“Debt Yield” shall mean, as of any date, the ratio (expressed as a percentage) calculated by Lender of (i) the Net Operating Income to (ii) the then outstanding principal balance of the Loan as of such date.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, with the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean a rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) five percent (5%) above the Interest Rate, compounded monthly.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts (or subaccounts thereof) (a) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) if a Securitization has occurred and required pursuant to the applicable Pooling and Servicing Agreement, as to which Lender has received a Rating Comfort Letter from each of the applicable Rating Agencies with respect to holding funds in such account, or (ii) a segregated trust account or accounts (or subaccounts thereof) maintained with the corporate trust department of a federal depository institution or state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations §9.10(b), having in either case corporate trust powers, acting in its fiduciary capacity, and a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (i) a depository institution insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody’s and F-1+ by Fitch, in the case of accounts in which funds are held for thirty (30) days or less or, in the case of Letters of Credit or accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (a) “AA” by S&P, (b) “AA” and/or “F1+” (for securities) and/or “AAAmmf” (for money market funds), by Fitch and (c) “Aa2” by Moody’s or (ii) a depository institution or trust company insured by the Federal Deposit Insurance Corporation otherwise acceptable to Lender or Servicer, provided such depository institution or trust company has at least investment grade ratings from a Rating Agency for its long term and short term unsecured debt obligations.

“Emergency Expenditures” shall mean the incurrence of expenses that were necessary in order to (i) avoid imminent bodily injury, harm or damage to individuals or a Property, (ii) avoid the suspension of any necessary service to a Property, or (iii) comply with Legal

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Requirements, and, in each such case, with respect to which it would be impractical, in Borrowers’ reasonable judgment, under the circumstances, to obtain Lender’s prior written consent; provided that Borrowers shall give Lender notice of such Emergency Expenditures as soon as practicable and Lender shall have the right to consent or not consent to payment of same as an Approved Additional Operating Expense.

“Environmental Report” shall mean that certain Phase I Environmental Site Assessment with respect to the Properties prepared by EBI Consulting (EBI Project Number 260069060PR) dated July 5, 2026.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that together with any Borrower or any Guarantor is treated as a “single employer”, or otherwise aggregated, with Borrower or any Guarantor under Section 414 of the Code or Title IV of ERISA.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.2.4, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.2.4(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall mean with respect to any repayment or prepayment of Principal, an amount equal to one percent (1%) of the amount of Principal being repaid or prepaid.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any court, board, agency, authority, instrumentality, regulatory body, court, central bank or other entity

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exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), now or hereafter in existence.

“Guarantors” shall mean, collectively, (i) Shaun Quin, an individual, (ii) Glen Steward, an individual, (iii) Bernard Hsiao, an individual, (iv) Michael Hsiao, an individual,

(v)  Stewards, Inc., a Nevada corporation, and (vi) any other Person that now or hereafter guarantees any of Borrower’s obligations hereunder or any other Loan Document, on a several basis, each of whom is referred to herein as a “Guarantor”.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Industry Accepted Practices” shall mean any evolving or then-prevailing market convention for floating rate interest rate benchmarks or spread adjustments, as appliable, used (A) for U.S. dollar-denominated floating rate syndicated loans (including CMBS or loans originated for a CRE-CLO) or bilateral credit facilities primarily secured directly by real estate and/or by commercial mortgage loans at such time, (B) by any institutional warehouse or repurchase lender that is not an Affiliate of Lender providing financing backed in whole or in part by an interest in the Loan or (C) to determine the interest rate payable to investors with respect to an applicable Securitization backed in whole or in part by an interest in the Loan.

“Insolvency Law” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as the same has been or may be amended or superseded from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder (the “Bankruptcy Code”), or any other applicable domestic or foreign laws relating to liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization or any similar debtor relief rights affecting the rights, remedies, powers, privileges and benefits of creditors generally.

“Insolvency Proceeding” shall mean any case, proceeding or other action against any Person, whether voluntary or involuntary, under any Insolvency Law.

“Interest Determination Date” shall mean (i) with respect to the Initial Interest Period, the date that is two (2) U.S. Government Securities Business Days prior to the date hereof and (ii) with respect to any other Interest Period, (a) with respect to any Interest Period during which the Benchmark is Term SOFR, the date that is two (2) U.S. Government Securities Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commenced (the “Periodic Term SOFR Determination Day” with respect to such Interest Period),

(b) with respect to any Interest Period during which the Benchmark is not Term SOFR or the Prime Rate, the date and time determined by Lender in accordance with the Benchmark Conforming Changes, and (c) with respect to any Interest Period during which the Benchmark is the Prime Rate, the date that is two (2) Business Days prior to the fifteenth (15th) day of the calendar month in which such Interest Period commenced.

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“Interest Period” shall mean (i) the period from (and including) the date hereof to (and including) the first day thereafter that is the 8th day of a calendar month (the “Initial Interest Period”) and (ii) thereafter, (a) with respect to any period during which the Benchmark is Term SOFR, each period from (and including) the 9th day of each calendar month to (and including) the 8th day of the following calendar month or (b) with respect to any period during which the Benchmark is not Term SOFR, the period determined by Lender in accordance with the Benchmark Conforming Changes (in each such case, even if such Interest Period extends beyond the Maturity Date). Notwithstanding the foregoing, if Lender exercises its right to change the Payment Date to a New Payment Date in accordance with Section 2.2.7 hereof, then from and after such election, each Interest Period shall be the period from (and including) the New Payment Date in each calendar month to (and including) the day in the next succeeding calendar month immediately preceding the New Payment Date in such calendar month.

“Interest Rate” shall mean, with respect to each Interest Period, the sum of (x) the then applicable Benchmark (subject to the provisions of Section 2.2.3 hereof), determined as of the applicable Interest Determination Date for such Interest Period plus (y) the Spread (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).

“Key Principals” shall mean shall collectively mean (i) Shaun Quin, an individual, and (ii) Glen Steward, an individual, each of whom is referred to herein as a “Key Principal”.

“LCC” shall mean LoanCore Capital Credit REIT LLC, a Delaware limited liability company.

“Lease” or “Leases” shall mean all leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, a Property or the Improvements, including any guarantees, extensions, expansion options, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Lease Event Payments” shall mean (i) all fees, penalties, commissions or other payments made to any Borrower in connection with or relating to the amendment, modification, rejection, consent, settlement of claims, termination, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by any Borrower in lieu of cash security deposits, which such Borrower is permitted to retain pursuant to the applicable provisions of any Lease and (iii) any payments made to any Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

“Legal Requirements” shall mean statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including those regarding fire, health, handicapped access, sanitation, ecological, historic, zoning, environmental protection, wetlands and building laws and the ADA and all regulations promulgated pursuant thereto) affecting any Borrower, Sole Member, any Loan Document or all or part of any Property or the Collateral or the construction, ownership, use, alteration, administration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and

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regulations relating thereto, at any time in force affecting all or part of any Property or the Collateral.

“Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, or any agreement to enter into or create any of the foregoing, on or affecting (i) all or any part of any Property or any interest therein, or (ii) any direct or indirect interest in any Borrower or Sole Member, or (iii) all or part of the Collateral, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan Documents” shall mean this Agreement and all other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, including the following, each of which is dated as of the date hereof: (i) the Amended and Restated Promissory Note made by Envy Development to Lender in the aggregate principal amount equal to the Loan (the “Note”); (ii) the Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Envy Development, in favor of Lender which covers the Property owned by Envy Development (the “Envy Development Mortgage”); (iii) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by Envy Recreational, in favor of Lender (the “Envy Recreational Mortgage”; the Envy Development Mortgage and the Envy Recreational Mortgage are referred to herein collectively as, the “Mortgages”); (iv) the Assignment of Leases and Rents from Borrowers to Lender (the “Assignment of Leases and Rents”); (v) the Assignment of Agreements, Licenses, Permits and Contracts from Borrowers to Lender; (vi) the Deposit Account Control Agreement (the “Clearing Account Agreement”) among each Borrower, Lender and the Clearing Bank; (vii) the Cash Management Agreement (the “Cash Management Agreement”) among Borrowers, Lender and the Cash Management Bank; (viii) the Payment Guaranty made by Envy Recreational for the benefit of Lender (the “Envy Recreational Guaranty”); (ix) the Guaranty of Recourse and Other Obligations made by Guarantors (the “Guaranty”) for the benefit of Lender; (x) the Collateral Assignment of Interest Rate Protection Agreement from Borrowers to Lender; (xi) the Consent and Subordination of Manager from Manager to Lender (“Manager Consent”); (xii) the Pledge Agreement; (xiii) the Payment Guaranty made by Sole Member for the benefit of Lender (the “Payment Guaranty”); and (xiv) each UCC Financing Statement filed in connection with the foregoing; as each of the foregoing may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time (including pursuant to Section 9.2 hereof).

“Major Contract” shall mean (i) any management, brokerage or leasing agreement,

(ii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) requiring a Borrower to make payments in excess of $200,000.00 per annum (unless cancelable on thirty (30) days or less notice without requiring the payment of any material termination fees or payments of any kind)), in either case, relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of a Property, whether written or oral or (iii) any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) that is between any Borrower and an Affiliate of such Borrower, and (iv) any contract

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and agreement relating solely or primarily to environmental remediation or other environmental matters.

“Management Agreement” shall mean the management agreement as approved by Lender between a Borrower and Manager, pursuant to which Manager is to manage the Property owned by such Borrower or, if the context requires, the Replacement Management Agreement.

“Manager” shall mean ZRS Management, LLC, a Florida limited liability company, or, if the context requires, a Qualified Manager that is managing a Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Material Adverse Effect” shall mean a material adverse effect that has occurred or is reasonably likely to occur with respect to (i) any Property, (ii) the business, profits, prospects, management, operations or financial condition of any Borrower, any Guarantor or any Property, (iii) the enforceability, validity, perfection or priority of the lien of any Mortgage or the other Loan Documents, (iv) the ability of any Borrower or Sole Member to timely perform its obligations under this Agreement or the other Loan Documents, or (v) the ability of any Guarantor to perform its obligations under the Guaranty.

“Material Alteration” shall mean (i) any individual alteration affecting

(a) structural elements of any Property, (b) a roof of any Property or (c) any building system of any Property, (ii) any alteration to any Property that will have an adverse effect in any material respect on the zoning or any permits or licenses from any Governmental Authorities with respect to such Property or (iii) any non-structural alteration the cost of which exceeds $500,000; provided, however, that in no event shall any of the following constitute a Material Alteration: (1) any Required Repairs, (2) any tenant improvement work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, (3) alterations performed as part of a Restoration, or (4) alterations or capital improvements set forth in the Approved Operating Budget or as an Approved Capital Expenses Budget.

“Material Lease” shall mean all Leases which (i) individually or in the aggregate with respect to the same tenant and its Affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, demise at least five (5) rental units at any Property, (ii) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of any Property, (iii) provides for a use by the tenant thereunder other than exclusively for multi-family residential purposes for any residential rental unit, or (iv) are entered into with a tenant who is an Affiliate of a Borrower Party.

“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as therein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Minor Lease” shall mean any Lease that is not a Material Lease.

“Monthly Operating Expense Budgeted Amount” shall mean the monthly amount set forth in the Approved Operating Budget incurred or to be incurred for or as of the calendar month in which such Payment Date occurs ; provided that, management fees payable to Manager

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as part of the Monthly Operating Expense Budgeted Amount shall not exceed three percent (3.0%) of Rents (the “Management Fee Cap”).

“Net Operating Income” shall mean for any period, the net operating income of the Property determined by Lender in its reasonable discretion and on a cash basis of accounting, after Lender’s consideration and calculation of the following: (i) (A) rental income shall be calculated based on the annualized actual rental revenue (collections) for the most recently reported three-month period preceding the date of calculation (using financial reporting not more than 60 days old), plus (B) other income, which shall be calculated reflecting the actual trailing twelve (12) month period ending with the most recently reported calendar month preceding the date of calculation (using financial reporting not more than 60 days old), minus (C) non-recurring extraordinary items of income (including, without limitation, repayment of delinquent Rents and Rents paid more than 30 days in advance), minus (D) to the extent not otherwise reflected in the annualized actual rental revenue collected or included in any other calculation or deduction hereunder, concessions, which shall be calculated reflecting the actual trailing twelve (12) month period ending with the most recently reported calendar month preceding the date of calculation, minus (E) operating expenses, which shall be calculated based on the trailing twelve (12) month period ending, other than taxes and insurance, which will be based on current estimates for the actual period of calculation and not necessarily that amount of deposits to any reserves required under this Agreement, minus (F) deposits to (but not withdrawals from) the Capital Expense Reserve Subaccount and/or the Rollover Reserve Subaccount made pursuant to Section 3.15(a) hereof, and (ii) making further adjustments for (a) market vacancies equal to the greater of (x) actual vacancy and (y) five percent (5%) and (b) market-rate third party management expenses.

“Officer’s Certificate” shall mean a certificate delivered to Lender which is signed by an authorized senior officer or authorized representative of the Person on behalf of whom the certificate is delivered, which officer or representative is most knowledgeable with respect to the subject matter set forth in the applicable Officer’s Certificate.

“Operations Agreements” shall mean the REA, and any other covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of a Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, any “common expenses” or expenses allocated to and required to be paid by a Borrower under the REA, and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Property, now or hereafter levied or assessed or imposed against any Property or any part thereof.

“Other Connection Taxes” shall mean, with respect to Lender, Taxes imposed as a result of a present or former connection between Lender and the jurisdiction imposing such Tax (other than connections arising from Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“PACE Loan” shall mean (i) any “Property-Assessed Clean Energy loan” or (ii) any other indebtedness, without regard to the name given to such indebtedness, which is (a) incurred for improvements to any Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (b) repaid through multi-year assessments against any Property.

“Payment Date” shall mean the 9th day of each calendar month or, upon Lender’s exercise of its right to change the Payment Date in accordance with Section 2.2.7 hereof, the New Payment Date (in either case, if such day is not a Business Day, the Payment Date shall be the immediately preceding Business Day). The Payment Date may be subject to adjustment as described in Section 2.2.3 hereof. The first Payment Date hereunder shall be November 9, 2026.

“Pension Plan” shall mean any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is (currently or hereafter), or within the prior six (6) years was, (i) established, maintained, or contributed to (or required to be contributed to) by any Borrower or any ERISA Affiliate, and (ii) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code.

“Permitted Encumbrances” shall mean: (i) the Liens created by the Loan Documents; (ii) all Liens and other matters disclosed in the Title Insurance Policies; (iii) Liens, if any, for Real Estate Taxes or Other Charges not yet due and payable and not delinquent; (iv) any workers’, mechanics’ or other similar Liens on a Property provided that any such Lien is discharged from the title record of such Property within thirty (30) days after a Borrower first receives notice of such Lien (whether by bonding or otherwise), and (v) such other title and survey exceptions or other encumbrances as Lender approves in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

“Permitted Hazardous Substances” shall mean commercially reasonable amounts of Hazardous Materials used in the ordinary course of construction or operation of a Property which are in de minimis amounts and used and stored in accordance with all Environmental Laws.

“Permitted Transfers” shall mean:

(i)                 a Lease entered into in accordance with the Loan Documents;

(ii)              a Permitted Encumbrance;

(iii)            any Transfer in respect of, or of a direct or indirect interest in, any Person listed on a nationally or internationally recognized stock exchange or stock quotation system (including, without limitation, so-called “over the counter” markets);

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(iv)             a foreclosure of the Pledge Agreement (or assignment-in-lieu of foreclosure) by Lender or its designee;

(v)               a Transfer of any direct or indirect interest in Borrowers (other than the membership interest in each Borrower held by Sole Member) that occurs (I) by devise or bequest or by operation of law upon the death of a natural person that was the holder of such interest or (II) in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships or limited liability companies Controlled solely by one or more of such family members) or (2) a trust established for the benefit of such immediate family member, provided that:

(A)             if such Transfer would cause the transferee, together with its Affiliates, to acquire direct or indirect Control of each Borrower or to acquire or to increase its direct or indirect interest in such Borrower to an amount which equals or exceeds in the aggregate (1) twenty percent (20%) is such transferee is a domestic Person (U.S. domicile or formation), or (2) ten (10%) if such transferee is not formed or domiciled in the United States (either such case (the “KYC Threshold”), (x) such Borrower shall provide Lender with notice of such Transfer not more than thirty (30) days after the date of such Transfer and (y) such transferee, and all other Persons that shall then become an owner of an indirect interest in such Borrower in excess of the KYC Threshold, shall be a Qualified Transferee;

(B)              Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer not more than thirty (30) days after the date of such Transfer;

(C)              each Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;

(D)             if such Transfer results in a change of Control of a Borrower to a Person other than (x) Key Principal (directly or indirectly) or (y) the estate of Key Principal (during the pendency of the settlement by the estate of Key Principal and if such Transfer occurs as a result of the death of Key Principal), such Transfer is approved by Lender in writing within thirty (30) days after any such Transfer, which approval shall not be unreasonably withheld; and

(E)              such Transfer shall not otherwise result in a change of control over the day-to-day operation of any Property;

(vi)             provided that no Event of Default shall then exist, a Transfer of a direct or indirect interest in Sole Member to any Person provided that:

(A)             such Transfer shall not (x) cause a change of Control of any Borrower, (y) cause the transferee (other than a Key Principal), together with its Affiliates, to acquire Control of any Borrower or Sole Member or to acquire or to increase its direct or indirect interest in any Borrower or in Sole Member to an amount which exceeds forty-nine percent (49%) or (z) result in any Borrower or

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Sole Member no longer being Controlled (pursuant to clause (ii) of the definition of “Control” herein) by at least one (1) Key Principal;

(B)              if such Transfer would cause the transferee, together with its Affiliates, to own, directly or indirectly, an aggregate ownership interest in a Borrower or in Sole Member to an amount which equals or exceeds twenty percent (20%) (or equal to or in excess of ten percent (10%) if such transferee is not formed or domiciled in the United States of America), and such proposed transferee, together with its Affiliates, did not, prior to such proposed Transfer, own a twenty percent (20%) or greater aggregate (or, in the case of a transferee that is not formed or domiciled in the United States of America, ten percent (10%) or greater aggregate) direct or indirect interest in such Borrower or in Sole Member, such transferee shall be a Qualified Transferee;

(C)              Borrowers shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer and a post-Transfer organizational chart not less than twenty (20) days prior to the date of such Transfer (other than a Transfer by devise or descent or by operation of law upon the death or as a result of the legal incapacity of a natural person of such Person’s interest in such Borrower to the person or persons lawfully entitled thereto, provided Borrowers deliver written notice to Lender as soon as practicable thereafter);

(D)             the legal and financial structure of Borrowers and their members and the single purpose nature and bankruptcy remoteness of Borrowers and their members after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements; and

(E)              such Transfer shall not cause the direct or indirect ownership interests in any Borrower or any Property to include any Prohibited Entity/Ownership Structure;

(vii)          a Transfer of any interest in Stewards Real Estate LLC, a Nevada limited liability company, or another direct or indirect subsidiary of Stewards, Inc., a Nevada corporation (other than a Borrower or Sole Member) (such entity, the “Token Sponsor”), of not more than forty-nine percent (49%) of the indirect interest in a Borrower that occurs by the creation, issuance and registration by Token Sponsor of digital tokens, digital securities, blockchain-based interests or similar instruments (collectively, “Tokens”) through Securitize.io, as custodian, or any similar platform performing substantially similar functions financing transaction with Stewards, Inc. in which such Tokens, either individually, or as part of a pool of assets, are all or a part of the collateral on such platform or any permitted connected blockchain-base platform, in exchange for a contractual right of repayment for the lender, provided that:

(A)             such Transfer shall not (x) cause a change of Control of any Borrower or (y) result in any Borrower or Sole Member no longer being Controlled (pursuant to clause (ii) of the definition of “Control” herein) by at least one (1) Key Principal;

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(B)              if such Transfer would cause the transferee, together with its Affiliates, to own, directly or indirectly, an aggregate ownership interest in a Borrower or in Sole Member to an amount which equals or exceeds twenty percent (20%) (or equal to or in excess of ten percent (10%) if such transferee is not formed or domiciled in the United States of America), and such proposed transferee, together with its Affiliates, did not, prior to such proposed Transfer, own a twenty percent (20%) or greater aggregate (or, in the case of a transferee that is not formed or domiciled in the United States of America, ten percent (10%) or greater aggregate) direct or indirect interest in such Borrower or in Sole Member, such transferee shall be a Qualified Transferee; and

(C)              each Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity; or

(viii)        any transfer (including a pledge), sale, or issuance of shares of preferred or common stock that is a publicly registered non-listed real estate investment trust to third party investors through licensed U.S. broker-dealers in accordance with Legal Requirements.

For purposes of clause (v) above, “immediate family member” shall mean a sibling, family trust, family limited partnership, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.

For the avoidance of doubt, any Transfer made pursuant to clause (vii) shall not be deemed to constitute Crowdfunding under this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Physical Conditions Report” shall mean that certain Property Condition Report, prepared by EBI Consulting (EBI Project Number 260069060PR) and dated as of July 6, 2026.

“Plan” shall mean any “employee benefit plan” (as defined in Section 3(3) of ERISA) established, maintained or sponsored by any Borrower, any Guarantor or any of their respective subsidiaries, including any Welfare Plan.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof and made by Sole Member in favor of Lender which creates a security interest in the 100% ownership interest of Borrower.

“Pooling and Servicing Agreement” shall mean any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

“Prime Rate” mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be

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rounded up to the nearest one hundredth of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Principal” shall mean the unpaid principal balance of the Loan at the time in question.

“Prohibited Entity/Ownership Structure” shall mean any direct or indirect ownership of any Property or any Borrower by (a) a statutory trust organized under 12 Del.C. § 3801 et seq., or any successor statute thereto, or under any similar other state of federal law, (b) any one of more Persons as tenants in common or any similar ownership structure, or (c) any one or more Persons as a result of any Crowdfunding.

“Properties” shall mean, collectively, the parcels of real property and Improvements thereon owned by Borrowers and encumbered by the Mortgages, together with all rights pertaining to such real property and Improvements, and all other collateral for the Loan as more particularly described in the granting clauses of the Mortgages and referred to therein as the Mortgaged Property. The Properties consist of (i) a 214 unit Class A mixed use multi-family apartment building owned by Envy Development, including approximately 5,575 square feet of ground floor retail space, and (ii) a marina with twenty-six (26) boat slips and related facilities (the “Marina”) and “Community Center” owned by Envy Recreational, upon which Envy Recreational operates, directly or indirectly, a three (3)-story commercial building. The location of each Property is identified on Schedule 1 hereto.

“Property Taxes” shall mean all (i) real estate taxes, assessments, water rates or sewer rents, maintenance charges, impositions, mortgage recording taxes, vault charges and license fees (“Real Estate Taxes”), or (ii) personal property taxes, in each case, now or hereafter levied or assessed or imposed against all or part of any of the Properties. In no event shall any PACE Loan be considered a Property Tax for purposes of this Agreement.

“Qualified Manager” shall mean (i) Manager, (ii) Crown Residential, or (iii) a manager acceptable to Lender (or, at Lender’s option during the continuance of an Event of Default, selected by Lender) that, in the judgment of Lender, is a Person that is a reputable and experienced management organization (which, provided no Event of Default is then continuing, may be an Affiliate of a Borrower) possessing experience in managing properties similar in size, scope, use and value as applicable Property or Properties, provided that (a) if a Securitization has occurred and required pursuant to the applicable Pooling and Servicing Agreement, Borrowers shall have obtained a Rating Comfort Letter from the applicable Rating Agencies with respect to the change of management of the applicable Property, (b) if such Person is an Affiliate of Borrowers, Borrowers shall have delivered to Lender a non-consolidation opinion in form acceptable to Lender (and, if a Securitization has occurred and required by the applicable Pooling and Servicing Agreement, the applicable Rating Agency) and (c) such Person shall have entered into a Replacement Management Agreement.

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“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (i) evidence reasonably acceptable to Lender that neither the proposed transferee nor its Affiliates (pursuant to clause (i) of the definition of Affiliate) (a) has ever been indicted or convicted of, or pled guilty or no contest to, a felony, (b) has ever been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (c) has been the subject of an Insolvency Proceeding (to the extent the same has not been discharged) within the past ten (10) years, (d) has any material outstanding judgments against such proposed transferee, (e) is or has engaged in any lender liability actions, or (f) has ever been in material default under any other loan from Lender, and (ii) a credit, regulatory and background check against such proposed transferee that is reasonably acceptable to Lender (including a verification that such proposed transferee’s ownership position does not cause a violation of Lender’s “loan to one borrower” policy).

“Rating Agency” shall mean, prior to the final Securitization of the Loan (or if a Securitization has not occurred), each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”), DBRS, Inc. (a/k/a DBRS Morningstar), Kroll Bond Rating Agency or any other nationally-recognized statistical rating organization which has been designated by Lender, and after the final Securitization of the Loan, any of the foregoing that have rated any of the securities issued in connection with the Securitization.

“Rating Comfort Letter” shall mean a letter issued by each of the applicable Rating Agencies which confirms that the taking of the action referenced to therein will not result in any qualification, withdrawal or downgrading of any existing ratings of Securities created in a Secondary Market Transaction.

“REA” shall mean, collectively, those certain agreements more particularly described on Schedule 9 attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Regulatory Change” shall mean any change effective after the date of this Agreement in any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (including Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successor)) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including any Lender, of or under any statute, treaty, rule, regulation, ordinance, executive order or administrative or judicial precedents or authorities (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

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“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean all rents (including additional rents of any kind and percentage rents), rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in an Insolvency Proceeding) or in lieu of rent or rent equivalents, royalties (including all coal, oil and gas, mineral or other substances royalties and bonuses), income, fees, receivables, receipts, revenues, economic stimulus, incentive or other similar payments received directly or indirectly from any Governmental Authority or quasi-Governmental Authority, whether in the form of aide, money, relief or another compensation scheme (including any of the foregoing initiated in connection with the COVID-19 virus or any other pandemic or epidemic), deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of each Borrower, Manager or any of their agents or employees from any and all sources arising from or attributable to each Property and the Improvements, including charges for parking, parking rents, oil, gas, water, steam, heat, ventilation, air-conditioning, electricity, license fees, maintenance fees, charges for Taxes, operating expenses or other amounts payable to a Borrower (or for the account of a Borrower), revenue from telephone services, vending and all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of each Property or rendering of services by a Borrower, Manager or any of their agents or employees and proceeds, if any, from business interruption or other loss of income insurance.

“Replacement Management Agreement” shall mean, collectively, (i) either (a) a management agreement with a Qualified Manager substantially in the same form and substance as the Management Agreement or (b) a management agreement with a Qualified Manager which is reasonably acceptable to Lender in form and substance (and, if a Securitization has occurred and required by the applicable Pooling and Servicing Agreement, the applicable Rating Agency), and (ii) an assignment of management agreement and subordination of management fees substantially in the form of the Manager Consent (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrowers and such Qualified Manager at Borrowers’ expense.

“Restoration Threshold” shall mean, with respect to the effected Property, an amount equal to four percent (4%) of the Allocated Loan Amount for such Property.

“Security Documents” shall mean, collectively: (i) the Pledge, (ii) a notice of pledge to Borrowers, (iii) the Uniform Commercial Code financing statement filed with respect to the security interest in personal property created pursuant to the Pledge, (iv) the Pledged Securities and (v) all other documents and agreements executed or delivered to Lender by Borrowers or Sole Member in connection with any of the foregoing documents.

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“Servicer” shall mean a servicer selected by Lender to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any Pooling and Servicing Agreement, together with its agents, nominees or designees.

“Shortfall” shall mean (i) with respect to any Payment Date during the continuance of a Cash Management Period, the insufficiency of funds then on deposit in the Cash Management Account on any such Payment Date to fully fund all payments required to be made under clauses (i) through (vii) of Section 3.15(a) hereof (including, without limitation, interest at the Default Rate, if applicable), and (ii) with respect to any Payment Date when a Cash Management Period is not continuing, the insufficiency of the Rents collected by Borrowers during the immediately preceding Interest Period to fully pay for (x) all payments required to be paid by Borrowers on such Payment Date under Sections 2.2.1, 3.3, 3.4 and 3.5 hereof and (y) the Monthly Operating Expense Budgeted Amount and any then-current Approved Additional Operating Expenses (the amounts required to be paid by Borrowers and described in clauses (i) and (ii) above being referred to herein as the “Required Payments”).

“SOFR” shall mean with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sole Member” shall mean SRC Envy Holdco LLC, a Delaware limited liability company, the sole member of Borrowers.

“Spread” shall mean three and sixty hundredths of one percent (3.60%) (or from and after a Benchmark Replacement Date in the event of and with respect to a Benchmark Transition Event, the Replacement Spread pursuant to Section 2.2.3(e) hereof).

“Spread Maintenance Date” shall mean the eighteenth (18th) Payment Date after the closing of the Loan.

“Spread Maintenance Premium” shall mean, with respect to any payment or prepayment of Principal (or acceleration of the Loan) prior to the Spread Maintenance Date, an amount equal to the product of the following: (i) the amount of such prepayment (or the amount of Principal so accelerated), multiplied by (ii) the Spread, multiplied by (iii) a fraction (expressed as a percentage) having a numerator equal to the number of days from the commencement of the next succeeding Interest Period (which may also be the prepayment date) through and including the end of the Interest Period at the Spread Maintenance Date and a denominator equal to 360. The calculation of the Spread Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon the parties.

“State” shall mean as to any Property, the state in which such Property is located.

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“Stated Maturity Date” shall mean October 9, 2028 (the “Initial Stated Maturity Date”), as such date may be changed in accordance with Section 2.2.7 hereof. If the term of the Loan has been extended pursuant to Section 2.8 hereof, the “Stated Maturity Date” shall mean the Extended Maturity Date.

“Stewards” shall mean Stewards, Inc., a Nevada corporation.

“Strike Rate” means (x) for so long as the Benchmark is Term SOFR, 4.50% per annum, and (y) following a Benchmark Transition Event and the Benchmark Replacement Date with respect thereto, a replacement strike rate as determined by Lender in an amount that would provide an approximation of the protection under a replacement Interest Rate Protection Agreement that Lender would have received if the Benchmark Transition Event had not occurred.

“Surveys” shall mean the surveys of the Properties prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Temporary Apartment Rental” shall mean any lease or license of all or any portion of a unit (i) on a short term basis (i.e., hourly, daily or weekly basis for a term of less than thirty (30) days) or (ii) resulting from any advertisement or listing of the availability of the unit for rental on an hourly, daily or weekly or other short term basis in any newspaper, internet (e.g. airbnb.com, VRBO.com, Vacasa, tripadvisor.com or any other website or similar service) or any other similar forum.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrowers pursuant to the Loan Documents.

“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate for a one-month period as determined by Lender on the Periodic Term SOFR Determination Day with respect to such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for a one-month period has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR for the related Interest Period will be the Term SOFR Reference Rate for a one-month period as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month period was published by the Term SOFR Administrator. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the Benchmark Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its sole but good faith discretion).

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“Term SOFR Reference Rate” shall mean the forward-looking term rate for a one-month period based on SOFR currently identified on the Term SOFR Administrator’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html.

“Title Insurance Policies” shall mean the ALTA mortgagee title insurance policies in the form acceptable to Lender issued with respect to each Property and insuring the Liens of the Mortgages.

“Transfer” shall mean:

(i)                 any direct or indirect sale, conveyance, transfer, encumbrance, pledge, hypothecation, lease or assignment of lease, or the entry into any agreement to sell, convey, transfer, encumber, pledge, hypothecate, lease or assign, whether voluntary or involuntary, by law or otherwise, whether or not for consideration or of record, of, on, in or affecting (a) all or part of any Property or the Collateral (including any legal or beneficial direct or indirect interest therein), (b) any direct or indirect interest in any Borrower (including any preferred equity interest, profit interest or rights to distribution of cash), or

(c) any direct or indirect interest in Sole Member;

(ii)              entering into or subjecting any Property to a PACE Loan;

(iii)            with respect to any Borrower or Sole Member or any Person that has a direct or indirect interest in any Borrower, the division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) of any assets and liabilities of such entity amongst one or more new or existing entities; or

(iv)             any change of Control of any Borrower or Sole Member.

For purposes hereof, (A) a Transfer of an interest in a Borrower or Sole Member shall be deemed to include (y) with respect to a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than twenty percent (20%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation and (z) with respect to a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member and (B) a change of Control of a Borrower or Sole Member shall be deemed to have occurred if (y) there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause a Borrower (or Sole Member) to take some action or to prevent, restrict or impede such Borrower (or Sole Member) from taking some action which, in either case, such Borrower (or Sole Member) could take or could refrain from taking were it not for the rights of such

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individuals or (z) the individual or entity or group of individuals or entities that Control (pursuant to clause (ii) of the definition of “Control” herein) a Borrower (and Sole Member) as described in clause (y) ever cease to Control (pursuant to clause (ii) of the definition of “Control” herein) the day to day operations of such Borrower and Sole Member.

“UCC” shall mean, with respect to each Property, the Uniform Commercial Code as in effect in the state in which such Property is located; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which such Property is located, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement and the other Loan Documents relating to such perfection or effect of perfection or non-perfection or priority.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Welfare Plan” shall mean any employee welfare benefit plan, as defined in Section 3(1) of ERISA, established, maintained or sponsored by any Borrower, any Guarantor or any of their respective subsidiaries.

“Zoning Report” shall mean that certain Key Zoning Assessment with respect to the Properties prepared by Key Zoning Assessments, LLC (KZA 2026.1406.1) and dated September 16, 2026.

1.2              Index of Other Definitions. The following terms are defined in the sections or Loan Documents indicated below:

“Acceptable Blanket Policy” - 7.1.2

“Acceptable SMBC Credit Support Party” - 1.1 (Definition of Acceptable Counterparty) “Additional Operating Expense” - 6.3.7(a)

“Affected Financial Institution” - 10.33 “Annual Budget” - 6.3.6

“Approved Additional Operating Expense” - 6.3.7(a) “Approved Annual Budget” - 6.3.6

“Approved Capital Expenses Budget” - 6.3.6 “Approved Operating Budget” - 6.3.6

“Assignment of Leases and Rents” - 1.1 (Definition of Loan Documents) “Available Cash” - 3.15(a)

“Award” - 7.3.2

“Bail-In Action” - 10.33 “Bail-In Legislation” - 10.33

“Bankruptcy Code”- 1.1 (Definition of Insolvency Proceeding)

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“Borrower Obligation” - 10.34(c) “Borrower’s Recourse Liabilities” - 10.1 “Broker” - 10.2

“Capital Expense Reserve Subaccount” - 3.5 “Cash Collateral Subaccount” - 3.10

“Cash Management Account” - 3.1

“Cash Management System Accounts” - 3.14

“Cash Management Agreement” - 1.1 (Definition of Loan Documents) “Casualty” - 7.2.1

“Casualty/Condemnation Prepayment” - 2.3.2 “Casualty/Condemnation Subaccount” - 3.8 “Cause” - Schedule 5

“Clearing Account” - 3.1

“Clearing Account Agreement” - 1.1 (Definition of Loan Documents) “Clearing Bank” - 3.1

“Condemnation” - 7.3.1 “Delaware Act” - Schedule 5 “Disclosure Document” - 9.1.2 “Easements” - 4.14

“EEA Financial Institution” - 10.33 “EEA Member Country” - 10.33 “EEA Resolution Authority” - 10.33 “Embargoed Person” - 5.31(b) “Environmental Laws” - 4.21

“Envy Recreational Guaranty” - 1.1 (Definition of Loan Documents) “Equipment” - Mortgage

“Equity Collateral Enforcement Action” – 10.1 “Equity Collateral Transfer Date” – 10.1

“EU Bail-In Legislation Schedule” – 10.33 “Event of Default” - 8.1

“Exchange Act” - 9.1.2 “Extended Maturity Date” - 2.8 “Extension Period” - 2.8

“Fitch” - 1.1 (Definition of Rating Agency) “Government Lists” - 4.30(b)

“Guarantor” – 1.1 (Definition of Guarantors) “Guaranty” - 1.1 (Definition of Loan Documents) “Hazardous Substances” - 4.21

“Improvements” - Mortgage “Indemnified Liabilities” - 5.30 “Indemnified Party” - 5.30 “Independent Director” - Schedule 5 “Independent Manager” - Schedule 5

“Initial Shortfall Reserve Deposit” - 3.11(a)

“Initial Cash Management Period” - 1.1 (Definition of Cash Management Period) “Initial Interest Period” - 1.1 (Definition of Interest Period)

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“Initial Stated Maturity Date” - 1.1 (Definition of Stated Maturity Date) “Insurance Premiums” - 7.1.2

“Insurance Subaccount” - 3.4 “Insured Casualty” - 7.2.2 “Intellectual Property” - 4.28

“Interest Rate Protection Agreement” - 2.6.1 “Issuer” - 9.1.3

“Key Principal” – 1.1 (Definition of Key Principals) “KYC Threshold” - 1.1 (Definition of Permitted Transfer) “Late Payment Charge” - 2.5.3

“Lender Group” - 9.1.3 “Lender’s Consultant” - 5.8.1 “Liabilities” - 9.1.3

“Licenses” - 4.11

“Loan” - 2.1

“Loan Amount” - 2.1

“Management Fee Cap” - 1.1 (Definition of Monthly Operating Expense Budgeted Amount)

“Manager Consent” - 1.1 (Definition of Loan Documents) “Marina” – 1.1 (Definition of Properties)

“Moody’s” - 1.1 (Definition of Rating Agency) “Mortgages” - 1.1 (Definition of Loan Documents) “Nationally Recognized Service Company” - Schedule 5 “New Payment Date” - 2.2.7

“Note” - 1.1 (Definition of Loan Documents) “Notice” - 6.1

“O & M Program” - 5.8.3 “OFAC” - 4.30(b)

“Participant Register” - 10.34(b) “Patriot Act” - 5.31

“Patriot Act Offense” - 4.30(b)

“Payment Guaranty” - 1.1 (Definition of Loan Documents)

“Periodic Term SOFR Determination Day” - 1.1 (Definition of Interest Determination Date) “Permitted Indebtedness” - 5.22

“Policies” - 7.1.2

“Proceeds” - 7.2.2

“Proposed Material Lease” - 5.10.2 “Provided Information” - 9.1.1 “Qualified Carrier” - 7.1.1

“Real Estate Taxes” - 1.1 (Definition of Property Taxes) “Register” - 10.34(c)

“Registration Statement” - 9.1.3 “Remedial Work” - 5.8.2

“Rent Roll” - 4.16

“Replacement Rate Notice” - 2.2.3(e) “Replacement Spread” - 2.2.3(e)

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“Required Records” - 6.3.9 “Required Repairs” - 3.2.1

“Required Repairs Subaccount” - 3.2.2 “Restoration” - 7.4.1

“Review Waiver” - 10.5

“Rollover Reserve Subaccount” - 3.6 “S&P” - 1.1 (Definition of Rating Agency) “Secondary Market Transaction” - 9.1.1 “Securities” - 9.1.1

“Securities Act” - 9.1.2 “Securitization” - 9.1.1

“Security Deposit Subaccount” - 3.9 “Security Upgrade Reserve Subaccount” - 3.7 “Servicing Agreement” - 10.3

“Shortfall Reserve Replenishment Trigger Amount” - 3.11(a) “Shortfall Reserve Subaccount” - 3.11(a)

“Significant Casualty” - 7.2.2

“Single Member Bankruptcy Remote LLC” - Schedule 5 “Special Member”- Schedule 5

“Special Purpose Bankruptcy Remote Entity” - 5.13 “Springing Recourse Event” - 10.1

“Subaccounts” - 3.1

“Subject Person” - 1.1 (Definition of Affiliate) “Substitute IRPA” - 2.6.6(b)

“Tax Subaccount” - 3.3

“Tenant Direction Letter” - 3.1(c)

“Tokens” - 1.1 (Definition of Permitted Transfer)

“Token Sponsor” - 1.1 (Definition of Permitted Transfer) “Toxic Mold” - 4.21

“UK Financial Institution” - 10.33 “UK Resolution Authority” - 10.33 “Underwriter Group” - 9.1.3 “Underwriters” - 9.1.3

“Write-Down and Conversion Powers” - 10.33

1.3              Principles of Construction. Unless otherwise specified, (i) all references to sections and schedules are to those in this Agreement, (ii) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision, (iii) all definitions are equally applicable to the singular and plural forms of the terms defined, (iv) the word “including” means “including but not limited to,” and (v)  accounting terms not specifically defined herein shall be construed in accordance with GAAP.

2.                  GENERAL LOAN TERMS

2.1              The Loan. Subject to and upon the terms and conditions set forth herein, Lender is making a loan (the “Loan”) to Borrowers on the date hereof, in the original principal amount of Forty-Seven Million Seven Hundred Thousand and No/100 Dollars ($47,700,000.00) (the “Loan

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Amount”), which shall mature on the Stated Maturity Date. Each Borrower acknowledges receipt of the Loan, the proceeds of which are being and shall be used to (i) repay and discharge existing loans relating to the Properties, (ii) fund certain of the Subaccounts, and (iii) pay transaction costs. Any excess proceeds may be used for any lawful purpose. Borrowers shall receive only one borrowing hereunder in respect of the Loan and no amount repaid in respect of the Loan may be reborrowed. The Loan shall be evidenced by the Note and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.

2.2              Interest; Monthly Payments.

2.2.1        Generally. From and after the date hereof, interest on the outstanding Principal shall accrue at the Interest Rate and be due and payable as hereinafter provided.

(a)               On the date hereof, Borrowers shall pay interest on the unpaid Principal at the Interest Rate from September 22, 2026, through and including the last day of the Initial Interest Period.

(b)               On November 9, 2026, and each Payment Date thereafter through and including the Maturity Date, Borrowers shall pay interest on the unpaid Principal which has accrued through the last day of the Interest Period immediately preceding such Payment Date (unless such Payment Date is the first day of an Interest Period, in which case Borrowers shall, on such Payment Date, pay interest on the unpaid Principal accrued through the last day of the Interest Period that ended immediately preceding such Payment Date).

(c)               All accrued and unpaid interest and unpaid Principal shall be due and payable on the Maturity Date. If the Loan is repaid on any date other than on a Payment Date (whether prior to or after the Stated Maturity Date), Borrowers shall also pay interest that would have accrued on such repaid Principal at the Interest Rate through and including the last day of the Interest Period in which such payment is made.

2.2.2        Default Rate. After the occurrence and during the continuance of an Event of Default, the entire unpaid Debt shall bear interest at the Default Rate, calculated from the date such payment was due or such underlying Default shall have occurred without regard to any grace or cure periods contained herein, and shall be payable within ten (10) Business Days of written demand therefor from time to time, to the extent permitted by applicable law.

2.2.3        Effect of a Benchmark Transition Event.

(a)               Notwithstanding anything to the contrary herein or in any other Loan Document, if Lender has determined that a Benchmark Transition Event and its related Benchmark Replacement Date, have occurred on or prior to the Interest Determination Date in respect of any determination of the Benchmark for any Interest Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Loan Document in respect of such Interest Determination Date and all determinations on all subsequent dates, without requiring any amendment to, or further action by, or consent of Borrowers or any other party to this Agreement or any other Loan Document.

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(b)               In connection with either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, Lender will have the right to make Benchmark Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Conforming Changes will become effective without requiring any further action by, or consent of Borrowers or of any other party to, this Agreement or any other Loan Document. Borrowers shall promptly pay to Lender, within ten (10) Business Days of written demand therefor, any additional amounts necessary to compensate Lender for any costs incurred by Lender in making any conversion or Benchmark Conforming Changes in accordance with this Agreement.

(c)               Lender will promptly notify Borrowers of (i) any occurrence of (A) a future Benchmark Transition Event (it being acknowledged that a Benchmark Transition Event has previously occurred as indicated in the definition thereof) and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period.

(d)               If Lender determines that adequate and reasonable means do not exist for ascertaining the then-current Benchmark, as of any Interest Determination Date or if Lender determines that it is unlawful to determine interest due and payable hereunder with reference to the then-current Benchmark, Lender may give notice to Borrowers, whereupon the Benchmark portion of the interest rate for such Interest Determination Date, and for all subsequent Interest Determination Dates until such notice has been withdrawn by Lender (or until the occurrence of both (i) any Benchmark Transition Event with respect to the Benchmark which cannot be ascertained or is unlawful, and (ii) the related Benchmark Replacement Date), the Benchmark shall be determined pursuant to Section 2.2.3(h) hereof unless and until a Benchmark Replacement is determined by Lender pursuant to the definition of “Benchmark Replacement” and, subject to satisfaction or waiver by Lender of the Benchmark Replacement Condition, the Benchmark Replacement Date has occurred with respect to such Benchmark Replacement.

(e)               Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, Lender may replace the current Benchmark with a Benchmark Replacement and set a replacement spread determined by Lender pursuant to this Section 2.2.3(e) that (when added to the applicable Benchmark Replacement) shall be no less than the approximation of the return that Lender would have received if the Benchmark Transition Event and related Benchmark Replacement Date had not occurred (the “Replacement Spread”); provided that, in determining the Replacement Spread (i) Lender may consider the spread, any margin, continuing interest rate protection agreement requirements, and other economic factors that would be implemented simultaneously with the selection of such Benchmark Replacement for the purpose of preserving Lender’s, and Borrowers’ intent relative to the economics of the Loan prior to the Benchmark Transition Event and (ii) Lender may give due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then current Benchmark with the Benchmark Replacement by the Relevant Governmental Body or (B) Industry Accepted Practices. Lender shall provide written notice to Borrowers of any new Benchmark Replacement and the Replacement Spread associated therewith (the “Replacement Rate Notice”), which notice shall (y) identify both the

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Benchmark Replacement and the Replacement Spread applicable thereto (which shall be used to calculate the Interest Rate until such time, if any, as Lender determines that the current Benchmark should be replaced pursuant to this Section 2.2.3(e)) and (z) set forth the date such new Interest Rate shall become effective, which shall be on the first day of the immediately succeeding Interest Period or such other effective date determined by Lender and set forth therein. Any determination, decision or election that may be made by Lender pursuant to this Section 2.2.3(e) will be conclusive and binding absent manifest error and may be made its sole but good faith discretion and without consent from any other party to this Agreement or any other Loan Document.

(f)                Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (i) the administration of, submission of, calculation of or any other matter related to the rates in the definition of Term SOFR and Term SOFR Reference Rate, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any then current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR and/or the Term SOFR Reference Rate or (ii) the effect, implementation or composition of any Benchmark Conforming Changes. Borrowers agree Lender shall not be liable in any manner for its selection of a Benchmark Replacement or the reliability, availability and/or economic returns intended when Lender chose the then current Benchmark, provided that Lender makes such selection in good faith and the same is generally being applied across Lender’s commercial real estate loan portfolio.

(g)               Any change in the rate of interest hereunder, including any determination, decision or election that may be made by Lender pursuant to this Section and any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, due to a change in the Interest Rate shall become effective as of the opening of business on the first day on which such change in the Interest Rate shall become effective. Each determination or election made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding for all purposes, absent manifest error and may be made in Lender’s sole discretion and without consent from Borrowers or any other party to this Agreement or any other Loan Document.

(h)               During the continuance of any Benchmark Unavailability Period or any period set forth in Section 2.2.3(d) hereof for which the Benchmark is to be determined pursuant to this Section 2.2.3(h), the Benchmark shall be the Prime Rate.

2.2.4        Taxes.

(a)               Any and all payments by or on account of any obligation of Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment by Borrowers, then Borrowers shall be entitled to make such deduction or withholding and shall timely pay the full

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amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrowers shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)               Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c)               Each Borrower shall jointly and severally indemnify Lender, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender shall be conclusive absent manifest error.

(d)               As soon as practicable after any payment of Taxes by Borrowers or any Guarantor to a Governmental Authority pursuant to this Section 2.2.4, Borrowers or such Guarantor, as applicable, shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e)               If Lender is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, Lender shall deliver to Borrowers, at the time or times reasonably requested by Borrowers, such properly completed and executed documentation reasonably requested by Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by Borrowers, Lender shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrowers as will enable Borrowers to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender.

(f)                Each party’s obligations under this Section 2.2.4 shall survive any assignment of rights by, or the replacement of, Lender, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.2.5        Change in Law; Additional Costs. If any Regulatory Change or any other change in the interpretation or application of any requirement of law, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority (it being expressly agreed that the Dodd-Frank Wall

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Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in law and/or a change in capital adequacy requirements, as applicable, regardless of the date enacted, adopted or issued) shall hereafter:

(a)               impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Benchmark hereunder;

(b)               have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or

(c)               impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder;

then, in any such case, Borrowers shall promptly pay Lender, within ten (10) Business Days of written demand therefor, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as reasonably determined by Lender, provided that such demand by Lender shall apply to all loans similarly affected by such change. Payments pursuant to this Section 2.2.5 shall be made within ten (10) days after the date Lender makes written demand therefor. Lender shall not be entitled to claim compensation pursuant to this Section 2.2.5 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued more than ninety (90) days before the date Lender notified Borrowers of the change in law or other circumstance on which such claim of compensation is based and delivered to Borrowers a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this subsection, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Borrowers’ obligations under this Section 2.2.5 shall survive the payment of the Debt.

2.2.6        Breakage Indemnity. Borrowers shall indemnify Lender against any loss or expense which Lender may actually sustain or incur in liquidating or redeploying deposits from third parties acquired to effect or maintain the Loan or any part thereof as a consequence of (i) any payment or prepayment of the Loan or any portion thereof made on a date other than a Payment Date, (ii) any payment or prepayment of the Loan or any portion thereof made on a date that is a Payment Date if Borrowers did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, (iii) intentionally omitted, and/or (iv) the occurrence of the Benchmark Replacement Date. Lender shall deliver to Borrowers a statement for any such sums which it is entitled to receive pursuant to this Section 2.2.6, which statement shall be binding and conclusive absent manifest error. Borrowers’ obligations under this Section 2.2.6 are in addition to Borrowers’ obligations to pay any Exit Fee and Spread Maintenance Premium applicable to a payment or prepayment of Principal and shall survive the payment of the Debt.

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2.2.7        New Payment Date. Lender shall have the right, to be exercised not more than once during the term of the Loan (other than as a result of Benchmark Conforming Changes), to change the Payment Date to a date other than the ninth (9th) day of each month (a “New Payment Date”), on thirty (30) days’ written notice to Borrowers; provided, however, that any such change in the Payment Date: (a) shall not modify the amount of regularly scheduled monthly principal and interest payments, except that the first payment of principal and interest payable on the New Payment Date shall be accompanied by interest at the interest rate herein provided for the period from the Payment Date in the month in which the New Payment Date first occurs to the New Payment Date, and (b) shall change the Stated Maturity Date to the New Payment Date occurring in the month set forth in the definition of Stated Maturity Date.

2.3              Loan Repayment.

2.3.1        Repayment. Borrowers shall pay to Lender on the Maturity Date the entire outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due and owing under the Loan Documents, including all interest that would accrue on the outstanding principal balance of the Loan through and including the end of the Interest Period in which the Maturity Date occurs (even if such Interest Period extends beyond the Maturity Date).Borrowers shall have no right to prepay all or any portion of the Principal except in accordance with Sections 2.3.2, 2.3.3 and 2.4.2 hereof. Except during the continuance of an Event of Default, all proceeds of any repayment, including any prepayments of the Loan, shall be applied by Lender as follows in the following order of priority: First, accrued and unpaid interest at the Interest Rate; Second, to Principal; and Third, to the Administrative Fee, the Exit Fee and any other amounts then due and owing under the Loan Documents, including the Spread Maintenance Premium (if such repayment or prepayment occurs prior to the Spread Maintenance Date). If prior to the then-scheduled Stated Maturity Date the Debt is accelerated by reason of an Event of Default, then Lender shall be entitled to receive, in addition to the unpaid Principal and accrued interest and other sums due under the Loan Documents, an amount equal to the Exit Fee applicable to such Principal so accelerated. Any repayment made pursuant to this Section 2.3.1 shall be subject to payment of the Spread Maintenance Premium pursuant to Section 10.20 hereof, to the extent applicable. During the continuance of an Event of Default, all proceeds of repayment, including any payment or recovery on one or more of the Properties (or any portion thereof) (whether through foreclosure, deed-in-lieu of foreclosure, or otherwise) shall, unless otherwise provided in the Loan Documents, be applied in such order and in such manner as Lender shall elect.

2.3.2        Mandatory Prepayments. The Loan is subject to mandatory prepayment in certain instances of Insured Casualty or Condemnation (each a “Casualty/Condemnation Prepayment”), in the manner and to the extent set forth in Section 7.4.2 hereof. Each Casualty/Condemnation Prepayment, after deducting Lender’s costs and expenses (including reasonable attorneys’ fees and expenses) in connection with the settlement or collection of the Proceeds or Award, shall be applied in the same manner as repayments under Section 2.3.1 hereof, and if such Casualty/Condemnation Prepayment is made on any date other than a Payment Date, then such Casualty/Condemnation Prepayment shall include interest that would have accrued on the Principal prepaid through and including the last day of the Interest Period in which such payment is made. Provided that no Event of Default is continuing, any such mandatory prepayment under this Section 2.3.2 shall be without the payment of the Spread Maintenance

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Premium, but subject to the payment of the Exit Fee. Notwithstanding anything to the contrary contained herein, each Casualty/Condemnation Prepayment shall be applied in inverse order of maturity and shall not extend or postpone the due dates of the monthly installments due under the Note or this Agreement, or change the amounts of such installments.

2.3.3        Optional Prepayments. Provided no Event of Default has occurred and is continuing, Borrowers shall have the right to prepay all or any portion of the Principal on any Payment Date provided that Borrowers give Lender at least fifteen (15) days prior written notice thereof and such prepayment is accompanied by (a) the Spread Maintenance Premium applicable thereto (if such prepayment occurs prior to the Spread Maintenance Date) and (b) the Exit Fee applicable thereto. Borrowers may modify, revoke or cancel any such prepayment notice so long as (i) Borrowers provide written notice to Lender of such modification, revocation or cancellation on or before the date that is two (2) Business Days prior to the prepayment date set forth in such prepayment notice and (ii) Borrowers pay a processing fee equal to all out-of-pocket costs and expenses actually incurred by Lender as a result of such revocation, cancellation or modification, including any amounts pursuant to Section 2.2.6 hereof. If any such prepayment is not made on a Payment Date, Borrowers shall also pay interest that would have accrued on such prepaid Principal through and including the last day of the Interest Period in which such payment is made.

2.3.4        Prepayments; Generally. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document regardless of whether any prepayment is made on a Payment Date or a date that is not a Payment Date (but subject to any prepayment restrictions and conditions set forth in the Loan Documents), in connection with such prepayment Borrowers shall pay to Lender, simultaneously with such prepayment, all interest on the principal balance of the Loan then being prepaid which would have accrued through and including the last day of such Interest Period then in effect notwithstanding that such Interest Period extends beyond the prepayment date. Any prepayment received by Lender on a date other than a Payment Date shall be held by Lender as collateral security for the Loan and shall be applied to the Debt on the next Payment Date.

2.4              Release of Properties on Payment in Full. Lender shall, upon the written request and at the expense of Borrowers, upon payment in full of the Debt in accordance herewith, release or, if requested by Borrowers, assign to Borrowers’ designee (without any representation or warranty by and without any recourse against Lender whatsoever) the Liens of the Loan Documents if not theretofore released. In connection with the releases of the Liens, Borrowers shall submit to Lender, not less than ten (10) Business Days prior to the date of repayment (or such shorter time as is reasonably acceptable to Lender), releases of Liens (and related Loan Documents) for execution by Lender. Such releases shall be in a form appropriate in the jurisdiction in which the Properties are located and contain standard provisions protecting the rights of the releasing lender. In addition, Borrowers shall provide all other documentation Lender reasonably requires to be delivered by Borrowers in connection with such releases. Borrowers shall pay all costs, Taxes and expenses associated with the releases of the Liens of the Mortgages, including Lender’s reasonable attorneys’ fees.

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2.5              Payments and Computations.

2.5.1        Making of Payments. Each payment by a Borrower or Borrowers shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 2:00 p.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice (which notice may be sent by email) to Borrowers. Other than payments due on a Payment Date or the Stated Maturity Date (which shall be subject to a preceding Business Day convention as set forth in the definition of Payment Date), whenever any other payment shall be stated to be due on a day that is not a Business Day, such payment shall be made on the first Business Day thereafter (notwithstanding such adjustment of due dates, Borrowers shall not be entitled to any deduction of interest due under this Agreement, the Note or any of the other Loan Documents). All such payments shall be made irrespective of, and without any deduction, set-off or counterclaim whatsoever and are payable without relief from valuation and appraisement laws and with all costs and charges incurred in the collection or enforcement thereof, including attorneys’ fees and court costs.

2.5.2        Computations. Interest payable under the Loan Documents shall be computed on the basis of the actual number of days elapsed over a 360-day year.

2.5.3        Late Payment Charge. If any Principal, interest or other sum due under any Loan Document is not paid by Borrowers on the date on which it is due (other than payment of Principal on the Maturity Date or any acceleration thereof), Borrowers shall pay to Lender within ten (10) Business Days of written demand therefor an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law (the “Late Payment Charge”), in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Such amount shall be secured by the Loan Documents. The acceptance of a Late Payment Charge hereunder shall not constitute a waiver by Lender of any Event of Default then existing pursuant to the Loan Documents. Lender’s failure to collect a Late Payment Charge at any time shall not constitute a waiver of Lender’s right thereafter, at any time and from time to time (including upon acceleration of the Note or upon payment in full of the Loan), to collect such previously uncollected Late Payment Charge or to collect subsequently accruing Late Payment Charges.

2.6              Interest Rate Protection Agreements.

2.6.1        Interest Rate Protection Agreement. As of the date hereof, Borrowers have entered into, made all payments required under, and satisfied all conditions precedent to the effectiveness of, an interest rate protection agreement that satisfies all of the following conditions (such interest rate protection agreement together with (i) any extension thereof or (ii) any other interest rate protection agreement entered into pursuant to Sections 2.6.1(d) or 2.8 hereof, being referred to herein as the “Interest Rate Protection Agreement”):

(a)               The Interest Rate Protection Agreement (i) is with an Acceptable Counterparty, (ii) has a term ending no earlier than the then-scheduled Stated Maturity Date, (iii) is an interest rate cap (A) in respect of a notional amount not less than the maximum principal

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amount of the Loan and (B) that shall have the effect of capping the Benchmark at the applicable Strike Rate and (iv) provides that the only obligation of Borrowers thereunder is the making of a single payment upon the execution and delivery thereof.

(b)               Borrowers’ interest in such Interest Rate Protection Agreement has been assigned to Lender pursuant to documentation satisfactory to Lender in form and substance, and the counterparty to such Interest Rate Protection Agreement has executed and delivered to Lender an acknowledgment of such assignment, which acknowledgment includes such counterparty’s agreement to pay directly into the Clearing Account all sums payable by such counterparty pursuant to the Interest Rate Protection Agreement and shall otherwise be satisfactory to Lender in form and substance.

(c)               In connection with an Interest Rate Protection Agreement, Borrowers shall obtain and deliver to Lender an opinion of counsel from counsel (in-house or independent) for the issuer of the Interest Rate Protection Agreement (upon which Lender and its successors and assigns may rely) which shall provide in relevant part, that: (i) the issuer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Protection Agreement; (ii) the execution and delivery of the Interest Rate Protection Agreement by the issuer, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the issuer of the Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Protection Agreement, and any other agreement which the issuer has executed and delivered pursuant thereto, has been duly executed and delivered by the issuer and constitutes the legal, valid and binding obligation of the issuer, enforceable against the issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d)               In the event of any downgrade, withdrawal or qualification of the rating of the issuer of the Interest Rate Protection Agreement below (x) a long-term unsecured debt rating of “A-” by S&P or (y) a long-term unsecured debt rating of “A3” by Moody’s, Borrowers shall either (i) replace (or cause the cap provider to replace) the Interest Rate Protection Agreement with a replacement Interest Rate Protection Agreement from an Acceptable Counterparty (with terms identical to the Interest Rate Protection Agreement being replaced, or otherwise approved by Lender in its reasonable discretion and the Rating Agencies) or (ii) if a guaranty was delivered in connection with the Interest Rate Protection Agreement from an Acceptable Counterparty at closing, cause the issuer to provide a replacement guaranty of its obligations under the Interest Rate Protection Agreement from another Acceptable Counterparty not later than thirty (30) days

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following receipt of notice from Lender or the Servicer of such downgrade, withdrawal or qualification.

2.6.2        Execution of Documents. Borrowers shall promptly execute and deliver to the counterparty of the Interest Rate Protection Agreement such confirmations and agreements as may be requested by such counterparty in connection with such Interest Rate Protection Agreement.

2.6.3        No Obligation of Lender. Borrowers agree that Lender shall not have any obligation, duty or responsibility to any Borrower or any other Person by reason of, or in connection with, any Interest Rate Protection Agreement (including any duty to provide or arrange any Interest Rate Protection Agreement, to consent to any mortgage or pledge of any Property or any portion thereof as security for Borrowers’ performance of its obligations under any Interest Rate Protection Agreement, or to provide any credit or financial support for the obligations of Borrowers or any other Person thereunder or with respect thereto). No Interest Rate Protection Agreement shall alter, impair, restrict, limit or modify in any respect the obligation of Borrowers to pay interest on the Loan as and when the same becomes due and payable in accordance with the provisions of the Loan Documents.

2.6.4        Receipts from Interest Rate Protection Agreements. All payments made by the counterparty to the Interest Rate Protection Agreement shall be deposited into the Clearing Account and applied in the same manner as Rents are applied under Section 3.15 hereof.

2.6.5        Failure to Provide Interest Rate Protection Agreement. If Borrowers breach their obligation to enter into, extend, modify or replace an Interest Rate Protection Agreement to the extent required hereunder, Lender may, but shall have no obligation to, at Borrowers’ sole cost and expense and on Borrowers’ behalf, enter into, extend, modify and/or replace an Interest Rate Protection Agreement as so required. Lender is hereby irrevocably appointed the true and lawful attorney of Borrowers (coupled with an interest), in its name and stead, to execute such an Interest Rate Protection Agreement and all necessary documents ancillary thereto, and for that purpose Lender may execute all necessary agreements and instruments, Borrowers hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. All fees, costs and expenses incurred by Lender (including reasonable attorneys’ fees), together with interest thereon at the Default Rate until paid to Lender pursuant to this Section 2.6.5 shall be paid by Borrowers within five (5) days after Lender’s demand and such sums and liabilities, including such interest, shall be deemed and shall constitute advances under this Agreement and be evidenced by the Note and be secured by the Loan Documents.

2.6.6        Benchmark Replacement; Substitute IRPA.

(a)               Notwithstanding anything to the contrary contained above in this Section 2.6, in Section 2.8(c) hereof or elsewhere in this Agreement, if, at any time, Lender gives Borrowers notice that a Benchmark Replacement has been selected in accordance with Section

2.2.3 hereof, then:

(i)                 within thirty (30) days after giving notice of such Benchmark Replacement Date, Borrowers shall enter into, make all payments under, and satisfy all

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conditions precedent to the effectiveness of, a Substitute IRPA (and in connection therewith, but not prior to Borrowers taking all the actions described in this clause (i), Borrowers shall have the right to terminate any then-existing Interest Rate Protection Agreement); and

(ii)              following such Benchmark Replacement Date, (x) in lieu of satisfying the condition described in Section 2.6.1(d) hereof with respect to the requirement to replace the Interest Rate Protection Agreement, Borrowers shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA, and (y) in lieu of satisfying the condition described in Section 2.8(c) hereof with respect to any Extension Period not then yet commenced, Borrowers shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA on or prior to the first day of such Extension Period.

(b)               As used herein, “Substitute IRPA” shall mean an interest rate protection agreement that satisfies all of the following requirements:

(i)                 it has a term expiring no earlier than, in the case of Section 2.6.6(a)(i) hereof, the then-scheduled Stated Maturity Date, and in the case of Section 2.6.6(a)(ii) hereof, the last day of the requested Extension Period;

(ii)              it has a notional amount not less than the maximum principal amount of the Loan;

(iii)            it provides that the only obligation of Borrowers thereunder is the making of a single payment to the counterparty thereunder upon the execution and delivery thereof;

(iv)             it provides a hedge against increases in the Benchmark Replacement and has a strike rate that is equal to or less than the applicable Strike Rate, as determined by Lender as of the Benchmark Replacement Date; and

(v)               without intending to limit any of the provisions of the preceding clauses (i) through (iv), it satisfies all of the requirements of Sections 2.6.1(a) (other than clause (iii)(B) thereof), (b), (c) and (d) hereof.

If a Substitute IRPA is not then commercially available, then Borrowers may propose for Lender’s reasonable approval an alternative hedging instrument that would afford Lender substantially equivalent protection from increases in the interest rate); provided, however, that if Lender rejects Borrowers’ proposal, then Lender will direct the alternative and Borrowers shall comply with such directive.

(c)               From and after the date of any Rate Conversion, all provisions in this Agreement that refer or relate to an “Interest Rate Protection Agreement” (other than Section 2.6.1(a)(iii)(B), Section 2.6.6(a)(i), Section 2.6.6(b)(iv), and this Section 2.6.6(c)) shall be deemed to refer or relate, as applicable, to a Substitute IRPA.

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2.7              Fees; Spread Maintenance Premium.

2.7.1        Administrative Fee. Borrowers shall pay the Administrative Fee on each Payment Date during the Term.

2.7.2        Origination Fee. On the date hereof, Borrowers shall pay to Lender an origination fee equal to one percent (1.0%) of the Loan Amount, which origination fee shall be deemed to be earned by Lender upon the funding of the Loan and shall not be considered “unmatured interest” (or the economic equivalent thereof) under Section 502(b)(2) of the Bankruptcy Code.

2.7.3        Exit Fee. Upon any repayment or prepayment of Principal (in whole or in part), Borrowers shall pay to Lender on the date of such repayment or prepayment the Exit Fee applicable thereto. Upon any acceleration or final repayment of the Loan, Borrowers shall immediately pay to Lender on account of the Exit Fee the amount by which (a) one percent (1%) of the original Principal exceeds (b) the total amount of Exit Fees theretofore paid by Borrowers pursuant to this Section 2.7.3. All Exit Fees hereunder shall be deemed to be earned by Lender upon the funding of the Loan.

2.7.4        Spread Maintenance Premium. Upon any repayment or prepayment of Principal (including in connection with an acceleration of the Loan) made prior to the Spread Maintenance Date, Borrowers shall pay to Lender on the date of such repayment or prepayment (or acceleration of the Loan) the Spread Maintenance Premium applicable thereto. All Spread Maintenance Premium payments hereunder shall be deemed to be earned by Lender upon the funding of the Loan and shall not be considered “unmatured interest” (or the economic equivalent thereof) under Section 502(b)(2) of the Bankruptcy Code.

2.8              Extension Options. Borrowers shall have the right, at their option, to extend the term of the Loan until October 9, 2029 (the “Extended Maturity Date”) (and the period of time during such extension period being referred to herein as the “Extension Period”), by giving notice of such extension to Lender at least thirty (30) days prior and not more than ninety (90) days prior to the commencement of the requested Extension Period. Upon receipt of such request to extend the term of the Loan, Lender will confirm to Borrowers in writing whether or not the term of the Loan will be so extended, which extension will be granted upon the satisfaction of the following conditions, as determined by Lender:

(a)               no Event of Default exists at the time such request is made and on the then scheduled Stated Maturity Date;

(b)               Borrowers deliver to Lender an Officer’s Certificate confirming the accuracy of the information contained in clause (a) above and certifying that each of the representations and warranties of Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such Officer’s Certificate to the extent such representations and warranties are not matters which by their nature can no longer be true and correct as a result of the passage of time;

(c)               on or prior to the commencement of the requested Extension Period, Borrowers either (i) extend the term of the Interest Rate Protection Agreement to a date not earlier

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than the expiration of the requested Extension Period or (ii) enter into a new interest rate protection agreement which expires no earlier than the expiration of the requested Extension Period, and which extension or new agreement is in respect of a notional amount equal to the outstanding Principal as of the first day of such requested Extension Period and is otherwise on the same terms set forth in Section 2.6.1 hereof (including the delivery of such documents as set forth therein) and has the effect of capping the Benchmark at no more than the applicable Strike Rate;

(d)               as of the commencement of the requested Extension Period, the Debt Yield (which shall be calculated based on financial reports requested by Lender and delivered by Borrowers no earlier than sixty (60) days prior to the requested Extension Period, and if such financial reports are not delivered by Borrowers within such period, this condition shall be deemed not satisfied) is at least six and one-half percent (6.50%); provided that if the Debt Yield is less than such percentage Borrowers may prepay a portion of the unpaid Principal to a level such that the Debt Yield is equal to or greater than such percentage, and any such prepayment shall be subject to the payment of the Exit Fee;

(e)               in accordance with the terms and conditions of Section 3.11 hereof, on or before the commencement of the Extension Period, in the event that the undisbursed balance of the Shortfall Reserve Subaccount is less than $400,000, Borrowers shall be required to pay to Lender for deposit into the Shortfall Reserve Subaccount an amount such that the funds on deposit in the Shortfall Reserve Subaccount (after giving effect to such deposit) shall be equal to the lesser of (i) $800,000 and (ii) the amount then determined by Lender in its reasonable discretion to cover the projected and anticipated Shortfalls for the Extension Period;

(f)                no Material Adverse Effect shall have occurred at the time such request is made and on the then scheduled Stated Maturity Date;

(g)               at Lender’s election, Lender shall have received updated title reports showing the Mortgage as a prior and paramount lien on each of the Properties, that title to each of the Properties is vested in the applicable Borrower and that no claim for mechanics’ or materialmen’s liens then encumber any of the Properties in violation of the terms and conditions of this Agreement; and

(h)               Borrowers pay to Lender no later than the commencement of the requested Extension Period, an extension fee in an amount equal to 0.50% of the outstanding Principal as of the first day of such requested Extension Period.

If Borrowers are unable to satisfy all of the foregoing conditions within the applicable time frames for each, Lender shall have no obligation to extend the term of the Loan hereunder.

3.                  CASH MANAGEMENT AND RESERVES

3.1              Cash Management Arrangements.

(a)               Borrowers shall (or shall cause Manager to) collect all Rents relating to the Properties, and thereafter deposit all such Rents within one (1) Business Day of receipt into an Eligible Account (the “Clearing Account”) established and maintained by Borrower at a bank

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selected by Borrower and reasonably approved by Lender, which shall at all times be an Eligible Institution (the “Clearing Bank”) as more fully described in the Clearing Account Agreement; provided, however that the collection of Rents from non-residential tenants of the Properties shall be governed by the terms of Section 3.1(b) hereof. Without in any way limiting the foregoing, if Borrowers or Manager receive any Rents, then (a) such amounts shall be deemed to be collateral for the Loan and shall be held in trust for the benefit, and as the property, of Lender, (b) such amounts shall not be commingled with any other funds or property of Borrowers or Manager, and (c) Borrowers or Manager shall deposit such amounts into the Clearing Account within one (1) Business Day of receipt. Funds deposited into the Clearing Account shall be swept by the Clearing Bank on a daily basis into the applicable Borrower’s operating account at the Clearing Bank or such other bank selected by Borrower, unless a Cash Management Period is continuing, in which event such funds shall be swept on a daily basis into an Eligible Account at the Cash Management Bank controlled by Lender (the “Cash Management Account”) and applied and disbursed in accordance with this Agreement and the Cash Management Agreement (provided that, if the Cash Management Account is not open on the date that the first Cash Management Period commences, then such funds shall, at the election of Lender, be swept by the Clearing Bank into an account as directed by Lender or retained in the Clearing Account, in either case, until such time that the Cash Management Account is opened). Lender will also establish subaccounts of the Cash Management Account or, if applicable, the Servicer’s account, which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Subaccounts”). The Cash Management Account and any Subaccounts will be under the sole control and dominion of Lender, and no Borrowers shall have any right of withdrawal therefrom. Borrowers shall pay for all expenses of opening and maintaining all of the above accounts. Notwithstanding anything to the contrary contained herein, in the Clearing Account Agreement or the Cash Management Agreement, Borrowers shall bear the risk of any loss or liability due to, and Lender shall not be liable for, (x) any acts, omissions, errors in judgment or mistakes of fact or law of the Cash Management Bank or the Clearing Bank, (y) any breach by the Cash Management Bank of the Cash Management Agreement or the Clearing Bank of the Clearing Account Agreement, or (z) the conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally, of the Cash Management Bank or the Clearing Bank (except as may be otherwise provided for in the Cash Management Agreement).

(b)               Within one (1) Business Day after the Closing Date, Borrowers or Manager shall deliver a notice in the form of Exhibit A attached hereto to each existing non-residential Tenant at the Properties (the “Tenant Direction Letter”), directing such Tenants to remit their rent checks directly to the Clearing Account in accordance with such Tenant Direction Letter, and shall also deliver a Tenant Direction Letter to each future Tenant at the Properties.

3.2              Required Repairs.

3.2.1        Completion of Required Repairs. Borrowers shall perform and complete each item of the repairs and environmental remedial work at the Properties described on Schedule 2 hereto (the “Required Repairs”) within three (3) months of the date hereof or such shorter period of time for such item set forth on Schedule 2 hereto.

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3.2.2        Required Repairs Reserve. On the date hereof, Borrowers shall deposit with Lender the aggregate amount set forth on Schedule 2 hereto and Lender shall cause such amount to be transferred to a Subaccount (the “Required Repairs Subaccount”). Provided that no Event of Default shall have occurred and is continuing, Lender shall disburse funds held in the Required Repairs Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $5,000 (or such lesser amount equal to the remaining balance of the Required Repairs Subaccount), and, with respect to any particular disbursement for any portion of the Required Repairs, in an amount not to exceed the amount set forth on Schedule 2 with respect to such particular portion or item of the Required Repairs, accompanied by the following items (which items shall be in form and substance satisfactory to Lender): (a) an Officer’s Certificate (i) certifying that the Required Repairs or any portion thereof which are the subject of the requested disbursement have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof and (iii) stating that each such Person has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) to the extent applicable, copies of appropriate lien waivers or other evidence of payment reasonably satisfactory to Lender; (c) to the extent applicable, at Lender’s option, a title search for the applicable Property indicating that it is free from all Liens not previously approved by Lender for any work costing in excess of $25,000.00; (d) a copy of each License required to be obtained with respect to the portion of the Required Repairs which is the subject of the requested disbursement; and (e) such other evidence as Lender shall reasonably request that the Required Repairs which are the subject of the requested disbursement have been completed and paid for. Provided no Event of Default shall have occurred and is continuing, upon Borrowers’ completion of all Required Repairs in accordance with this Section 3.2, Lender shall release any funds remaining in the Required Repairs Subaccount, if any, to Borrowers.

3.3              Real Estate Taxes. Borrowers shall pay to Lender (a) $835,000.00 on the date hereof on account of Real Estate Taxes, and (b) on each Payment Date, one-twelfth (1/12) of the Real Estate Taxes that Lender estimates will be payable during the next twelve (12) months (initially $101,000.00 per month) in order to accumulate with Lender sufficient funds to pay all such Real Estate Taxes at least thirty (30) days prior to their respective due dates. Such amounts will be transferred by Lender to a Subaccount (the “Tax Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender will (i) apply funds in the Tax Subaccount to payments of Real Estate Taxes required to be made by Borrowers pursuant to Section 5.2 hereof, provided that Borrowers have promptly supplied Lender with notices of all Real Estate Taxes due, or (ii) reimburse Borrowers for such amounts upon presentation of evidence of payment; subject, however, to Borrowers’ right to contest Real Estate Taxes in accordance with Section 5.2 hereof. In making any payment relating to Real Estate Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If Lender determines in its reasonable judgment that the funds in the Tax Subaccount will be insufficient to pay (or in excess of) the Real Estate Taxes next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Tax Subaccount.

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3.4              Insurance. Borrowers shall pay to Lender (a) $265,000.00 on the date hereof on account of Insurance Premiums and (b) on each Payment Date one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable (initially $43,100.00 per month) for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies. Such amounts will be transferred by Lender to a Subaccount (the “Insurance Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender will (i) apply funds in the Insurance Subaccount to payments of Insurance Premiums required to be made by Borrowers pursuant to Section 7.1 hereof, provided that Borrowers have promptly supplied Lender with notices of all Insurance Premiums due, or (ii) reimburse Borrowers for such amounts upon presentation of evidence of payment. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or agent, without inquiry into the accuracy of such bill, statement or estimate. If Lender determines in its reasonable judgment that the funds in the Insurance Subaccount will be insufficient to pay (or in excess of) the Insurance Premiums next coming due, Lender may increase (or decrease) the monthly contribution required to be made by Borrowers to the Insurance Subaccount.

3.5              Capital Expense Reserve. Borrowers shall pay to Lender (a) $45,000.00 on the date hereof and (b) on each Payment Date, an amount initially equal to $4,904.17. Lender will transfer such amounts into a Subaccount (the “Capital Expense Reserve Subaccount”). Additionally, upon thirty (30) days’ prior notice to Borrowers, Lender may reassess and increase the amount of the monthly payment required under this Section 3.5 from time to time in its reasonable discretion (based upon its then current underwriting standards). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Capital Expense Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that: (i) such disbursement is for an Approved Capital Expense incurred after the initial funding of the Capital Expense Reserve; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers’ expense) performance of the work associated with such Approved Capital Expense; and (iii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Capital Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Capital Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Capital Expenses directly (and not reimburse Borrowers for the Approved Capital Expenses previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Capital Expenses which were the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement, (C) at Lender’s option, a title search for the applicable Property or Properties indicating that such Property or Properties are free from all Liens, claims and other encumbrances not previously approved by Lender, and (D) such other evidence as Lender shall reasonably request that the Approved Capital Expenses at the subject Property or Properties to be funded by the requested disbursement have been completed and are paid for or will be paid upon such

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disbursement to Borrowers. Any such disbursement of more than $50,000 to pay (rather than reimburse) Approved Capital Expenses may, at Lender’s option, be made by direct check payable to the payee of such Approved Capital Expenses.

3.6              Rollover Reserve. Borrowers shall pay to Lender $250,000.00 on the date hereof to be used for Approved Leasing Expenses, and Lender will transfer such amount into a Subaccount (the “Rollover Reserve Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Rollover Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000, provided that: (i) such disbursement is for an Approved Leasing Expense; (ii) Lender shall have (if it desires) verified (by an inspection conducted at Borrowers’ expense) performance of any construction work associated with such Approved Leasing Expense; (iii) with respect to any tenant improvement work, Borrowers shall have furnished to Lender copies of all permits, licenses and approvals required by any Governmental Authority with regard to such work that is the subject of the requested disbursement, whether necessary for commencement, completion, use or otherwise; (iv) with respect to any tenant improvement work, the Retainage shall be retained by Lender and shall be paid over by Lender to Borrowers, provided that no lien claims are then filed against the applicable Property, when all of the requirements for the release of such applicable Retainage have been satisfied pursuant to the terms of the applicable construction contract; and (v) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used only to pay (or reimburse Borrowers for) Approved Leasing Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement and (4) that all previous disbursements have been used only to pay (or reimburse Borrowers for) the previously identified Approved Leasing Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Leasing Expense directly (and not reimburse Borrowers for the Approved Leasing Expense previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Leasing Expense which was the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement and (C) reasonably detailed supporting documentation as to the amount, necessity and purpose therefor. Any such disbursement of more than $50,000 to pay (rather than reimburse) Approved Leasing Expenses may, at Lender’s option, be made by direct check payable to the payee of such Approved Leasing Expenses.

3.7              Security Upgrade Reserve. Borrowers shall pay to Lender $30,000.00 on the date hereof, and Lender will transfer such amounts into a Subaccount (the “Security Upgrade Reserve Subaccount”). Provided that no Event of Default has occurred and is continuing, Lender shall disburse funds held in the Security Upgrade Reserve Subaccount to Borrowers, within fifteen (15) days after the delivery by Borrowers to Lender of a request therefor (but not more often than once per month), in increments of at least $2,500 provided that: (i) such disbursement is for an Approved Security Upgrade Expense; and (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay or reimburse Borrowers for Approved Security Upgrade Expenses and a description thereof, (2) that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting

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Permitted Indebtedness) have been paid in full, (3) that the same has not been the subject of a previous disbursement, and (4) that all previous disbursements have been used to pay the previously identified Approved Security Upgrade Expenses, (B) lien waivers or other evidence of payment satisfactory to Lender unless the requested disbursement shall be used to pay for such Approved Security Upgrade Expenses directly (and not reimburse Borrowers for the Approved Security Upgrade Expenses previously paid for by Borrowers), in which case Borrowers shall be required to deliver such items with respect to the Approved Security Upgrade Expenses which were the subject of the previous disbursement and conditional lien waivers with respect to the requested items to be paid for from the requested disbursement, and (C) such other evidence as Lender shall reasonably request that the Approved Security Upgrade Expenses at the subject Property or Properties to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrowers.

3.8              Casualty/Condemnation Subaccount. Borrowers shall pay, or cause to be paid, to Lender all Proceeds or Awards due to any Casualty or Condemnation to be transferred to a Subaccount (the “Casualty/Condemnation Subaccount”) in accordance with the provisions of Article 7 hereof. All amounts in the Casualty/Condemnation Subaccount shall be disbursed in accordance with the provisions of Article 7 hereof.

3.9              Security Deposits. Each Borrower shall keep and hold all security deposits under Leases in accordance with applicable Legal Requirements and at a separately designated account under such Borrower’s control at the Clearing Bank or other bank selected by Borrower (and in the case of a letter of credit, assigned with full power of attorney and executed sight drafts to Lender) so that the security deposits shall not be commingled with any other funds of such Borrower. During any Cash Management Period, Borrowers shall, upon Lender’s request or at Borrower’s option and reasonably approval by Lender, if permitted by applicable Legal Requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Lender in a Subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Lender upon notice from Borrowers together with such evidence as Lender may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as Rent pursuant to the rights of Borrowers under the applicable Lease. During any Cash Management Period, any funds in the Security Deposit Subaccount which a Borrower is permitted to retain pursuant to the applicable provisions of any Lease shall be transferred by Lender into the Cash Management Account, to be applied and disbursed in accordance with the provisions of Section 3.15 hereof. Any letter of credit or other instrument that any Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (a) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (b) if permitted pursuant to any Legal Requirements, name Lender as payee or mortgagee thereunder (or at Lender’s option, be fully assignable to Lender).

3.10          Cash Collateral Subaccount. If a Cash Management Period shall have commenced, then on the immediately succeeding Payment Date and on each Payment Date (or, if a Cash Management Period commences on a Payment Date, then on such Payment Date) thereafter during the continuance of such Cash Management Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into a Subaccount (the “Cash Collateral Subaccount”) as cash collateral for the Debt. Any funds in the Cash Collateral Subaccount and

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not previously disbursed or applied shall, upon the termination of such Cash Management Period, be disbursed to Borrowers. Lender shall have the right, but not the obligation, at any time whether or not an Event of Default has occurred and is continuing, to apply all sums then on deposit in the Cash Collateral Subaccount to the Debt, in such order and in such manner as Lender shall elect, including to make a prepayment of Principal (together with the applicable Exit Fee and Spread Maintenance Premium applicable thereto).

3.11          Shortfall Reserve.

(a)               On the date hereof, Borrowers shall deposit with Lender the amount of

$1,300,000.00 (such amount being equal to Lender’s estimate of the projected and anticipated Shortfalls for the first twelve (12) months of the Term) (the “Initial Shortfall Reserve Deposit”) for the purpose of creating a reserve for Shortfalls. Lender shall cause such amount to be transferred to a Subaccount (the “Shortfall Reserve Subaccount”). In addition to the foregoing, if at any time, the funds in the Shortfall Reserve Subaccount are less than $400,000 (such amount, the “Shortfall Reserve Replenishment Trigger Amount”), Borrowers shall, within ten (10) Business Days of notice of the same, deposit with Lender an amount such that the funds on deposit in the Shortfall Reserve Subaccount (after giving effect to such deposit) shall be equal to the lesser of (A) $800,000 and (B) the amount then determined by Lender to cover the projected and anticipated Shortfalls through the Stated Maturity Date. Borrowers’ obligations under this Section 3.11(a)(i) are continuing obligations and Borrowers shall be required to make such deposit as described herein at any time that Lender reasonably determines that the amount of funds on deposit in the Shortfall Reserve Subaccount are less than the Shortfall Reserve Replenishment Trigger Amount. Lender’s determination of any projected Shortfalls pursuant to this clause (i) shall be conclusive absent manifest error. If, with respect to any given Payment Date, Borrowers request an amount on account of operating expenses that is less than the then applicable Monthly Operating Expense Budgeted Amount for such Payment Date, then, solely for the purposes of determining whether funds in the Shortfall Reserve Subaccount are less than the Shortfall Reserve Replenishment Trigger Amount, the full amount of the Monthly Operating Expense Budgeted Amount shall be deemed to have been funded to Borrowers. Borrowers shall have no right to deposit funds in the Shortfall Reserve Subaccount, other than pursuant to Lender’s request for replenishment as set forth in this Section 3.11.

(b)               Provided that no Event of Default has occurred and is continuing (other than an Event of Default that can be avoided by the operation of this Section 3.11), if on any Payment Date there is a Shortfall, then (i) if such Shortfall occurs during a Cash Management Period, Lender shall disburse to itself and in accordance with Section 3.15 hereof (or with respect to any Shortfall with respect to the Monthly Operating Expense Budgeted Amount, Lender shall disburse such funds to Borrower) funds from the Shortfall Reserve Subaccount to cover any such Shortfall, and such disbursement shall be credited towards the applicable Required Payments under Section 3.15 hereof, and (ii) if such Shortfall occurs at any time when a Cash Management Period is not then continuing, Lender shall disburse funds held in the Shortfall Reserve Subaccount to Borrower after delivery by Borrower to Lender of a request therefor (which shall be given at least five (5) Business Days prior to any Payment Date), provided such request for disbursement is accompanied by (A) an Officer’s Certificate certifying (1) that such funds will be used to pay a Shortfall, (2) that no Borrower will use any of the Rents collected during such Interest Period for the purpose of making current or future distributions to its members, and (3) reasonably detailed evidence

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reasonably satisfactory to Lender demonstrating that there shall be an anticipated Shortfall on the applicable Payment Date, which shall include evidence and backup as to the amount of Rents collected by Borrowers during the subject Interest Period, the amount (and a description) of all operating expenses paid by Borrowers during such Interest Period, and all other Required Payments payable by Borrowers to Lender on the Payment Date in question. Additionally, provided no Event of Default has occurred and is continuing, Lender shall have the right (in the absence of any request for disbursement from Borrowers), but not the obligation, concurrently with written notice thereof to Borrowers, to disburse to itself funds from the Shortfall Reserve Subaccount to cover any such Shortfall, if any, on any Payment Date and such disbursement shall be credited towards Borrowers’ obligation to pay the applicable Required Payment.

(c)               Notwithstanding anything herein to the contrary, except as expressly set forth above in this Section 3.11, only funds in the Shortfall Reserve Subaccount may be used to cover Shortfalls (and not Borrowers’ own funds or equity) and Borrowers shall not be permitted to deposit its own funds into the Clearing Account, the Shortfall Reserve Subaccount or any Cash Management Account (i.e., only Rents shall be permitted to be deposited into any of the foregoing accounts or Subaccounts).

3.12          Intentionally Omitted.

3.13          Intentionally Omitted.

3.14          Grant of Security Interest; Application of Funds. As security for payment of the Debt and the performance by Borrowers of all other terms, conditions and provisions of the Loan Documents, each Borrowers hereby pledges and assigns to Lender, and grants to Lender a security interest in, all such Borrower’s right, title and interest in and to all Rents and in and to all payments to or monies held in the Clearing Account, the Cash Management Account, and all Subaccounts created pursuant to this Agreement (collectively, the “Cash Management System Accounts”). Each Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (a) payment of such Rents to Lender or (b) deposit of such Rents into the Cash Management System Account. No Borrower shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management System Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash Management System Account in any order and in any manner as Lender shall elect without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of any Mortgage and/or the Pledge Agreement or exercise its other rights under the Loan Documents. Cash Management System Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the funds in any Cash Management System Account (other than the Tax Subaccount and the Insurance Subaccount) shall accrue for the benefit of Borrowers and shall be taxable to Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued; provided that, (x) all interest which accrues on the funds in any Cash Management System Account during the continuance of an Event of Default or with respect

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to the Property Tax Subaccount or Insurance Subaccount, shall not be added to or become part of such accounts and shall be the sole property of and shall be paid to Lender, and (y) Lender shall have no obligation to maintain the Cash Management System Account as an interest-bearing account. The amount of funds on deposit in each Subaccount is set forth on Schedule 11 attached hereto. Upon repayment in full of the Debt, all remaining funds in the Subaccounts, if any, shall be promptly disbursed to Borrowers.

3.15          Property Cash Flow Allocation.

(a)               During any Cash Management Period, all amounts deposited into the Cash Management Account during the immediately preceding Interest Period shall be applied on each Payment Date as follows in the following order of priority:

(i)                 First, to make payments into the Tax Subaccount as required under Section 3.3 hereof;

(ii)              Second, to make payments into the Insurance Subaccount as required under Section 3.4 hereof;

(iii)            Third, to pay the monthly portion of the fees charged by the Cash Management Bank in accordance with the Cash Management Agreement;

(iv)             Fourth, to pay the Administrative Fee due on such Payment Date;

(v)               Lender to pay the interest due on such Payment Date (plus, if applicable, interest at the Default Rate and all other amounts, other than those described under other clauses of this Section 3.15(a), then due to Lender under the Loan Documents);

(vi)             Sixth, to make payments into the Capital Expense Reserve Subaccount as required under Section 3.5 hereof;

(vii)          Seventh, funds in an amount equal to the Monthly Operating Expense Budgeted Amount and any then-current Approved Additional Operating Expenses shall be disbursed to Borrowers (or to an account designated by Borrowers); and

(viii)        Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (vii) above (the “Available Cash”) shall be deposited into the Cash Collateral Subaccount in accordance with Section 3.10 hereof.

(b)               The failure of Borrowers to make all of the payments required under clauses

(i) through (vi) of Section 3.15(a) hereof in full on each Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Cash Management Account or the Shortfall Reserve Subaccount for such payments and Borrowers have satisfied the conditions for disbursement thereof, the failure by the Cash Management Bank to allocate such funds into the appropriate Subaccounts shall not constitute an Event of Default.

(c)               Notwithstanding anything to the contrary contained in this Section 3.15 or elsewhere in the Loan Documents, after the occurrence of an Event of Default, Lender may apply

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all Rents deposited into the Cash Management Account, all funds on deposit in the Subaccounts and all other proceeds of repayment in such order and in such manner as Lender shall elect. Lender’s right to withdraw and apply any of the foregoing funds shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.

4.                  REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Lender as of the date hereof that, except to the extent (if any) disclosed on Schedule 3 attached hereto with reference to a specific Section of this Article 4:

4.1              Organization; Special Purpose.

(a)               Each Borrower and Sole Member is duly organized, validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Each Borrower is duly qualified to do business and is in good standing in the jurisdiction in which the Property owned by such Borrower is located and in each other jurisdiction where it is required to be so qualified in connection with its properties, business and operations.

(b)               Envy Recreational and Sole Member have at all times since its formation been, and as of the date hereof is, a Special Purpose Bankruptcy Remote Entity, and Envy Development, as of the date hereof, is a Special Purpose Bankruptcy Remote Entity.

4.2              Proceedings; Enforceability. Each Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party, and has the power and authority to execute, deliver and perform under the Loan Documents and all the transactions contemplated thereby. The Loan Documents have been duly authorized, executed and delivered by each Borrower that is a party to such Loan Document and constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, Sole Member or any Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and none of Borrowers, Sole Member or Guarantors have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.3              No Conflicts. The execution, delivery and performance of the Loan Documents by each Borrower and the transactions contemplated hereby will not conflict with any provision of any law or regulation to which any Borrower is subject, or conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property of such Borrower pursuant to the terms of, any agreement or instrument to which such Borrower is a party or by which any Borrower or any Borrower’s property is subject, nor will such action result

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in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over any Borrower or any of its property. No Borrower’s rights under the Licenses and the Management Agreement will be adversely affected by the execution and delivery of the Loan Documents, any Borrower’s performance thereunder, the recordation of the Mortgages, or the exercise of any remedies by Lender. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by any Borrower of, or compliance by any Borrower with, the Loan Documents or the consummation of the transactions contemplated hereby, has been obtained and is in full force and effect. In addition, the Pledge Agreement, together with any Uniform Commercial Code financing statements required to be filed in connection therewith and the delivery of the original Certificate (as defined in the Pledge Agreement) to Lender, will create a valid, first priority, perfected Lien on Sole Member’s interest in the Collateral, all in accordance with the terms thereof.

4.4              Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting any Borrower, Sole Member, any Guarantor, Manager or any Property, in any court or by or before any other Governmental Authority, which, if adversely determined, would reasonably be likely to have a Material Adverse Effect.

4.5              Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. No Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default would reasonably be expected to have a Material Adverse Effect. No Borrower is in default or has received written notice of any event or condition that with the giving of notice or the passage of time would constitute a default, in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which any Borrower is a party or by which any Borrower or any Property is bound, and to each Borrower’s knowledge, there are no defaults under any such agreement by such other party thereto.

4.6              Title. Borrowers have good, marketable and indefeasible title in fee simple to the real property and good title to the balance of the Properties, free and clear of all Liens except the Permitted Encumbrances. All transfer Taxes, deed stamps, intangible Taxes or other amounts in the nature of transfer Taxes required to be paid by any Person under applicable Legal Requirements in connection with the transfer of each Property to a Borrower have been paid or are being paid simultaneously herewith. The Mortgages when properly recorded in the appropriate records, together with any UCC Financing Statements required to be filed in connection therewith, will create (a) a valid, perfected first priority liens on Borrowers’ interest in the Properties and (b) valid and perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. All Other Taxes have been paid or are being paid simultaneously herewith. All Taxes and governmental assessments due and owing in respect of any of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policies. The Permitted Encumbrances, individually or in the aggregate, do not (i) materially interfere with the benefits of the security intended to be provided by the Mortgages and this Agreement, (ii)

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materially and adversely affect the value, operation or use of any of the Properties, or (iii) impair Borrowers’ ability to repay the Loan. No Condemnation or other proceeding has been commenced or, to Borrowers’ knowledge after due inquiry, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties. There are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any Property which are or may become a Lien on such Property. There are no outstanding options to purchase or rights of first refusal affecting all or any portion of any Property. The Surveys do not fail to reflect any material matter affecting any of the Properties or the title thereto. All of the Improvements which were included in determining the appraised value of each Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances affecting such Property encroach upon any of the Improvements, so as to affect the value or marketability of such Property, except those which are set forth on the Surveys and insured against by the Title Insurance Policies. Each parcel comprising each Property is a separate tax lot and is not a portion of any other tax lot that is not a part of such Property. There are no pending or proposed special or other assessments for public improvements or otherwise affecting any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments. With respect to each Title Insurance Policy, (A) such Title Insurance Policy is in full force and effect, (B) such Title Insurance Policy is freely assignable by Lender to and will inure to the benefit of the transferee of the Loan (subject to recordation of an assignment of mortgage) without the consent or any notification to the insurer, (C) the premium with respect thereto has been paid in full (or will be paid in full with a portion of the proceeds of the Loan), (D) the Title Insurance Policies are issued by a title insurance company licensed to issue policies in the State, (E) no claims have been made under any Title Insurance Policy and no other action has been taken that would materially impair any Title Insurance Policy and (F) no Title Insurance Policy contains any exclusions for any of the following circumstances, or it affirmatively insures Lender against losses relating to any of the following circumstances (unless the applicable Property is located in a jurisdiction where such affirmative insurance is not available): (y) that the applicable Property has access to a public road and (z) that the area shown on the applicable Survey is the same as the property legally described in the applicable Mortgage.

4.7              No Bankruptcy Filing. No Borrower nor any of such Borrower’s constituent Persons are contemplating either the filing an Insolvency Proceeding or the liquidation of all or a major portion of such Borrower’s assets or properties, and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower or such constituent Persons. In addition, no Borrower nor Sole Member, any Guarantor, nor any principal nor Affiliate of any Borrower, Sole Member or any Guarantor has been a party to, or the subject of an Insolvency Proceeding for the past ten (10) years.

4.8              Full and Accurate Disclosure. No statement of fact made by any Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to any Borrower that has not been disclosed to Lender which adversely affects, or, as far as any Borrower can foresee, would reasonably be likely to have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of Borrowers, Guarantors and the Properties (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition

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of each Borrower, Guarantors and each Property as of the date of such reports, and (c) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. No Borrower has any contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of any Borrower, any Guarantor or any Property from that set forth in said financial statements. As of the date of this Agreement, Borrowers have delivered to Lender all material contracts relating to any of the Properties and all material documentation relating to the zoning and entitlement of any of the Properties and has specified in writing to Lender any material contract or agreement relating to any Property where a Borrower Party is a party thereto.

4.9              Tax Filings. To the extent required by applicable law, each Borrower has duly and timely filed (or has obtained effective extensions for filing) all Tax returns required to be filed and has paid or made adequate provision for the payment of all Taxes payable by such Borrower. Each Borrower’s Tax returns (if any) properly reflect the income and Tax liability of such Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

4.10          ERISA; No Plan Assets. As of the date hereof and throughout the Term, (a) No Borrower, no Guarantor nor any ERISA Affiliate is, or is acting on behalf of, an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, or a “benefit plan investor” (as defined in 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA), (b) none of the assets of any Borrower or any Guarantor constitutes or will constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (c) no Borrower or no Guarantor is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with any Borrower or any Guarantor are not and will not be subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans. None of Borrower, Guarantors nor any ERISA Affiliate maintains, sponsors or contributes to or has any liability (including any contingent or secondary liability) with respect to any Pension Plan, including any “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA). No Borrower or no Guarantor has engaged in any transaction in connection with which it could be subject to a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA, material damages pursuant to Section 409 of ERISA, or a material Tax imposed under the provisions of Section 4975 of the Code. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Borrower, each Guarantor and each of their respective subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Plan, and have performed all of their obligations under each Plan, (ii) each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect

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the issuance of a favorable determination letter or otherwise materially adversely affect such qualification), (iii) there are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower or any Guarantor, threatened, which would reasonably be expected to be asserted successfully against any Plan, (iv) each Borrower, each Guarantor, and each of their respective subsidiaries has made all contributions to or under each such Plan required by law, the terms of such Plan, or any agreement requiring contributions to such Plan, within the applicable time limits prescribed thereby, and (v) none of any Borrower, any Guarantor nor any of their respective subsidiaries has any contingent liability with respect to any post-retirement benefit under any Welfare Plan, other than liability for required continuation coverage described in Part 6 of Title I of ERISA (COBRA).

4.11          Compliance. Each Borrower and each Property (including the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements (including with respect to parking, building and applicable zoning and land use laws, codes, regulations and ordinances). No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to be a Material Adverse Effect. No Borrower has committed any act which may give any Governmental Authority the right to cause such Borrower to forfeit the Property owned by such Borrower or any part thereof or any monies paid in performance of such Borrower’s obligations under any of the Loan Documents. The Properties are used exclusively for (i) a 214 unit Class A mixed use multi-family apartment building owned by Envy Development, including approximately 5,575 square feet of ground floor retail space, and (ii) the Marina owned by Envy Recreational, upon which Envy Recreational operates, directly or indirectly, a three (3) story commercial building. Except as otherwise disclosed in the Zoning Report, in the event that all or any part of the Improvements at any Property are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrowers, threatened with respect to the zoning of any Property. Neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any property other than such Property. All certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required of each Borrower for the legal use, occupancy and operation of the Properties for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property and all other restrictions, covenants and conditions affecting such Property.

4.12          Major Contracts. No Borrower has entered into, or is not bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender. Each of the Major Contracts is in full force and effect, there are no monetary or other material defaults by any Borrower thereunder and, to the knowledge of each Borrower after due inquiry, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrowers, Manager or any other Person acting on any Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute. Borrowers have delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender. No Major Contract has as a party an Affiliate of any Borrower.

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4.13          Federal Reserve Regulations; Investment Company Act; Bank Holding Company. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Legal Requirements or any Loan Document. No Borrower is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. No Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

4.14          Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained, are described in the Title Insurance Policies and are in full force and effect without default thereunder. Each Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses. All public utilities necessary or convenient to the full use and enjoyment of each Property are located in the public right-of-way abutting such Property, and all such utilities are connected so as to serve such Property without passing over other property absent a valid irrevocable easement. All roads necessary for the use of each Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.15          Physical Condition/FEMA. Except as may be expressly set forth in the Physical Conditions Reports, each Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages to any Property, whether latent or otherwise. No Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond. No portion of any Property is located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located the flood insurance required pursuant to Section 7.1.1 hereof is in full force and effect with respect to such Property. The Improvements have suffered no material casualty or damage which has not been fully repaired and the cost thereof fully paid.

4.16          Leases. The rent roll attached hereto as Schedule 7 (the “Rent Roll”) is true, complete and correct in all material respects and no Property is subject to any Leases other than the Leases described in the Rent Roll. Except as set forth on the Rent Roll: (a) each Lease is in full force and effect; (b) except as otherwise disclosed to Lender or shown on the Rent Roll, the tenants under the Leases (other than any Lease for the Marina) have accepted possession of and are in occupancy of all of their respective demised premises, have commenced the payment of rent

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under the Leases, and there are no offsets, claims or defenses to the enforcement thereof; (c) all rents due and payable under the Leases have been paid and no portion thereof has been paid for any period more than thirty (30) days in advance; (d) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and there is no claim or basis for a claim by the tenant thereunder for an adjustment to the rent; (e) no tenant has made any claim against the landlord under any Lease which remains outstanding, there are no defaults on the part of the landlord under any Lease, and no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default; (f) to Borrowers’ knowledge after due inquiry, there is no present material default by the tenant under any Lease; (g) all security deposits under Leases are as set forth on the Rent Roll and are held consistent with Section 3.9 hereof; (h) the applicable Borrower is the sole owner of the entire lessor’s interest in each Lease; (i) each Lease is the valid, binding and enforceable obligation of such Borrower and the applicable tenant thereunder; (j) no Person has any possessory interest in, or right to occupy, any Property except under the terms of the Leases; (k) each Lease is subordinate to the Loan Documents, either pursuant to its terms or pursuant to a subordination and attornment agreement; (l) all work to be performed by the applicable Borrower under each Lease has been performed as required and has been accepted by the applicable tenant under such Lease; (m) except as otherwise disclosed or shown on the Rent Roll, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by any Borrower to any tenant under any Lease has already been received by such tenant; (n) no tenant under any Lease (or any sublease) is an Affiliate of any Borrower; (o) intentionally omitted; (p) intentionally omitted; (q) no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees (in connection with the commercial space at the Properties) occupy such leased premises (in connection with any commercial space in the Properties); (r) no tenant under any Lease has any right or option for additional space in the Improvements; and (s) each tenant is free from bankruptcy or reorganization proceedings. The copies of the Leases delivered to Lender are true, correct and complete in all material respects, and there are no oral agreements with respect thereto. None of the Leases contains any option to purchase or right of first refusal to purchase any Property or any part thereof. Neither the Leases nor the Rents have been assigned or pledged except to Lender or except to any prior unaffiliated lender in connection with any prior loan that has been repaid in full and the obligations under which have been fully and finally extinguished, and no other Person has any interest therein except the tenants thereunder.

4.17          Fraudulent Transfer. No Borrower has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed such Borrower’s total probable liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Borrower’s assets is, and immediately following the making of the Loan, will be, greater than such Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Each Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and

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other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Borrower and the amounts to be payable on or in respect of the obligations of such Borrower).

4.18          Ownership of Borrower. Borrowers’ exact legal names are: Envy Development DE, LLC and Envy Recreational LLC. Each Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which Borrower is organized is: Delaware. Borrowers’ U.S. federal tax I.D. numbers are 87-3199104 and 42-4001492, respectively, and Borrowers’ Delaware File Numbers are 6321878 and 10671189, respectively. The sole member of each Borrower is Sole Member. The membership interests in Sole Member and the membership interests in each Borrower are owned free and clear of all Liens, warrants, options and rights to purchase. No Borrower has any obligation to any Person to purchase, repurchase or issue any ownership interest in it. The organizational chart attached hereto as Schedule 4 is true, complete and accurate in all respects and illustrates all Persons who have a direct or indirect ownership interest in each Borrower, and the direct and indirect ownership interests in Borrowers or the Properties do not include any Prohibited Entity/Ownership Structure.

4.19          Purchase Options. No Property nor any part thereof is subject to any purchase options, rights of first refusal, rights of first offer or other similar rights in favor of any Person.

4.20          Management Agreement. The Management Agreement is in full force and effect. There is no default, breach or violation existing thereunder, and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation thereunder, by either party thereto.

4.21          Hazardous Substances. Except as set forth in Environmental Report, (a) no Property is in violation of any Legal Requirement pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes (including with respect to Toxic Mold), any local law requiring related permits and licenses and all amendments to and regulations in respect of the foregoing laws (collectively, “Environmental Laws”); (b) no Property is subject to any private or governmental Lien or judicial or administrative notice or action or inquiry, proceedings, investigation or claim relating to hazardous, toxic and/or dangerous substances, toxic mold or fungus of a type that may pose a risk to human health or the environment or would negatively impact the value of such Property (“Toxic Mold”) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”); (c) to each Borrower’s knowledge, after due inquiry, no Hazardous Substances are or have been (including the period prior to such Borrower’s acquisition of its Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from any Property other than in compliance with all Environmental Laws; (d) to each Borrower’s knowledge, after due inquiry, no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect any Property; (e) to

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Borrowers’ knowledge, after due inquiry, no Toxic Mold is on or about any Property which requires remediation; (f) no underground storage tanks or underground storage receptacles exist on any Property and no Property has ever been used as a landfill; and (g) there have been no environmental investigations, studies, audits, reviews or other analyses conducted by or on behalf of any Borrower Party or which are in any Borrower Party’s possession or control which have not been provided to Lender.

4.22          Name; Principal Place of Business. No Borrower uses or will use any trade name or has done or will not do business under any name other than its actual name set forth herein. The principal place of business of each Borrower is its primary address for notices as set forth in Section 6.1 hereof, and no Borrower has any other place of business.

4.23          Other Debt. There is no indebtedness with respect to any Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Encumbrances and Permitted Indebtedness.

4.24          Assignment of Leases and Rents. The Assignment of Leases and Rents creates a valid assignment of, or valid security interest in, certain rights under the Leases, subject only to a license granted to Borrowers to exercise certain rights and to perform certain obligations of the lessor under the Leases, including the right to operate the Properties. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

4.25          Insurance. Borrowers have obtained and have delivered to Lender certificates of all of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made under any of the Policies, and no Person, including any Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

4.26          FIRPTA. No Borrower is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.

4.27          Fiscal Year. Each fiscal year of Borrowers commences on January 1.

4.28          Intellectual Property/Websites. Other than as set forth on Schedule 8 attached hereto, no Borrower nor any Affiliate (a) has or holds any tradenames, trademarks, servicemarks, logos, copyrights, patents or other intellectual property (collectively, “Intellectual Property”) with respect to any of the Properties or the use or operations thereof or (b) is the registered holder of any website with respect to any of the Properties (other than tenant websites).

4.29          Operations Agreements. Each Operations Agreement is in full force and effect and no Borrower nor, to Borrowers’ knowledge, any other party to any Operations Agreement, is in default thereunder, and to Borrowers’ knowledge after due inquiry, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder. Except as described herein, the REA has not been modified, amended or supplemented.

4.30          Illegal Activity.

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(a)               No portion of any of the Properties has been or will be purchased with proceeds of any illegal activity. To Borrower’s knowledge, there are no illegal commercial activities or commercial activities relating to controlled substances at any of the Properties (including any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise).

(b)               No Borrower nor any Person that Controls any Borrower (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes of this Agreement, the term “Patriot Act Offense” shall mean any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under: (A) the criminal laws against terrorism; (B) the criminal laws against money laundering; (C) the Bank Secrecy Act, as amended; (D) the Money Laundering Control Act of 1986, as amended, or the (E) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes of this Agreement, the term “Government Lists” shall mean (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrowers in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrowers in writing is now included in “Government Lists”.

4.31          Intentionally Omitted.

4.32          Intentionally Omitted.

4.33          Intentionally Omitted.

4.34          Pledged Collateral.

(a)               Sole Member is the sole beneficial owner of the Pledged Collateral and no Lien exists or will exist (except the Permitted Encumbrances) upon the Pledged Collateral at any time (and no right or option to acquire the same exists in favor of any other Person).

(b)               The Pledged Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge).

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(c)               The chief place of business of Sole Member and the office where Sole Member keeps its records concerning the Pledged Collateral will be located at all times at the address specified as Borrowers’ address in Section 6.1.

(d)               The Pledged Securities have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any options to purchase or similar rights of any Person.

(e)               The Security Documents create a valid security interest in the Pledged Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under the Pledge Agreement, Lender will succeed to all of the rights, titles and interest of Sole Member in each Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in any Borrower.

4.35          No Contractual Obligations. Other than the Loan Documents and the organizational documents of Sole Member and each Borrower, as of the date of this Agreement, Sole Member is not subject to any Contractual Obligations and has not entered into any agreement, instrument or undertaking by which it or its assets are bound.

All of the representations and warranties in this Article 4 and elsewhere in the Loan Documents (i) shall survive for so long as any portion of the Debt remains owing to Lender and (ii) shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf, provided, however, that the representations, warranties and covenants set forth in Section 4.21 hereof shall survive in perpetuity.

5.                  COVENANTS

Until the end of the Term, Borrowers hereby covenant and agree with Lender that:

5.1              Existence. Each Borrower and Sole Member shall (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, and franchises, (b) continue to engage in the business presently conducted by it, (c) obtain and maintain all Licenses and all applicable governmental authorizations, and (d) qualify to do business and remain in good standing under the laws of each jurisdiction, in each case as and to the extent required for the ownership, maintenance, management and operation of the Property owned by it.

5.2              Property Taxes and Other Charges. Borrowers shall pay all Property Taxes and Other Charges as the same become due and payable, and deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Property Taxes and the Other Charges have been so paid no later than thirty (30) days before they would be delinquent if not paid (provided, however, that Borrowers need not pay any Real Estate Taxes nor furnish such receipts for payment of such Real Estate Taxes paid by Lender pursuant to Section 3.3 hereof). Borrowers shall not suffer and shall promptly cause to be paid and discharged any Lien or charge against any Property, and shall promptly pay for all utility services provided to any Property. After prior notice to Lender, Borrowers, at their own expense, may contest by appropriate legal proceeding, promptly

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initiated and conducted in good faith and with due diligence, the amount or validity or application of any Property Taxes or Other Charges, provided that (a) no Event of Default has occurred and is continuing, (b) such proceeding shall be permitted under and be conducted in accordance with all applicable Legal Requirements, (c) such proceeding shall suspend the collection of such Property Taxes or such Other Charges, (d) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which any Borrower is subject and shall not constitute a default thereunder, (e) no part of or interest in any Property will be sold, forfeited, terminated, canceled or lost, (f) Borrowers shall have furnished such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Property Taxes or Other Charges, together with all interest and penalties thereon, which shall not be less than 125% of the Property Taxes and Other Charges being contested, (g) Borrowers shall promptly upon final determination thereof pay the amount of such Property Taxes or Other Charges, together with all costs, interest and penalties, (h) such contest shall not affect the ownership, use or occupancy of any of the Properties, and (i) Borrowers shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (a) through (h) of this Section 5.2.Lender may pay over any such security or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or any Property (or any part thereof or interest therein) shall be sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

5.3              Access to Properties. Borrowers shall permit agents, representatives, consultants and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally). With Borrowers’ prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Lender or its agents, representatives, consultants and employees as part of any inspection may take soil, air, water, building material and other samples from any Property, subject to the rights of tenants under Leases; provided, however, that Borrowers’ consent to any such inspection pursuant to the preceding sentence shall not be deemed unreasonably withheld, conditioned, or delayed if such inspection is requested by Lender more than once in any calendar year, unless Borrowers and/or Lender has received an environmental report or other third-party report reasonably evidencing a need for such inspection. Borrowers shall have the opportunity to have a representative accompany Lender when it accesses the Property but the availability of any such representative shall not preclude or delay any such access.

5.4              Repairs; Maintenance and Compliance; Alterations.

5.4.1        Repairs; Maintenance and Compliance. Borrowers shall at all times maintain, preserve and protect all franchises and trade names, and Borrowers shall cause the Properties to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for Capital Expenses and alterations performed in accordance with Section 5.4.2 hereof and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrowers shall promptly comply with all Legal Requirements and immediately cure any violation of a Legal Requirement. Borrowers shall not commit, permit or suffer to exist any illegal commercial activities or commercial activities relating to controlled substances at any of the Properties (including any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise) for which Borrowers have

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knowledge thereof. Borrowers shall notify Lender in writing within five (5) Business Day after any Borrower first receives notice of any such material non-compliance. Borrowers shall promptly repair, replace or rebuild any part of any Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.

5.4.2        Alterations. Any Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (a) do not constitute a Material Alteration, (b) do not adversely affect any Borrower’s financial condition or the value of any Property or the net operating income of any Property and (c) are in the ordinary course of such Borrower’s business. No Borrower shall perform any Material Alteration without Lender’s prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Lender may, in its reasonably discretion, withhold consent to any alteration the cost of which is reasonably estimated to exceed $1,000,000 or which is likely to result in a decrease of Net Operating Income for the applicable Property by two and one-half percent (2.5%) or more for a period of thirty (30) days or longer. In connection with any Material Alteration: (i) at Lender’s election, if the aggregate cost for the Material Alteration is expected to exceed $500,000, (A) Lender shall have received and approved (which approval shall not be unreasonably withheld or delayed), any general contractor’s agreement, architect’s agreement and the plans and specifications for such work prepared by a licensed architect, in such instances where it is customary to have such plans and specifications prepared by a licensed architect (e.g., work of a structural nature) and (B) Lender shall have approved (which approval, including as to any reasonable list of proposed general contractors or architects submitted by Borrowers, shall not be unreasonably withheld or delayed) the general contractor and architect retained for such work; (ii) Lender has the right to retain a Construction Consultant to monitor the work in question, and upon the completion of such Material Alteration, Lender shall have received a report from Construction Consultant that all of the work completed has been done substantially in compliance with the approved plans and specifications and applicable Legal Requirements; and (iii) Lender may, as a condition to giving its consent to a Material Alteration, require that Borrowers deliver to Lender security for payment of the cost of such Material Alteration in an amount equal to 110% of the cost of the Material Alteration as estimated by Lender, which amount shall periodically be disbursed to Borrowers during the course of such Material Alteration in accordance with the procedures and requirements set forth in Section 3.5(b) hereof relating to disbursement of funds for Approved Capital Expenses. Upon substantial completion of the Material Alteration, Borrowers shall provide evidence reasonably satisfactory to Lender that (x) the Material Alteration was constructed in accordance with applicable Legal Requirements and substantially in accordance with the plans and specifications approved by Lender (which approval shall not be unreasonably withheld or delayed), (y) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration have been paid in full and have delivered unconditional releases of liens and (z) all material Licenses necessary for the use, operation and occupancy of the portion of the applicable Property that is the subject of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Borrowers shall reimburse Lender within ten (10) Business Days of written demand therefor for all out-of-pocket costs and expenses (including the reasonable out of pocket fees of Construction Consultant and any architect, engineer or other professional engaged by Lender) incurred by Lender in reviewing plans and specifications or in making any determinations necessary to implement the provisions of this Section 5.4.2.

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5.5              Performance of Other Agreements. Borrowers shall observe and perform each and every term to be observed or performed by one or more Borrowers pursuant to the terms of any agreement or instrument affecting or pertaining to any Property, including the Loan Documents.

5.6              Cooperate in Legal Proceedings. Borrowers shall cooperate fully with Lender with respect to, and permit Lender, at its option, and at Borrowers’ sole cost and expense, to participate in, any proceedings before any Governmental Authority which may in any way affect the rights of Lender under any Loan Document.

5.7              Further Assurances. Borrowers shall, at Borrowers’ sole cost and expense:

(a) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Debt and/or for the better and more effective carrying out of the intents and purposes of the Loan Documents, as Lender may reasonably require from time to time; (b) provide all such information as Lender may reasonably require (including any updates to the organizational chart attached hereto as Schedule 4) to ensure Borrowers’ ongoing compliance with Sections 5.26 and 5.31 hereof, including ensuring compliance with all “know your customer” procedures as Lender may from time-to-time institute with respect to loans that are of a similar size and nature as the Loan; and (c) upon Lender’s request therefor given from time to time after the occurrence of any Event of Default pay for (i) reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to any Borrower and Sole Member and (ii) searches of title to one or more of the Properties, each such search to be conducted by search firms reasonably designated by Lender in each of the locations reasonably designated by Lender.

5.8              Environmental Matters.

5.8.1        Hazardous Substances. So long as one or more Borrowers own or are in possession of one or more of the Properties, each such Borrower shall (i) keep the Property owned or possessed by it, and expressly require tenants at such Property to keep such Property, free from Hazardous Substances (other than Permitted Hazardous Substances) and in compliance with all Environmental Laws, (ii) keep the Property owned or possessed by it free from any liens or encumbrances imposed pursuant to any Environmental Laws, (iii) promptly notify Lender if such Borrower shall become aware that (A) any Hazardous Substance (other than Permitted Hazardous Substances) is on or near such Property, (B) such Property is in violation of any Environmental Laws or (C) any condition on or near such Property shall pose a threat to the health, safety or welfare of humans, (iv) not use construction materials containing asbestos nor install any improvements at the Property owned or possessed by it with any materials that contain asbestos and (v) remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Lender in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer, licensed industrial hygienist or other qualified environmental consulting firm engaged by Lender (“Lender’s Consultant”)), promptly after such Borrower becomes aware of same, at Borrowers’ sole expense. Nothing herein shall prevent such Borrower from recovering such expenses from any other party that may be liable for such removal, remediation or cure.

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5.8.2        Environmental Monitoring.

(a)               Borrowers shall give prompt written notice to Lender of (i) any proceeding or inquiry by any party (including any Governmental Authority) with respect to the presence of any Hazardous Substance on, under, from or about any Property, (ii) all investigations, actions or claims made or threatened by any third party (including any Governmental Authority) against any Borrower or any Property or any party occupying any Property relating to any loss or injury resulting from any Hazardous Substance, (iii) any Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Laws and (iv) liens or other encumbrances imposed pursuant to any Environmental Laws, whether due to any act or omission by any Borrower or any other Person. Upon becoming aware of the presence of any mold or fungus at any Property, Borrowers shall (A) undertake an investigation to identify the source(s) of such mold or fungus and shall develop and implement an appropriate remediation plan to eliminate the presence of any Toxic Mold, (B) perform or cause to be performed all acts reasonably necessary for the remediation of any Toxic Mold (including taking any action necessary to clean and disinfect any portions of such Property affected by Toxic Mold, including providing any necessary moisture control systems at the affected Property), and (C) provide evidence reasonably satisfactory to Lender of the foregoing. Borrowers shall permit Lender to join and participate in, as a party if Lender so elects, any legal or administrative proceedings or other actions initiated with respect to any Property in connection with any Environmental Law or Hazardous Substance, and Borrowers shall pay all reasonable attorneys’ fees and disbursements incurred by Lender in connection therewith.

(b)               Upon Lender’s request, at any time and from time to time, Borrowers shall provide an inspection or audit of one or more Properties designated by Lender prepared by a licensed hydrogeologist, licensed environmental engineer or qualified environmental consulting firm approved by Lender assessing the presence or absence of Hazardous Substances on, in or near such Property or Properties, and if an Event of Default has occurred and is continuing, or if Lender determines that reasonable cause exists for the performance of such environmental inspection or audit, then the cost and expense of such audit or inspection shall be paid by Borrowers. Such inspections and audit may include soil borings and ground water monitoring. If Borrowers fail to provide any such inspection or audit within thirty (30) days after such request, Lender may order same, and Borrowers hereby grant to Lender and its employees and agents access to the Properties and a license to undertake such inspection or audit.

(c)               If any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for any Hazardous Substance, whether such Hazardous Substance existed prior to the ownership of the applicable Property by any Borrower, or presently exists or is reasonably suspected of existing, Borrowers shall cause such operations and maintenance plan to be prepared and implemented at their expense, and with respect to any Toxic Mold, Borrowers shall take all action necessary to clean and disinfect any portions of the Improvements affected by Toxic Mold in or about the Improvements, including providing any necessary moisture control systems at the affected Property. If any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind is reasonably necessary under an applicable Environmental Laws or to allow the continued use, occupation or operation of such Property (“Remedial Work”), Borrowers shall

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commence all such Remedial Work within thirty (30) days (or such longer time as reasonably practicable provided Borrowers are diligently and expeditiously proceeding to commence such Remedial Work) after becoming aware of the same and thereafter diligently prosecute to completion all such Remedial Work within such period of time as may be required under applicable law. All Remedial Work shall be performed by licensed contractors approved in advance by Lender and under the supervision of a consulting engineer approved by Lender. All costs of such Remedial Work shall be paid by Borrowers, including Lender’s reasonable attorneys’ fees and disbursements incurred in connection with the monitoring or review of such Remedial Work. If Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, Lender may (but shall not be obligated to) cause such Remedial Work to be performed at Borrowers’ expense. Notwithstanding the foregoing, Borrowers shall not be required to commence such Remedial Work within the above specified time period: (i) if prevented from doing so by any Governmental Authority, (ii) if commencing such Remedial Work within such time period would result in any Borrower or such Remedial Work violating any Environmental Law, or (iii) if Borrowers, at their expense and after prior written notice to Lender, are contesting by appropriate legal, administrative or other proceedings, conducted in good faith and with due diligence, the need to perform Remedial Work. Borrowers shall have the right to contest the need to perform such Remedial Work, provided that, (A) Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (B) neither any Property nor any part thereof or interest therein will be sold, forfeited or lost if a Borrower fails to promptly perform the Remedial Work being contested, and if such Borrower fails to prevail in such contest such Borrower would thereafter have the opportunity to perform such Remedial Work, (C) Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which Borrowers have not furnished additional security as provided in clause (D) below, or to any risk of criminal liability, and neither any Property nor any interest therein would be subject to the imposition of any Lien for which Borrowers have not furnished additional security as provided in clause (D) below, as a result of the failure to perform such Remedial Work and (D) Borrowers shall have furnished to Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from Borrowers’ failure to prevail in such contest in such amount as may be reasonably requested by Lender but in no event less than 125% of the cost of such Remedial Work as estimated by Lender or Lender’s Consultant and any loss or damage that may result from Borrowers’ failure to prevail in such contest.

(d)               No Borrower shall install or permit to be installed on any Property any underground storage tank.

5.8.3        O & M Program. In the event any environmental report delivered to Lender in connection with the Loan recommends the development of or continued compliance with an operation and maintenance program for any Property (including with respect to the presence of asbestos, lead-based paint and/or moisture mitigation) (“O & M Program”), Borrowers shall develop (or continue to comply with, as the case may be) such O & M Program and shall, during the Term, including any extension or renewal thereof, comply in all material respects with the terms and conditions of the O & M Program.

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5.9              Title to the Properties. Borrowers will warrant and defend the title to the Properties, and the validity and priority of all Liens granted or otherwise given to Lender under the Loan Documents, subject only to Permitted Encumbrances, against the claims of all Persons.

5.10       Leases.

5.10.1    . Upon request, Borrowers shall furnish Lender with executed copies of all Leases then in effect. All renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and shall be arm’s-length transactions with bona fide, independent third-party tenants.

5.10.2    Material Leases. No Borrower shall enter into a proposed Material Lease or a proposed renewal, extension or modification of an existing Material Lease without the prior written consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed (it being acknowledged and agreed that it is reasonable for Lender to condition any approval on Borrowers funding additional tenant improvement and/or leasing commission reserves with respect to any Lease in connection with any such approval). Prior to seeking Lender’s consent to any Material Lease, Borrowers shall deliver to Lender a copy of such proposed lease (a “Proposed Material Lease”) blacklined to show changes from the standard form of Lease approved by Lender (to the extent any such standard form of Lease has been approved by Lender) and then being used by Borrowers, together with any information reasonably requested by Lender relating to the proposed tenant and lease guarantor (if applicable), including any credit and background checks performed by Borrowers relating to such tenant and lease guarantor, if any. Lender shall approve or disapprove each Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease for which Lender’s approval is required under this Agreement within ten (10) Business Days of the submission by Borrowers to Lender of a written request for such approval, accompanied by a final copy of the Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease. If requested by Borrowers, Lender will grant conditional approvals of Proposed Material Leases or proposed renewals, extensions or modifications of existing Material Leases at any stage of the leasing process, from initial “term sheet” through negotiated lease drafts, provided that Lender shall retain the right to disapprove any such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease, if subsequent to any preliminary approval material changes are made to the terms previously approved by Lender, or additional material terms are added that had not previously been considered and approved by Lender in connection with such Proposed Material Lease or proposed renewal, extension or modification of an existing Material Lease.

5.10.3    Minor Leases. Notwithstanding the provisions of Section 5.10.2 hereof, provided that no Event of Default is continuing, renewals, amendments and modifications of existing Leases and proposed leases, shall not be subject to the prior approval of Lender provided (i) the proposed lease would be a Minor Lease or the existing Lease as amended or modified or the renewal Lease is a Minor Lease, (ii) the proposed lease shall be written substantially in accordance with the standard form of Lease which shall have been approved by Lender, (iii) the proposed lease shall be with a tenant that is creditworthy, as reasonably determined by Borrowers, (iv) the Lease as amended or modified or the renewal Lease or series of leases or proposed lease or series of leases: (A) shall provide for net effective rental rates and, if applicable, tenant

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improvements and leasing commission amounts, comparable to existing local market rates and otherwise on market terms, (B) shall be arm’s-length transactions with bona fide, independent third-party tenants, (C) shall, with respect to any residential Lease, have an initial term of not less than one (1) year and a maximum term (assuming the exercise of all extension options) of not greater than twenty-six (26) months, (D) shall provide for automatic self-operative subordination to the Mortgages and, at Lender’s option, (x) attornment to Lender and (y) the unilateral right by Lender, at the option of Lender, to subordinate the Liens of the Mortgages to the Lease, and (E) shall not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except in the event of the destruction or condemnation of substantially all of the applicable Property), any requirement for a non-disturbance or recognition agreement, or any other provision which might adversely affect the rights of Lender under the Loan Documents in any material respect. Borrowers shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrowers’ certification that it has satisfied all of the conditions of the preceding sentence within thirty (30) days after the execution of the Lease.

5.10.4    Temporary Apartment Rentals. In no event shall any Borrower enter into, or knowingly permit or knowingly suffer any tenant under any residential Lease to enter into, any Temporary Apartment Rental without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Borrowers agree to use commercially reasonable efforts to prohibit any residential tenants from listing their apartments for Temporary Apartment Rentals and enforce the terms and conditions of their Lease.

5.10.5    Additional Covenants with Respect to Leases. Each Borrower: (a) shall observe and perform the material obligations imposed upon the lessor under the Leases and shall not do or permit anything to impair the value of the Leases as security for the Debt; (b) shall promptly send copies to Lender of all notices of default that such Borrower shall send or receive under any Lease; (c) shall enforce, in accordance with commercially reasonable practices for properties similar to the applicable Property, the terms, covenants and conditions in the Leases to be observed or performed by the lessees, short of termination thereof; (d) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (e) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (f) shall not modify any Lease in a manner inconsistent with the Loan Documents; (g) shall not convey or transfer or suffer or permit a conveyance or transfer of any Property so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees under Leases; (h) shall not consent to any assignment of or subletting under any Material Lease unless required in accordance with its terms without the prior consent of Lender, which, with respect to a subletting, may not, so long as no Event of Default is continuing, be unreasonably withheld or delayed; and (i) shall not cancel or terminate any Lease or accept a surrender thereof (except in the exercise of the applicable Borrower’s commercially reasonable judgment in connection with a tenant default under a Minor Lease) without the prior consent of Lender, which consent shall not, so long as no Event of Default is continuing, be unreasonably withheld or delayed.

5.11          Estoppel Statement. (a) After request by Lender, Borrowers shall within ten (10) days furnish Lender with a statement addressed to Lender, its successors and assigns, duly acknowledged and certified, setting forth (i) the unpaid Principal, (ii) the Interest Rate, (iii) the date installments of interest and/or Principal were last paid, (iv) any offsets or defenses to the

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payment of the Debt, and (v) that the Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)               Borrowers shall deliver to Lender, upon request, estoppel certificates from each party under any Operations Agreement, in form and substance reasonably satisfactory to Lender; provided, that Borrowers shall not be required to deliver such certificates more than three (3) times during the Term and not more frequently than once per calendar year (or twice during any calendar year in which a Securitization occurs).

5.12          Property Management.

5.12.1    Management Agreement. Each Borrower shall (a) cause the Property owned by it to be managed pursuant to the Management Agreement; (b) promptly perform and observe all of the covenants required to be performed and observed by it under such Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (c)  promptly notify Lender of any default under such Management Agreement of which it is aware; (d)  promptly deliver to Lender a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by such Borrower under its Management Agreement; and (e) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under such Management Agreement. If any Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of such Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing such Borrower from any of its obligations hereunder or under the Management Agreement, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of the Management Agreement on the part of such Borrower to be performed or observed. Without Lender’s prior written consent, no Borrower shall (i) surrender, terminate, cancel, extend or renew its Management Agreement or otherwise replace the Manager or enter into any other management agreement (except pursuant to Sections 5.12.2 and 5.12.3 hereof); (ii) reduce or consent to the reduction of the term of its Management Agreement; (iii) increase or consent to the increase of the amount of any charges under its Management Agreement; (iv) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, its Management Agreement; or (v) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under its Management Agreement (or any successor management agreement) if such default permits the Manager to terminate such Management Agreement (or such successor management agreement).

5.12.2    Termination of Manager. If: (a) an Event of Default shall be continuing;

(b) Manager is in default under the Management Agreement; (c) Manager shall become a debtor in any bankruptcy or insolvency proceeding; or (d) upon the gross negligence, malfeasance or willful misconduct of Manager; Borrowers shall, at the request of Lender, terminate the Management Agreement and replace Manager with a Qualified Manager pursuant to a Replacement Management Agreement. Borrowers’ failure to appoint an acceptable manager within thirty (30) days after Lender’s written request of Borrowers to terminate the Management Agreements shall constitute an immediate Event of Default. Borrowers may from time to time

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appoint a successor manager to manage the Properties, provided that such successor manager is a Qualified Manager is managing the Properties pursuant to a Replacement Management Agreement.

5.12.3    Replacement of Manager with Crown Residential. Notwithstanding anything to the contrary in this Agreement, including, without limitation, Section 5.12.1 hereof, on or before the date that is sixty (60) days after the Closing Date (the “Manager Replacement Date”), Borrowers shall (a) terminate the Management Agreement then in effect with respect to the Properties, (b) engage Crown Residential to manage the Properties pursuant to a Replacement Management Agreement substantially in the form of the property management agreement attached hereto as Schedule 13, and (c) deliver to Lender fully executed copies of such Replacement Management Agreement, together with evidence reasonably satisfactory to Lender that the prior Management Agreement has been terminated and that all amounts owing to the prior Manager thereunder have been paid in full. Lender’s execution of this Agreement shall constitute Lender’s consent, for all purposes of Section 5.12.1 hereof, to the termination of the prior Management Agreement and the engagement of Crown Residential as contemplated by this Section 5.12.3, and no further consent, approval or other action of Lender shall be required in connection therewith, provided the foregoing is effected strictly in accordance with the terms of this Section 5.12.3. Time is of the essence with respect to Borrowers’ obligations under this Section 5.12.3. From and after the effective date of such Replacement Management Agreement, (i) Crown Residential shall be deemed "Manager," and (ii) such Replacement Management Agreement shall be deemed the "Management Agreement," in each case for all purposes of this Agreement and the other Loan Documents, subject in all respects to Sections 5.12.1 and 5.12.2 hereof.

5.13          Special Purpose Bankruptcy Remote Entity. Each Borrower and Sole Member shall at all times be a Special Purpose Bankruptcy Remote Entity. No Borrower nor Sole Member shall directly or indirectly make any change, amendment or modification to its or such Sole Member’s organizational documents, or otherwise take any action which could result in such Borrower or such Sole Member not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 5 hereto.

5.14          Assumption in Non-Consolidation Opinion. Each Borrower and Sole Member shall conduct their business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter dated the date hereof delivered by Borrowers’ counsel in connection with the Loan, shall be true and correct in all respects.

5.15          Change in Business or Operation of Properties. Borrowers shall not purchase or own any real property other than the Properties and shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of their business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or otherwise cease to operate the Properties as a (i) with respect to the portion of the Properties owned by Envy Development, a 214 unit Class A mixed use multi-family apartment building, including approximately 5,575 square feet of ground floor retail space, and (ii) with respect to the portion of the Properties owned by Envy Recreational, a marina with twenty-six (26) boat slips and related facilities and “Community Center” owned by Envy Recreational, upon which Envy Recreational operates, directly or

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indirectly, a three (3) story commercial building property, or terminate such business for any reason whatsoever (other than temporary cessation in connection with renovations to the Property).

5.16          Debt Cancellation. No Borrower shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to such Borrower by any Person, except for adequate consideration and in the ordinary course of such Borrower’s business.

5.17          Affiliate Transactions. No Borrower shall enter into, or be a party to, any transaction with an Affiliate of any Borrower or any of the direct or indirect legal or beneficial owners of any Borrower without the prior written consent of Lender, which consent shall not be unreasonably withheld if the terms are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

5.18          Zoning. No Borrower shall initiate or consent to any zoning reclassification of any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default is then continuing.

5.19          No Joint Assessment. No Borrower shall suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) with any portion of such Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any Taxes which may be levied against such personal property shall be assessed or levied or charged to such Property.

5.20          Principal Place of Business. No Borrower shall change its principal place of business or chief executive office from the address set forth in Section 6.1 hereof without first giving Lender thirty (30) days’ prior written notice.

5.21          Change of Name, Identity or Structure. No Borrower shall change its name, identity (including its trade name or names) or, other than in connection with a Permitted Transfer in accordance with the terms hereof, such Borrower’s corporate, partnership or other structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Borrower’s structure, without first obtaining the prior written consent of Lender, which consent, may be conditioned upon receipt of an updated substantive non-consolidation opinion (if Lender reasonably determines that the same is necessary as a result of such Borrower’s new structure). Each Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, each Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which such Borrower intends to operate the Property or Properties owned by such Borrower, and representing and warranting that such Borrower does business under no other trade name with respect to the or Properties owned by such Borrower.

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5.22          Indebtedness. No Borrower shall directly or indirectly create, incur or assume any indebtedness other than (a) the Debt and (b) unsecured trade payables incurred in the ordinary course of business relating to the ownership and operation of the Property owned by such Borrower, which in the case of such unsecured trade payables (i) are not evidenced by a note, (ii) do not exceed, at any time, a maximum aggregate amount of two percent (2%) of the Allocated Loan Amount of the Property owned by such Borrower (or, when taken together with the unsecured trade payables of all Borrowers, two percent (2%) of the original amount of the Principal) and (iii) are paid within thirty (30) days of the date incurred (collectively, “Permitted Indebtedness”). In addition, and. with respect to Sole Member, the obligations under the Pledge Agreement and the Payment Guaranty shall be deemed to be “Permitted Indebtedness”.

5.23          Licenses; Intellectual Property; Website.

5.23.1    Licenses. No Borrower shall Transfer any License required for the operation of any of the Properties.

5.23.2    Intellectual Property. Each Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property owned by it and all Intellectual Property shall be held by and (if applicable) registered in the name of such Borrower. No Borrower shall Transfer or let lapse any Intellectual Property without Lender’s prior consent.

5.23.3    Website. Any website with respect to the Properties (other than tenant websites or websites maintained by Manager) shall be maintained by or on behalf of the Borrower that owns such Property and any such website shall be registered in the name of the Borrower that owns such Property. No Borrower shall Transfer any such website without Lender’s prior consent.

5.24          Compliance with Restrictive Covenants. Borrowers shall at all times comply in all material respects with all Operations Agreements. No Borrower will enter into, modify, waive in any material respect or release any Easements, Operations Agreements or other Permitted Encumbrances, or suffer, consent to or permit the foregoing, without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

5.25          ERISA.

(a)               No Borrower shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Code.

(b)               Borrowers’ covenant in clause (a) above is based on the assumption that no portion of the assets used by Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a “benefit plan investor” as defined in Section 3(42) of ERISA and with respect to which any Borrower is a party in interest (as defined in Section 3(14) of ERISA) or a disqualified person (as defined in Section 4975 of the Code) unless the conditions of an available prohibited transaction exemption are satisfied.

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(c)               No Borrower shall maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of such Borrower to, maintain, sponsor, contribute to or become obligated to contribute to, any Pension Plan or permit the assets of such Borrower to become “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA.

(d)               Borrowers shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender, that: (i) no Borrower is or is acting on behalf of an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” (as defined in Section 4975 of the Code) that is subject to Section 4975 of the Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) no Borrower is subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans; and (iii) no assets of any Borrower constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

(e)               As soon as possible and, in any event within ten (10) days after Borrowers know, or have reason to know, that (i) any contribution required to be made with respect to a Plan has not been timely made, or (ii) any Borrower or any of their respective subsidiaries may incur any material liability (including any indirect, contingent, or secondary liability) (A) pursuant to any post-retirement benefit under any Welfare Plan (other than liability for required continuation coverage described in Part 6 of Title I of ERISA) or (B) to or with respect to any Plan, Borrowers shall deliver to Lender a certification of the president or chief financial officer setting forth the details of the applicable event(s) and the action, if any, that any Borrower or any of its respective subsidiaries proposes to take with respect thereto, together with a copy of any notice or filing from (or which may be required by) any agency or the United States government with respect thereto.

5.26          Prohibited Transfers. No Borrower shall directly or indirectly make, suffer or permit the occurrence of any Transfer other than a Permitted Transfer. Borrowers shall provide Lender with copies of all organizational documents (if any) relating to any Permitted Transfer, together with an updated organization chart reflecting such Permitted Transfer. Borrowers shall pay within ten (10) Business Days of demand all of the reasonable, out of pocket costs and expenses incurred by Lender, including reasonable attorneys’ fees and expenses, and, if a Securitization has occurred, including the fees and expenses of Rating Agencies and other outside entities, in connection with considering any proposed Transfer, whether or not the same is permitted or occurs.

5.27          Liens. Without Lender’s prior written consent, no Borrower shall create, incur, assume, permit or suffer to exist any Lien on all or any portion of any Property or any direct or indirect legal or beneficial ownership interest in any Borrower or Sole Member, except Liens in favor of Lender and Permitted Encumbrances. Within thirty (30) days after any Borrower first receives notice of such Lien, the applicable Borrower shall release, pay, discharge or bond such Lien recorded or filed against all or any portion of the applicable Property. Notwithstanding the preceding sentence, such Borrower may, no later than thirty (30) days after such Borrower first receives notice of an involuntary Lien, contest any such claim of involuntary Lien without cost or expense to Lender, but only upon posting, and concurrently supplying to Lender a certified copy of a statutory bond or other security sufficient under applicable law to fully protect any and all of the Property encumbered by such claim of involuntary Lien and otherwise sufficient in Lender’s

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sole opinion to protect Lender against any judgment in favor of the Lien claimant, provided that at no time shall the aggregate amount of all such Liens that have not been discharged by bonding and are being contested exceed $50,000.

5.28          Dissolution. No Borrower shall (a) engage in any dissolution, liquidation or consolidation, division (whether pursuant to Section 18-217 of the Delaware Act or otherwise) or merger with or into any one or more other business entities, (b) engage in any business activity not related to the ownership and operation of any Property, (c) modify, amend, waive or terminate its qualification and good standing in any jurisdiction, (d) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the property or assets of such Borrower except to the extent expressly permitted by the Loan Documents or (e) cause, permit or suffer Sole Member to (i) dissolve, divide (whether pursuant to Section 18-217 of the Delaware Act or otherwise), wind up or liquidate or take any action, or omit to take any action, as a result of which Sole Member would be dissolved, divided (whether pursuant to Section 18-217 of the Delaware Act or otherwise), wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation or operating agreement of Sole Member, in each case without obtaining the prior consent of Lender.

5.29          Expenses.

(a)               Borrowers shall pay or, if Borrowers fail to pay, reimburse Lender upon ten

(10) Business Days of receipt of notice from Lender for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender or Servicer in connection with the Loan, including (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all the costs of furnishing all opinions by counsel for Borrowers; (ii) Borrowers’ and Lender’s ongoing performance under and compliance with the Loan Documents, including (x) confirming compliance with environmental and insurance requirements, (y) administration of requests for disbursements from Subaccounts and (z) processing of any request for extension in accordance with Section 2.8 hereof; (iii) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications of or under any Loan Document and any other documents or matters requested by Lender or a Borrower; (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals; (vi) the creation, perfection or protection of Lender’s Liens in the Properties and the Cash Management System Accounts (including fees and expenses for title and lien searches, intangibles Taxes, personal property Taxes, mortgage recording Taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting one or more Borrowers, the Loan Documents, one or more of the Properties, or any other security given for the Loan; (viii) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which any Borrower is the named party; (ix) fees charged by Servicer and, if a Securitization has occurred, the Rating Agencies in connection with the Loan or any modification thereof and (x) enforcing any

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obligations of or collecting any payments due from Borrowers under any Loan Document or with respect to any Property or in connection with any refinancing or restructuring of the Loan in the nature of a “work-out”, or any Insolvency Proceedings.

(b)               In addition, in connection with any Rating Comfort Letter, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrowers shall pay all of the reasonable costs and expenses of Lender and Servicer and the costs and expenses of each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

(c)               Any costs and expenses due and payable by Borrowers hereunder which are not paid by Borrowers within ten (10) days after demand may be paid from any amounts in the Cash Management Account, with notice thereof to Borrowers. The obligations and liabilities of Borrowers under this Section 5.29 shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

5.30          Indemnity.

(a)               Borrowers shall defend, indemnify and hold harmless Lender (and for purposes of this Section 5.30, Lender shall include LCC, its Affiliates, successors and assigns, and their respective officers and directors) and each of its Affiliates and their respective successors and assigns, including the directors, officers, partners, members, shareholders, participants, employees, professionals and agents of any of the foregoing (including any Servicer) and each other Person, if any, who Controls Lender, its Affiliates or any of the foregoing (each, an “Indemnified Party”), from and against any and all actual, out-of-pocket liabilities, obligations, losses, damages (other than consequential, punitive, special, speculative or indirect damages), penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for an Indemnified Party in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto, court costs and costs of appeal at all appellate levels, investigation and laboratory fees, consultant fees and litigation expenses), that may be imposed on, incurred by, or asserted against any Indemnified Party (collectively, the “Indemnified Liabilities”) in any manner, relating to or arising out of or by reason of the Loan, including: (a) any breach by any Borrower of its obligations under, or any misrepresentation by any Borrower contained in, any Loan Document; (b) the use or intended use of the proceeds of the Loan; (c) any information provided by or on behalf of any Borrower, or contained in any documentation approved by any Borrower; (d) the ownership of any Mortgage, the Pledge Agreement, the Collateral, any Property or any interest therein, or receipt of any Rents; (e) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any use, non-use or condition in, on or about any Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (g) performance of any labor or services or the furnishing of any materials or other property in respect of any Property; (h) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance on, from or affecting any Property; (i) any personal

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injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance; (j) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance; (k) any violation of the Environmental Laws which is based upon or in any way related to such Hazardous Substance, including the costs and expenses of any Remedial Work; (l) any failure of any Property to comply with any Legal Requirement; (m) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any Property or any part thereof, or any liability asserted against Lender with respect thereto; (n) the claims of any lessee of any portion of any Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; (o) any risk of loss or liability regarding amounts on deposit in any Cash Management Systems Account, (p) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan; and (q) investigating, preparing, defending, settling, compromising, responding to, or enforcing or preserving any rights in response to any claim, action, suit, proceeding, investigation, prosecution, subpoena, or request for documents or other evidence under or affecting any Borrower, the Loan Documents, any Property, or any other security given for the Loan, whether or not in connection with an action in which any Borrower is the named party; provided, however, that Borrowers shall not have any obligation to any Indemnified Party hereunder to the extent that it is finally judicially determined that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. Any amounts payable to any Indemnified Party by reason of the application of this Section 5.30(a) shall be payable within ten (10) Business Days of written demand. The obligations and liabilities of Borrowers under this Section 5.30(a) shall survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.

(b)               Notwithstanding anything contained in clause (a) above to the contrary, solely with respect to an event or condition specified in (x) clauses (h) through (k) above or (y) clause (l) above relating to the failure of the Property to comply with any Environmental Law, Borrowers’ obligation to indemnify the Indemnified Parties shall terminate three (3) years after the date on which the Debt has been paid in full (other than contingent liabilities for which a claim has been made), provided that at such time, all of the following conditions have been satisfied: (A) Borrowers, at their sole cost and expense, have delivered a then-current Phase I environmental assessment of the Properties prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Lender, in general accordance with the ASTM standards, which indicates, discloses and concludes no actual or threatened (i) non-compliance with or violation of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with the Properties or operations thereon, which has not been cured in accordance with applicable Environmental Laws, (ii) Liens related to any violation of Environmental Laws encumbering the Properties, (iii) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in this Agreement that have not been dismissed or otherwise resolved, or (iv) unlawful presence or release of Hazardous Substances in, on, above or under the Properties that has not been fully remediated as required by applicable Environmental Laws, and (B) Borrowers have paid all reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with Lender's assessment of the environmental condition of the Properties in connection with the delivery of such Phase I

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environmental assessment, including, without limitation, reasonable actual out-of-pocket attorneys' fees and costs.

5.31          Patriot Act Compliance.

(a)               Borrowers will comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. Lender shall have the right, from time to time, to audit Borrowers’ compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrowers and/or the Properties, including those relating to money laundering and terrorism. In the event that any Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause such Borrower to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgages and the other Loan Documents and shall be immediately due and payable. For purposes of this Agreement, the term “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

(b)               At all times throughout the Term, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of any Borrower or any Guarantor shall constitute property of, or shall be directly or indirectly Controlled, or beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in any Borrower or any Guarantor, as applicable, with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of any Borrower or any Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in such Borrower or any Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

5.32          Approval of Major Contracts. No Borrower shall, without Lender’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed: (a) enter into, surrender or terminate any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (b) increase or consent to the increase of the amount of any charges under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms; or (c) otherwise modify,

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change, supplement, alter or amend, or waive or release any of its rights and remedies under any Major Contract to which it is a party or to which such Borrower or the Property owned by such Borrower is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

5.33          Litigation. No Borrower shall initiate or settle any litigation, arbitration or mediation (or permit any other Person to settle any such litigation, arbitration or mediation) other than any non-material litigation in the ordinary course of business (e.g., tenant eviction proceeds or bodily injury litigation that is fully covered by insurance (other than with respect to any deductibles payable pursuant to Section 7.1 hereof) and has actually been tendered to and accepted in writing by Borrowers’ insurance company or any litigation for which the uninsured portion of any such claim does not exceed $100,000.00 or other litigation not having a Material Adverse Effect), without Lender’s prior written consent.

5.34          Limitation on Securities Issuances. No Borrower shall issue any membership interests or other securities other than those that have been issued as of the date hereof.

6.                  NOTICES AND REPORTING

6.1              Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document (a “Notice”) shall be given in writing (even if not specified herein) and shall only be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by e-mail (with confirmation of delivery thereof) to the e-mail addresses to the extent set forth in this Section 6.1 with a subject line identifying the purpose of such Notice and the name of the applicable Properties; in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party):

If to Lender:

LoanCore Capital Credit REIT LLC

c/o LoanCore Capital

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Attention: Kimberly Lutterman

E-mail: xxxxx@loancore.com

with a copy to:

LoanCore Capital Credit REIT LLC

c/o LoanCore Capital

55 Railroad Avenue, Suite 100

Greenwich, Connecticut 06830

Attention: Notices

E-mail: xxxxx@loancore.com

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with a copy to:

Firsel Ross Gussis & Alexander

10 Parkway North Boulevard, Suite 110

Deerfield, Illinois 60015

Attention: Samuel P. Gussis, Esq.

Email: xxxxx@firselross.com

If to Borrowers:

Envy Development DE, LLC

Envy Recreational LLC

c/o Stewards, Inc.

4300 N. University Drive, Suite D105

Lauderhill, Florida 33351

Attention: Katy Murless, Chief Financial Officer

Email: xxxxx@stewards.com

with a copy to:

Cozen O’Connor One Liberty Place

1650 Market Street, Suite 2800

Philadelphia, Pennsylvania 19103

Attention: Howard Grossman, Esq.

E-mail: xxxxx@cozen.com

with a copy to:

Scott Doney, Esq.

3651 Lindell Rd Suite D121

Las Vegas, Nevada 89103

Email: xxxxx@doneylawfirm.com

A Notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of overnight delivery, upon the first attempted delivery on a Business Day; or (d) in the case of e-mail, upon the confirmation of delivery of such e-mail.

6.2              Borrower Notices and Deliveries. Borrowers shall (a) give prompt written notice to Lender of: (i) any litigation, mediation, arbitration, governmental proceedings or claims or investigations pending or threatened against any Borrower, Sole Member or any Property which might materially adversely affect any Borrower’s or Sole Member’s condition (financial or otherwise) or business or any Property; (ii) any Material Adverse Effect, or of the occurrence of any Event of Default of which any Borrower has knowledge; and (b) furnish and provide to Lender: (i) any Securities and Exchange Commission or other public filings, if any, of any Borrower, Sole Member, Manager, or any Affiliate of any of the foregoing within two (2) Business Days of such filing and (ii) all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and

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agreements, reasonably requested, from time to time, by Lender. In addition, after request by Lender (but no more frequently than twice in any year), Borrowers shall furnish to Lender (A) within ten (10) days, a certificate addressed to Lender, its successors and assigns reaffirming all representations and warranties of each Borrower set forth in the Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes, and (B) within thirty (30) days, tenant estoppel certificates addressed to Lender, its successors and assigns from each tenant at each Property in form and substance reasonably satisfactory to Lender.

6.3              Financial Reporting.

6.3.1        Bookkeeping. Each Borrower shall keep on a calendar year basis, in accordance with GAAP, proper and accurate books, records and accounts reflecting all of the financial affairs of such Borrower and all items of income and expense and any services, Equipment or furnishings provided in connection with the operation of the Property owned by such Borrower, whether such income or expense is realized by such Borrower, Manager or any Affiliate of such Borrower. Lender shall have the right from time to time during normal business hours upon reasonable notice to examine such books, records and accounts at the office of such Borrower or other Person maintaining them, and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrowers shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.

6.3.2        Annual Reports. Each Borrower shall furnish to Lender annually, within 120 days after each calendar year, a complete copy of such Borrower’s annual financial statements prepared by such Borrower and accompanied by audited consolidated financial statements of Stewards for the applicable fiscal year, prepared by Stewards and audited by an independent PCAOB-registered auditor, which audited consolidated financial statements shall include each Borrower, together with a consolidating schedule or other reconciliation reasonably acceptable to Lender showing, in accordance with GAAP, balance sheets and statements of profit and loss for each Borrower and each Property on a combined basis as well as on an individual basis in such detail as Lender may request. Such financial statements (a) shall be in form and substance satisfactory to Lender, (b) shall set forth the financial condition and the income and expenses for the Property owned by such Borrower for the immediately preceding calendar year, including statements of annual net operating income and (c) shall be accompanied by an Officer’s Certificate (substantially in accordance with the form attached as Schedule 12-1 hereto) certifying (i) that such statement is true, correct, complete and accurate and presents fairly the financial condition of the Property owned by such Borrower and has been prepared in accordance with GAAP, (ii) whether there exists a Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer’s Certificate, no litigation exists involving any Borrower or any Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrowers for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget. Lender acknowledges that Borrowers’ financial statements may be consolidated with another person; provided, however, that any such consolidated financial statement shall contain a

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note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated Person nor constitute obligations of the consolidated Person.

6.3.3        Monthly/Quarterly Reports. Each Borrower shall furnish to Lender within thirty (30) days after the end of each calendar month or within thirty (30) days after the end of each calendar quarter (as indicated below) the following items: (a) monthly and year-to-date operating statements, noting net operating income and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Property owned by such Borrower during such calendar month, all in form reasonably satisfactory to Lender; (b) a balance sheet for such calendar month; (c) a comparison of the budgeted income and expenses and the actual income and expenses for each month and year-to-date for the Property owned by such Borrower, together with a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such period and year-to-date; (d) a statement of the actual Capital Expenses made by such Borrower during each calendar quarter as of the last day of such calendar quarter; (e) a statement that such Borrower has not incurred any indebtedness other than Permitted Indebtedness; (f) an aged receivables report and an aged payables report; and (g) rent rolls identifying the leased premises, names of all tenants, units leased, monthly rental and all other charges payable under each Lease, date to which paid, term of Lease, date of occupancy, date of expiration, and a delinquency report for the Property owned by such Borrower. Each such statement shall be accompanied by an Officer’s Certificate (substantially in accordance with the form attached as Schedule 12-2 hereto) certifying, to the signer’s knowledge, (i) that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of such Borrower and such Property in accordance with GAAP (subject to normal year-end adjustments), (ii) whether there exists a Event of Default, and if so, the nature thereof, the period of time it has existed and the action then being taken to remedy it, (iii) that as of the date of such Officer’s Certificate, no litigation exists involving any Borrower or any Property in which the amount involved is $250,000 (in the aggregate) or more or in which all or substantially all of the potential liability is not covered by insurance, or, if so, specifying such litigation and the actions being taken in relation thereto and (iv) the amount by which operating expenses incurred by Borrower for such period were greater than or less than the operating expenses reflected in the applicable Annual Budget. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.

6.3.4        Compliance Certificates. Each Borrower shall furnish to Lender (a) within thirty (30) days after the end of each calendar quarter, a quarterly calculation of the Debt Service Coverage Ratio and the Debt Yield for the immediately preceding two (2) calendar quarters as of the most recent Calculation Date (together with such back-up information as Lender shall require), prepared in the form attached hereto as Schedule 12-3 (or such other form as required by Lender), accompanied by an Officer’s Certificate certifying that such statement is true, correct, complete and accurate and (b) no later than thirty (30) days prior to the commencement of the Extension Period, a calculation of the Debt Service Coverage Ratio and the Debt Yield for the immediately preceding six months as of September 1, 2028, with respect to the Debt Service Coverage Ratio calculation and the Debt Yield calculation required pursuant to Section 2.8 hereof for the Extension Period.

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6.3.5        Other Reports. Each Borrower shall furnish to Lender, within ten (10) Business Days after request, such further detailed information with respect to the operation of the Property owned by such Borrower and the financial affairs of such Borrower, Sole Member or Manager as may be reasonably requested by Lender or, if a Securitization has occurred, any applicable Rating Agency.

6.3.6        Annual Budget.

(a)               Borrowers shall prepare and submit (or shall cause Manager to prepare and submit) to Lender within thirty (30) days after a Cash Management Period has commenced and by November 30th of each year thereafter during the Term until such Cash Management Period has ended, for approval by Lender, which approval shall not be unreasonably withheld or delayed, a proposed pro forma budget for the Property owned by such Borrower for the succeeding calendar year (the “Annual Budget”, and each Annual Budget approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender is referred to herein as the “Approved Annual Budget”), and, promptly after preparation thereof, any revisions to such Annual Budget. Lender’s failure to approve or disapprove any Annual Budget or revision within thirty (30) days after Lender’s receipt thereof shall be deemed to constitute Lender’s approval thereof. The Annual Budget shall consist of (i) an operating expense budget showing, on a month-by-month basis, in reasonable detail, each line item of such Borrower’s anticipated operating income and operating expenses (on a cash and accrual basis), including amounts required to establish, maintain and/or increase any monthly payments required hereunder (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender, such operating expense budget shall be referred to herein as the “Approved Operating Budget”; the Approved Operating Budget in effect as of the date hereof is attached hereto as Schedule 10), and (ii) a Capital Expense budget showing, on a month-by-month basis, in reasonable detail, each line item of anticipated Capital Expenses (and once such Annual Budget has been approved (or deemed approved pursuant to the terms of this Section 6.3.6) by Lender, such Capital Expense budget shall be referred to herein as the “Approved Capital Expenses Budget”). Until such time that any Annual Budget has been approved (or deemed to have been approved) by Lender, the prior Approved Annual Budget shall apply for all purposes hereunder (with such adjustments as reasonably determined by Lender (including increases for any non-discretionary expenses), including taxes, insurance and other expenses not in the control of Borrower).

(b)               Lender’s failure to deny any written request by Borrowers for Lender’s approval of the Annual Budget required under this Section 6.3.6 shall be deemed to constitute Lender’s consent to, and approval of, such Annual Budget provided Borrowers have sent written request to Lender as provided in the following sentence and Lender has failed to respond to each of the notices required therein in the time-frame specified therein. In order to comply with the foregoing notice requirements to obtain Lender’s deemed approval of the Annual Budget, Borrowers shall provide a copy of such Annual Budget together with a written notice sent in accordance with Section 6.1 hereof to Lender marked “PRIORITY” and shall conspicuously state in 14 point or larger bold type “CONSENT SOUGHT – FIRST NOTICE: PURSUANT TO SECTION 6.3.6 OF THE LOAN AGREEMENT, THIS IS BORROWER’S FIRST NOTICE OF REQUEST FOR APPROVAL OF THE ANNUAL BUDGET HEREIN PROVIDED. IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN TEN (10) DAYS OF ITS

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RECEIPT OF THIS LETTER THE ANNUAL BUDGET SHALL BE DEEMED APPROVED” and if Lender has failed to so respond by the tenth (10) day, Borrowers shall send a second notice also marked “PRIORITY” and conspicuously stating in 14 point or larger bold type “CONSENT SOUGHT – SECOND AND FINAL NOTICE: PURSUANT TO SECTION 6.3.6 OF THE LOAN AGREEMENT, THIS IS BORROWER’S SECOND AND FINAL NOTICE OF REQUEST FOR APPROVAL OF THE ANNUAL BUDGET HEREIN PROVIDED. IF LENDER DOES NOT DECLINE APPROVAL IN WRITING OR REQUEST ADDITIONAL INFORMATION IN WRITING WITHIN FIVE (5) DAYS OF ITS RECEIPT OF THIS LETTER THE ANNUAL BUDGET SHALL BE DEEMED APPROVED.”

6.3.7        Additional Operating Expenses.

(a)               During a Cash Management Period, in the event that any Borrower incurs or will incur any operating expense that is not in the Approved Annual Budget in excess of $2,500 but is otherwise an Approved Operating Expense (each an “Additional Operating Expense”), then such Borrower shall promptly (but in no event shall such Borrower be required to do so more frequently than monthly) deliver to Lender a reasonably detailed explanation of such Additional Operating Expense(s) or, with respect to any such item that is subject to Lender’s approval, such proposed Additional Operating Expense. Any Additional Operating Expense submitted to Lender (and, if required, approved by Lender) in accordance with this Agreement, together with any Emergency Expenditures, are referred to herein as an “Approved Additional Operating Expense”. In no event shall management fees in excess of the Management Fee Cap be paid to Manager as part of the Approved Additional Operating Expense funds distributed to Borrowers pursuant to Section 3.15(a)(vii) hereof unless expressly approved by Lender in advance in its sole discretion.

(b)               Any funds distributed to any Borrower for the payment of Approved Additional Operating Expenses (including any distribution to such Borrower pursuant to Section 3.15(a)(vii) hereof) shall be used by such Borrower only to pay for Approved Additional Operating Expenses or reimburse such Borrower for Approved Additional Operating Expenses, as applicable.

6.3.8        Intentionally Omitted.

6.3.9        Breach. If any Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the “Required Records”) required by this Article 6 within thirty (30) days after the date upon which such Required Record is due, Borrowers shall pay to Lender, at Lender’s option and in its discretion (and without limiting any other rights or remedies of Lender hereunder), an amount equal to $1,000 for each Required Record that is not delivered; provided Lender has given Borrowers at least fifteen (15) days prior notice of such failure. In addition, thirty (30) days after any Borrower’s failure to deliver any Required Records, Lender shall have the option (and without limiting any other rights or remedies of Lender hereunder), upon fifteen (15) days’ notice to Borrowers to gain access to such Borrower’s books and records and prepare or have prepared at Borrowers’ expense, any Required Records not delivered by such Borrower.

7.                  INSURANCE; CASUALTY; AND CONDEMNATION

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7.1              Insurance.

7.1.1        Coverage. Each Borrower, at its sole cost, for the mutual benefit of each Borrower and Lender, shall obtain and maintain, with each Borrower included as a Named Insured/Additional Named Insured, during the Term the following policies of insurance with respect to the Property or Properties owned by such Borrower:

(a)               Property insurance insuring against loss or damage customarily included under so called “all risk” or “special form” policies including but not limited to fire, lightning, wind/windstorm/hail, named storm, vandalism, and malicious mischief, boiler and machinery/equipment breakdown and subject to Section 7.1.1(m) hereof, coverage for damage or destruction caused by the acts of “Terrorists”, both foreign and domestic, (or such policies shall have no exclusion from coverage with respect thereto) and such other insurable hazards as, under good insurance practices, from time to time are insured against for other property and buildings similar to the premises in nature, use, location, height, and type of construction. Such insurance policy shall also insure for ordinance of law coverage, coverage for loss to the undamaged portion of the building, costs of demolition and increased cost of construction in amounts satisfactory to Lender, as well as coverage for wind-driven precipitation with sublimits acceptable to Lender. Each such insurance policy shall (i) be in an amount equal to 100% of the then replacement cost of the Improvements without deduction for physical depreciation, (ii) have deductibles no greater than $25,000, except (x) for wind/hail which shall be no greater than $100,000 per occurrence and (y) for named storm and wind-driven precipitation the deductible shall not exceed five percent (5%) of the insurable value, subject to a $100,000 minimum, per occurrence, (iii) be paid annually in advance and (iv) be on a replacement cost basis and contain either no coinsurance or, if coinsurance, an agreed amount endorsement, and shall cover, without limitation, all tenant improvements and betterments that Borrower is required to insure on a replacement cost basis. Lender shall be named Mortgagee and Lender’s Loss Payable on a Standard Mortgagee Endorsement.

(b)               Flood insurance if any part of the improvements on such Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Special Flood Hazard Area, or such other Zone if Lender so requires. Such coverage shall (i) be in an amount equal to the maximum limit available through the National Flood Insurance Program, (ii) include such excess limits in an amount equal to (A) 100% of the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or (B) such other amount as agreed to by Lender and (iii) have deductibles acceptable to Lender.

(c)               Commercial general liability insurance, including coverage for personal injury, bodily injury, death, accident and property damage, and excess and/or umbrella liability coverage for personal injury, bodily injury, death, accident and property damage, such insurance providing in combination no less than containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate (applying “per location” if the policy covers more than one location) for any policy year with no deductible or self-insured retention in excess of $10,000 per occurrence; together with at least $25,000,000 excess and/or umbrella liability insurance for any and all claims. Such excess and/or umbrella liability shall schedule the auto liability, liquor liability and/or employer’s liability policies, to the extent such coverages are required. The policies described in this subsection shall also include coverage for Terrorism, elevators,

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escalators, independent contractors, marina liability for docks, slips and piers, and contractual liability for insured contracts (covering, to the maximum extent permitted by law, Borrower’s obligation to indemnify Lender as required under this Agreement and the other Loan Documents).

(d)               Rental loss and/or business interruption insurance, including terrorism, in an amount equal to 100% of the projected gross revenues and/or Rents (less any non-continuing expenses) for a period of at least 18 months or the Actual Loss Sustained with no time limitation. The period of indemnification shall include the initial period of restoration of at least twelve (12) months, which is the period of time required to rebuild such Property following a casualty, and an extended period of indemnity endorsement for a period of six (6) months, which provides that after the physical loss to such Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or until the limit for such coverage as required above is exhausted, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such insurance shall be increased from time to time during the Term as and when the estimated or actual gross revenues and/or Rents increase.

(e)               Comprehensive boiler and machinery/equipment breakdown insurance covering all mechanical and electrical equipment against physical damage, rent loss and improvements loss and covering, without limitation, all tenant improvements and betterments that Borrower is required to insure pursuant to the lease on a replacement cost basis and in an amount equal to the full replacement cost of the Improvements on such Property (without any deduction for depreciation) or such other amount acceptable to Lender.

(f)                Worker’s compensation insurance with respect to any employees of Borrower, as required by any Legal Requirement and employer’s liability with minimum limits of $1,000,000 each accident, $1,000,000 each disease per employee, and $1,000,000 each disease policy limit (if applicable).

(g)               During any period of repair or restoration, and only if the property and liability coverage forms do not otherwise apply, (i) commercial general liability and umbrella liability insurance covering claims related to the repairs or restoration at such Property that are not covered by or under the terms or provisions of the insurance provided for in Section 7.1.1(c) hereof and (ii) the insurance provided for in Section 7.1.1(a) hereof, which shall, in addition to the requirements set forth in such Section, (A) be written on a builder’s “all-risk” insurance on a completed value, non-reporting form, in an amount equal to not less than the full insurable value of such Property, against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance and with deductibles acceptable to Lender and against all risks insured against pursuant to clauses (a), (b), (d), (e), (h) and (m) of this Section 7.1.1 and (B) include permission to occupy such Property.

(h)               If required by Lender, earthquake insurance (i) with minimum coverage equivalent to the greater of 1.0x SUL (scenario upper loss) and 1.5x SEL (scenario expected loss) multiplied by the full replacement cost of the building plus business income, (ii) having a deductible not in excess of 5% of the total insurable value of such Property, and (iii) if such Property is legally nonconforming under applicable zoning ordinances and codes, containing ordinance of law coverage in amounts as required by Lender.

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(if applicable);

(i)                 Insurance against employee dishonesty in an amount acceptable to Lender

(j)                 Commercial auto liability coverage for all owned, non-owned and hired autos containing minimum limits per occurrence of $1,000,000 (if applicable);

(k)               Liquor liability coverage containing minimum limits of $1,000,000 or in such greater amount as may be required by applicable Legal Requirements (if applicable).

(l)                 Such other insurance or higher limits (including environmental liability insurance, earthquake insurance and mine subsidence insurance) as may from time to time be reasonably required by Lender in order to protect its interests.

(m)             Notwithstanding anything in Section 7.1.1(a) hereof to the contrary, Borrowers shall be required to obtain and maintain coverage in its property insurance Policy (or by a separate Policy), its Loss of Rents/Business Interruption coverage, and its Liability policies against loss or damage by terrorist acts, both foreign and domestic, in an amount equal to 100% of the “Full Replacement Cost” of such Property plus the rental loss and/or business interruption insurance required in Section 7.1.1(d) hereof provided that such coverage is available. Borrowers shall obtain the coverage required under this Section 7.1.1(m) from a carrier which otherwise satisfies the rating criteria specified in Section 7.1.2 hereof (a “Qualified Carrier”) or in the event that such coverage is not available from a Qualified Carrier, Borrowers shall obtain such coverage from the highest rated insurance company providing such coverage. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by Section 7.1.1(a) hereof, Borrowers shall, nevertheless be required to obtain coverage for terrorism (as standalone coverage) in an amount equal to 100% of the “Full Replacement Cost” of the Properties plus the rental loss and/or business interruption coverage under Section 7.1.1(d) hereof provided that such coverage is available.

7.1.2        Policies. All policies of insurance (the “Policies”) required pursuant to Section 7.1.1 hereof shall: (a) be issued by companies approved by Lender and authorized to do business in the State, with (X) a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s (to the extent Moody’s rates the Securities and rates the applicable insurance company), and (Y) a rating of “A:X” or better in the current Best’s Insurance Reports (notwithstanding the foregoing, Lender has agreed that Borrowers shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements in their current participation amounts and positions within the syndicate, provided that if the current AM Best rating of any such insurer is withdrawn or downgraded, Borrowers shall replace such carrier with an insurance company meeting the ratings requirements set forth hereinabove); (b) name Lender and its successors and/or assigns as their interest may appear as the mortgagee/lender’s loss payable (in the case of property insurance and business interruption/loss of rents coverage) and an additional insured (in the case of liability insurance); (c) contain (in the case of property insurance) a Non-Contributory Standard Mortgagee Clause/Lender’s Loss Payable Endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (d) with respect to property (including business interruption/loss of rents), commercial general liability and excess/umbrella liability policies, contain a waiver of subrogation in favor of Lender; (e) with respect to property

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policies (including business interruption/loss of rents), contain such provisions as Lender deems reasonably necessary or desirable to protect its interest, including (i) endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under the Policies, (ii) that Lender shall receive at least thirty (30) days’ prior written notice of cancellation of any of the property Policies, except ten (10) days’ notice for cancellation due to non-payment of premium; provided that, with respect to liability Policies, such notice shall also be provided to the extent available; however, if not available, Borrowers shall provide the required notice to Lender, (iii) that such policy shall not contain any provision that would make the Lender liable for any premiums and commissions, provided that the policy need not waive the requirement that the premium be paid in order to effect continuation of coverage if the policy will be cancelled due to non-payment of premium and (iv) providing that Lender is permitted to make payments to effect the continuation of such policy upon notice of cancellation due to non-payment of premiums; (f) in the event any property insurance policy shall contain breach of warranty provisions, such policy shall provide that with respect to the interest of Lender, such insurance policy shall not be invalidated by and shall insure Lender regardless of (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (ii) the occupancy or use of the premises for purposes more hazardous than permitted by the terms thereof, or (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Loan Documents; and (g) be satisfactory in form and substance to Lender and approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds and complete copies thereof delivered to Lender. In the event of foreclosure or other transfer of title, Borrowers agree that all proceeds payable thereunder pertaining to such Borrower’s Property shall thereupon vest in the purchaser at such foreclosure or in Lender or other transferee in the event of such other transfer of title. Borrowers shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and furnish to Lender evidence of the renewal of each of the Policies together with (unless such Insurance Premiums have been paid by Lender pursuant to Section 3.4 hereof) receipts for or other evidence of the payment of the Insurance Premiums reasonably satisfactory to Lender. If Borrowers do not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Lender may, but shall not be obligated to, procure such insurance and pay the Insurance Premiums therefor, and Borrowers shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate. Borrowers shall deliver to Lender a complete copy of each Policy within thirty (30) days after its effective date. Within thirty (30) days after request by Lender, Borrowers shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. Lender agrees that the Policies may be in the form of a blanket policy provided that (A) such blanket policy otherwise meets the requirements set forth in this Section 7.1, (B) Lender shall be satisfied by evidence required by Lender that the blanket policy provides the same protection as would separate Policies insuring only the Properties in accordance with the terms of this Agreement and (C) Borrowers shall, upon written request of Lender, provide Lender with a complete schedule of locations and values for properties associated with such blanket policy (any such blanket policy that satisfies the foregoing conditions, an “Acceptable Blanket Policy”).

7.2              Casualty.

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7.2.1        Notice; Restoration. If any Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrowers, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to be of at least equal value and of substantially the same character as prior to such damage or destruction.

7.2.2        Settlement of Proceeds. If a Casualty covered by any of the Policies (an “Insured Casualty”) occurs where the loss does not exceed the Restoration Threshold, provided no Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the prior consent of Lender provided that such adjustment is carried out in a competent and timely manner, and Borrowers are hereby authorized to collect and receipt for the insurance proceeds (the “Proceeds”), and promptly deposit same in the Casualty/Condemnation Subaccount. In the event of an Insured Casualty where the loss equals or exceeds the Restoration Threshold (a “Significant Casualty”), Lender may settle and adjust any claim without the consent of any Borrower and agree with the insurer(s) on the amount to be paid on the loss, and the Proceeds shall be due and payable solely to Lender and held by Lender in the Casualty/Condemnation Subaccount and disbursed in accordance herewith. If any Borrower or any party other than Lender is a payee on any check representing Proceeds with respect to a Significant Casualty, such Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to the order of Lender. Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse such check payable to the order of Lender. The reasonable, out of pocket expenses incurred by Lender in the settlement, adjustment and collection of the Proceeds shall become part of the Debt and shall be reimbursed by Borrowers to Lender within ten (10) Business Days of written demand therefor. Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance carrier makes a payment under a property insurance Policy that Borrowers propose be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance carrier as to the purpose of such payment, as between Lender and Borrowers, such payment shall not be treated as business or rental interruption insurance proceeds unless Borrowers have demonstrated to Lender’s satisfaction that the remaining net Proceeds that will be received from the property insurance carriers are sufficient to pay 100% of the cost of fully restoring the Improvements or, if such net Proceeds are to be applied to repay the Debt in accordance with the terms of this Agreement, that such remaining net Proceeds will be sufficient to pay the Debt in full.

7.3              Condemnation.

7.3.1        Notice; Restoration. Borrowers shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Property (a “Condemnation”) and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether an Award is available, shall promptly proceed to restore, repair, replace or rebuild the affected Property in accordance with Legal Requirements to the extent practicable to be of at least equal value and of substantially the same character (and to have the same utility) as prior to such Condemnation.

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7.3.2        Collection of Award. Lender is hereby irrevocably appointed as each Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment in respect of a Condemnation (an “Award”) and to make any compromise, adjustment or settlement in connection with such Condemnation. Notwithstanding any Condemnation (or any transfer made in lieu of or in anticipation of such Condemnation), Borrowers shall continue to pay the Debt at the time and in the manner provided for in the Loan Documents, and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the Interest Rate. If any Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of the Award sufficient to pay the Debt. Borrowers shall cause any Award that is payable to Borrower to be paid directly to Lender. Lender shall hold such Award in the Casualty/Condemnation Subaccount and disburse such Award in accordance with the terms hereof.

7.4              Application of Proceeds or Award.

7.4.1        Application to Restoration. If an Insured Casualty or a Condemnation

occurs where:

(a)               the loss is in an aggregate amount less than twenty percent (20%) of the

Allocated Loan Amount for the affected Property;

(b)               in the reasonable judgment of Lender, the affected Property can be restored within six (6) months, and prior to six (6) months before the then-scheduled Stated Maturity Date, and prior to the expiration of the rental or business interruption insurance with respect thereto, to the affected Property’s pre-existing condition and utility as existed immediately prior to such Insured Casualty or Condemnation, and to an economic unit not less valuable and not less useful than the same was immediately prior to the Insured Casualty or Condemnation, and after such Restoration will adequately secure the Debt;

(c)               less than (i) thirty percent (30%), in the case of an Insured Casualty or (ii) fifteen percent (15%), in the case of a Condemnation, of the rentable area of the affected Improvements has been damaged, destroyed or rendered unusable as a result of such Insured Casualty or Condemnation;

(d)               Leases demising in the aggregate at least sixty-five percent (65%) of the total rentable space in the applicable Property and in effect as of the date of the occurrence of such Insured Casualty or Condemnation remain in full force and effect during and after the completion of the Restoration (hereinafter defined);

(e)               Lender shall be satisfied that the Restoration will be completed in accordance with all Legal Requirements and the applicable Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements; and

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(f)                no Event of Default shall have occurred and be then continuing,

then the Proceeds or the Award, as the case may be (after reimbursement of any expenses incurred by Lender), shall be applied to reimburse Borrowers for the cost of restoring, repairing, replacing or rebuilding the affected Property (the “Restoration”), in the manner set forth herein. Borrowers shall commence and diligently prosecute such Restoration. Notwithstanding the foregoing, in no event shall Lender be obligated to apply the Proceeds or Award to reimburse any Borrower for the cost of Restoration unless, in addition to satisfaction of the foregoing conditions, both (i) Borrowers shall pay (and if required by Lender, Borrowers shall deposit with Lender in advance) all costs of such Restoration in excess of the net amount of the Proceeds or the Award made available pursuant to the terms hereof; and (ii) Lender shall have received evidence reasonably satisfactory to it that during the period of the Restoration, the Rents for such Property will be at least equal to the sum of the operating expenses and Debt Service for such Property and other reserve payments required hereunder, as reasonably determined by Lender.

7.4.2        Application to Debt.

(a)               Except as provided in Section 7.4.1 hereof, any Proceeds and/or Award may, at the option of Lender, be applied to the payment of (i) accrued but unpaid interest on the Note, (ii) the unpaid Principal and (iii) other charges due under the Note and/or any of the other Loan Documents, or applied to reimburse Borrowers for the cost of any Restoration, in the manner set forth in Section 7.4.3 hereof. Any prepayment of the Loan made pursuant to this Section 7.4.2 shall be subject to the Exit Fee, but shall otherwise be without any Spread Maintenance Premium, unless an Event of Default has occurred and is continuing at the time the Proceeds are received from the insurance company or the Award is received from the condemning authority, as the case may be, in which event Borrowers shall pay to Lender an additional amount equal to the Spread Maintenance Premium, if any, that may be required with respect to the amount of the Proceeds or Award applied to the unpaid Principal. In the event that Lender elects to apply any Proceeds and/or Award to the repayment of the Debt pursuant to this clause (a), Borrowers may, within ninety (90) days following such repayment of the Debt by Lender, prepay the full outstanding remaining balance of the Debt, which repayment shall be subject to the Exit Fee, but shall otherwise be without any Spread Maintenance Premium, unless an Event of Default has occurred and is continuing at the time such repayment is made, in which event Borrowers shall bay both the Spread Maintenance Premium and Exit Fee applicable to such repayment amount.

(b)               Notwithstanding the foregoing provisions of this Section 7.4, if the Loan is included in a REMIC Trust and, immediately following a release of any portion of the Lien of a Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Properties are greater than 125% (such value to be determined by Lender by any commercially reasonable method permitted to a REMIC Trust; and which shall exclude the value of personal property or going concern value, if any), the principal balance of the Loan must be paid down by an amount equal to the least of the following amounts: (i) the net Award or net proceeds (after payment of Lender’s costs and expenses and any other fees and expenses that have been approved by Lender); (ii) the fair market value of the released property at the time of the release; or (iii) an amount such that the loan-to-value ratio of the Loan (as so determined by

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Lender) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award, if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrowers as otherwise expressly provided in this Section 7.4. Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrowers shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 7.4.2(b), an additional amount equal to the Spread Maintenance Premium and Exit Fee applicable thereto; provided, however, that if an Event of Default is not continuing, then the Spread Maintenance Premium and Exit Fee applicable thereto shall not be payable.

7.4.3        Procedure for Application to Restoration. If any Borrower is entitled to reimbursement out of the Proceeds or an Award held by Lender, such Proceeds or Award shall be disbursed from time to time from the Casualty/Condemnation Subaccount upon Lender being furnished with (a) evidence satisfactory to Lender of the estimated cost of completion of the Restoration, (b) a fixed price or guaranteed maximum cost construction contract for Restoration satisfactory to Lender, (c) prior to the commencement of Restoration, all immediately available funds in addition to the Proceeds or Award that in Lender’s judgment are required to complete the proposed Restoration, (d) such architect’s certificates, waivers of lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Lender may reasonably require and approve, and (e) all plans and specifications for such Restoration, such plans and specifications to be approved by Lender prior to commencement of any work. Lender may, at Borrowers’ expense, retain a Construction Consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than the Proceeds or Award shall be disbursed prior to disbursement of such Proceeds or Award; and at all times, the undisbursed balance of such Proceeds or Award remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrowers for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Provided no Event of Default then exists, any surplus that remains out of the Proceeds held by Lender after payment of such costs of Restoration shall be paid to Borrowers (unless a Cash Management Period is continuing, in which event, such surplus shall be deposited into the Cash Management Account as if Rents and disbursed pursuant to Section 3.15(a) hereof). Any surplus that remains out of the Award received by Lender after payment of such costs of Restoration shall, at the discretion of Lender, be retained by Lender and applied to payment of the Debt or returned to Borrowers.

7.5              Application of Business Interruption Insurance and/or Rent Loss Policies. With respect to any Proceeds paid on account of business interruption and/or rent loss policies, the same shall be deposited in the Cash Management Account and distributed in accordance with the provisions of Section 3.15 hereof; provided, however, that if such business interruption proceeds are disbursed in a lump sum, unless otherwise agreed to by Lender in its sole discretion, Lender shall hold such proceeds in the Casualty/Condemnation Subaccount, shall estimate the number of months required for Borrowers to restore the damage caused by the applicable Casualty, shall

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divide the applicable aggregate business interruption or rent loss proceeds by such number of months and shall disburse such monthly installment of such proceeds on each Payment Date in the Cash Management Account for disbursement in accordance with Section 3.15 hereof.

8.                  DEFAULTS

8.1              Events of Default. An “Event of Default” shall exist with respect to the Loan if any of the following shall occur:

(a)               any portion of the Debt is not paid when due or Borrowers shall fail to pay when due any payment required under Sections 3.3, 3.4, 3.5, 3.8 3.10 or 3.11 hereof; provided, however, if adequate funds are available in the Cash Management Account for any payments pursuant to Section 3.15(a) hereof, or Sections 3.3, 3.4 or 3.5 hereof, and Lender is otherwise obligated to apply such amounts on deposit in the Cash Management Account to payment pursuant to Section 3.15(a) hereof or to the appropriate Subaccounts, the failure by Cash Management Bank to allocate such funds for such payment pursuant to Section 3.15(a) hereof or into the appropriate Subaccounts shall not constitute an Event of Default hereunder);

(b)               any of the Property Taxes are not paid when due (unless, with respect to Real Estate Taxes, Lender is paying such Real Estate Taxes pursuant to Section 3.3 hereof, sufficient funds are in the Tax Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) make such payments, and Lender has failed to make such payments), subject to Borrowers’ right to contest Property Taxes in accordance with Section 5.2 hereof;

(c)               the Policies are (i) not kept in full force and effect (unless, with respect to Insurance Premiums, Lender is paying such Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Lender has failed to make such payments) or (ii) not delivered to Lender upon request;

(d)               a Transfer other than a Permitted Transfer occurs;

(e)               any certification, representation or warranty made by any Borrower or any Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished by any Borrower or any Guarantor in connection with any Loan Document, shall be false or misleading in any material respect as of the date the representation or warranty was made;

(f)                any Borrower, Sole Member or any Guarantor shall make an assignment for the benefit of creditors, or shall generally not be paying its debts as they become due;

(g)               a receiver, liquidator or trustee shall be appointed for any Borrower, Sole Member or any Guarantor; or any Borrower, Sole Member or any Guarantor shall be adjudicated a bankrupt or insolvent; or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Borrower, Sole Member or any Guarantor, as the case may be; or any proceeding for the dissolution or liquidation of any Borrower, Sole Member or any Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was

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involuntary and not consented to by such Borrower, Sole Member or such Guarantor, as the case may be, only upon the same not being discharged, stayed or dismissed within sixty (60) days;

(h)               any Borrower breaches any covenant contained in Sections 2.6.1(d), 5.12.1(i) through (v), 5.12.3, 5.13, 5.15, 5.22, 5.25, 5.27 or 5.28 hereof;

(i)                 except as expressly permitted hereunder, the actual alteration, improvement, demolition or removal of all or any portion of any of the Improvements without the prior written consent of Lender;

(j)                 an Event of Default as defined or described elsewhere in this Agreement or in any other Loan Document occurs; or any other event shall occur or condition shall exist, if the effect of such event or condition is to accelerate or to permit Lender to accelerate the maturity of any portion of the Debt;

(k)               a default occurs under any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period and such notice has been given and such grace period has expired;

(l)                 any Loan Document shall fail to be in full force and effect to give Lender the Liens, rights, powers and privileges purported to be created thereby, or if any Borrower Party shall assert that any Loan Document is not in full force and effect or fails to give Lender the Liens, rights, powers and privileges purported to be created thereby;

(m)             any of the assumptions contained in any substantive non-consolidation opinion, delivered to Lender by Borrowers’ counsel in connection with the Loan or otherwise hereunder, were not true, complete and correct as of the date of such opinion or thereafter became untrue or incorrect in any material respects;

(n)               Guarantors breach any of the financial covenants set forth in Section 6 of the Guaranty; or

(o)               a default shall be continuing under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not otherwise specified in this Section 8.1, for ten (10) Business Days after notice to Borrowers (and Guarantors, if applicable) from Lender, in the case of any default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such thirty (30)-day period, and Borrowers (or Guarantors, if applicable) shall have commenced to cure such default within such thirty (30)-day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30)-day period shall be extended for an additional period of time as is reasonably necessary for Borrowers (or Guarantors, if applicable) in the exercise of due diligence to cure such default, such additional period not to exceed ninety (90) days.

8.2              Remedies.

8.2.1        Acceleration. Upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Sections 8.1(f) or (g) hereof) and at any

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time and from time to time thereafter, in addition to any other rights or remedies available to it pursuant to the Loan Documents or at law or in equity, Lender may take such action, without notice or demand (and each Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against any or all Borrowers and in and to the Properties; including declaring the Debt to be immediately due and payable (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Borrowers), without notice or demand; and upon any Event of Default described in Sections 8.1(f) or (g) hereof, the Debt (including unpaid interest, Default Rate interest, Late Payment Charges, Spread Maintenance Premium, Exit Fees and any other amounts owing by Borrowers) shall immediately and automatically become due and payable, without notice or demand, and each Borrower hereby expressly waives any such notice or demand, anything contained in any Loan Document to the contrary notwithstanding.

8.2.2        Remedies Cumulative. Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrowers under the Loan Documents or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared, or be automatically, due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in the Loan Documents. Without limiting the generality of the foregoing, each Borrower agrees that if an Event of Default is continuing, (a) to the extent permitted by applicable law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (b) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties, the Mortgages have been foreclosed, the Properties have been sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full. To the extent permitted by applicable law, nothing contained in any Loan Document shall be construed as requiring Lender to resort to any particular Property or any portion of any Property for the satisfaction of the Debt in preference or priority to any other portion, and Lender may seek satisfaction out of all or less than all of the Properties or any part thereof.

8.2.3        Severance.

(a)               During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose any Mortgage and/or the Pledge Agreement (subject to the terms and conditions of the Mortgage and/or Pledge Agreement) in any manner and for any amounts secured by such Mortgage and/or the Pledge Agreement then due and payable as determined by Lender, including the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of Principal and interest, Lender may foreclose any Mortgage and/or the Pledge Agreement (subject to the terms and conditions of the Mortgage and/or Pledge Agreement) to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding Principal, Lender may foreclose any Mortgage and/or the Pledge Agreement to recover so much

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of the Principal as Lender may accelerate and such other sums secured by such Mortgage and/or the Pledge Agreement as Lender may elect (subject to the terms and conditions of the Mortgage and/or Pledge Agreement). Notwithstanding one or more partial foreclosures, the (x) Properties shall remain subject to the Mortgages to secure payment of the sums secured by the Mortgages and not previously recovered and (y) Collateral shall remain subject to the Pledge Agreement to secure payment of the sums secured by the Pledge Agreement and not previously recovered.

(b)               During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations and priorities of payment and liens as Lender shall determine for purposes of evidencing and enforcing its rights and remedies provided hereunder. Each Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such severance, each Borrower ratifying all that such attorney shall do by virtue thereof.

8.2.4        Delay. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of any Mortgage and/or the Pledge Agreement to the extent necessary to foreclose on all or any portion of any Property, the Rents, the Cash Management System Accounts or any other collateral.

8.2.5        Lender’s Right to Perform. If any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrowers’ receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrowers to Lender within ten (10) Business Days of written demand therefor and if not paid shall be added to the Debt (and to the extent permitted under applicable laws, secured by the Mortgages and other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to any Borrower of any such failure.

9.                  SECONDARY MARKET PROVISIONS

9.1              Sale of Note and Secondary Market Transaction.

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9.1.1        General; Borrower Cooperation. Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof (including any future funding obligation therein) or the Loan Documents or any interest therein to one or more investors, (b) to sell participation interests in the Loan to one or more investors or (c) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Mortgages (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”, and the transactions referred to in clause (c) shall be referred to herein as a “Securitization”). In connection with any Secondary Market Transaction, Borrowers shall, at Borrowers’ reasonable expense, use all reasonable efforts and cooperate fully and in good faith with Lender and otherwise reasonably assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies or by applicable Legal Requirements in connection with any such Secondary Market Transactions, including: (i) to (A) provide such financial and other information with respect to the Properties, Borrowers and their Affiliates, Guarantors, Manager and any tenants of the Properties, (B) provide business plans and budgets relating to the Properties and (C) perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Properties, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this clause (i) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (ii) at Borrowers’ expense, cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Properties, Borrowers and their Affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (iii) make such representations and warranties as of the date of any Secondary Market Transaction with respect to the Properties, Borrowers and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents (subject to changes resulting from the passage of time or other changes that do not cause an Event of Default hereunder); (iv) provide current certificates of good standing and qualification with respect to Borrowers and Sole Member from appropriate Governmental Authorities; and (v) execute such amendments to the Loan Documents and Borrowers’ organizational documents, as may be requested by Lender or required pursuant to applicable Legal Requirements or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this clause (v) shall result in a decrease in any Borrowers’ or any Guarantors’ rights or an increase in any Borrowers’ or any Guarantors’ obligations or liabilities under the Loan Documents or otherwise in the transaction (other than to a de minimis extent). Borrowers shall pay all reasonable third party costs and expenses incurred by Lender in connection with a Secondary Market Transaction. Borrowers’ cooperation obligations set forth herein shall continue until the Loan has been paid in full.

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9.1.2        Use of Information. Borrowers understand that all or any portion of the Provided Information and the Required Records may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrowers shall reasonably cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrowers, Manager and the Properties necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

9.1.3        Borrowers Obligations Regarding Disclosure Documents. In connection with a Disclosure Document, Borrowers shall: (a) if requested by Lender, certify in writing that Borrowers have carefully examined those portions of such Disclosure Document, pertaining to Borrowers, the Properties, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Lender)

(i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Lender (and for purposes of this Section 9.1, Lender shall include LCC, its Affiliates, successors and assigns, and their respective officers and directors) and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer or the Lender within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within clause (iii), the “Lender Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities, but excluding consequential, special or punitive damages (the “Liabilities”) to which Lender, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrowers, Manager, Guarantors, the Properties or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading; provided, however, that Borrowers shall not be required to indemnify Lender for any Liabilities relating to untrue statements or omissions which Borrowers identified to Lender in writing at the time of Borrowers’ examination of such Disclosure Document or for Lender’s mistakes in any Disclosure Document or Registration Statement.

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9.1.4        Borrower Indemnity Regarding Filings. In connection with filings under the Exchange Act, Borrowers shall indemnify Lender, the Lender Group and the Underwriter Group for any Liabilities to which Lender, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading.

9.1.5        Indemnification Procedure. Promptly after receipt by an indemnified party under Section 9.1.3 or Section 9.1.4 hereof of notice of the commencement of any action for which a claim for indemnification is to be made against Borrowers, such indemnified party shall notify Borrowers in writing of such commencement, but the omission to so notify Borrowers will not relieve Borrowers from any liability that they may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrowers. If any action is brought against any indemnified party, and it notifies Borrowers of the commencement thereof, Borrowers will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrowers to such indemnified party under this Section 9.1.5, Borrowers shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrowers and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrowers, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrowers shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), no Borrower shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Borrower is an actual or potential party to such claim, action, suit or proceeding) unless such Borrower shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings.

9.1.6        Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.1.3 or Section 9.1.4 hereof is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 9.1.3 or Section 9.1.4 hereof, Borrowers shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (a) the Lender Group’s

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and Borrowers’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (b) the opportunity to correct and prevent any statement or omission; and (c) any other equitable considerations appropriate in the circumstances. Lender and Borrowers hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

9.1.7        Survival. The liabilities and obligations of each Borrower and Lender under this Section 9.1 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

9.2              Severance of Loan. Lender, without in any way limiting Lender’s other rights hereunder, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), at Borrowers’ sole cost and expense, with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (a) cause the Note and the Mortgages to be split into a first and second mortgage loan, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (c) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), (d) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrowers (i.e., a senior loan/mezzanine loan structure), in each such case described in clauses (a) through (d) above, in whatever proportion and whatever priority Lender determines, and (e) modify the Loan Documents with respect to the newly created notes or components of the Note such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any material economic term of the Loan, or (ii) materially increase the obligations or liabilities, or decrease the rights, of any Borrower or any Guarantor under the Loan Documents (in each case, other than to a de minimis extent); provided, however, in each such instance the outstanding principal balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Interest Rate immediately prior to such modification. If requested by Lender, Borrowers (and Borrowers’ constituent members, if applicable, and Guarantors) shall execute within five (5) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 9.2 and, provided that such modification shall comply with the terms of this Section 9.2, it shall become immediately effective.

10.              MISCELLANEOUS

10.1          Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of any Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against

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such Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest and rights under the Loan Documents, or in all or any of the Properties, the Rents or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against a Borrower only to the extent of such Borrower’s interest in the Properties, in the Rents and in any other collateral given to Lender. The provisions of this Section 10.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any Loan Document, (ii) impair the right of Lender to name one or more Borrowers as a party defendant in any action or suit for foreclosure and sale under any Mortgage and/or the Pledge Agreement, (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder, (iv) impair the right of Lender to obtain the appointment of a receiver, (v) impair the enforcement of the Assignments of Leases and Rents, (vi) constitute a prohibition against Lender to commence any other appropriate action or proceeding in order for Lender to fully realize the security granted by any Mortgage and/or the Pledge Agreement or to exercise its remedies against all or any of the Properties or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred, but excluding consequential, special or punitive damages) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrowers’ Recourse Liabilities”):

(a)               fraud, willful misconduct or misrepresentation by or on behalf of any Borrower Party in connection with the Loan, including by reason of any claim under the Racketeer Influenced and Corrupt Organizations Act (RICO);

(b)               the forfeiture by any Borrower of any Property, or any portion thereof, or Sole Member of the Collateral, or any portion thereof, because of the conduct or purported conduct of criminal activity by or on behalf of any such Borrower Party;

(c)               intentional material physical waste of any Property or any portion thereof, or, after an Event of Default, the removal or disposal of any portion of any Property, provided that the inability to maintain or repair the Property as a result of insufficient revenues therefrom shall not constitute intentional material physical waste of the Property;

(d)               any Proceeds paid by reason of any Insured Casualty or any Award received in connection with a Condemnation or other sums or payments attributable to any Property not applied in accordance with the provisions of the Loan Documents (except to the extent that a Borrower did not have the legal right, because of a bankruptcy, receivership or similar judicial proceeding, to direct disbursement of such sums or payments);

(e)               all Rents of any Property received or collected by or on behalf of any Borrower after an Event of Default and not applied to payment of Principal and interest due under the Note, and to the payment of actual and reasonable operating expenses of such Property, as they become due or payable (except to the extent that such application of such funds is prevented by

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bankruptcy, receivership, or similar judicial proceeding in which such Borrower is legally prevented from directing the disbursement of such sums);

(f)                misappropriation, misapplication or conversion by or on behalf of any Borrower (including failure to turn over to Lender on demand following an Event of Default) of any gross revenues (including Rents, advance deposits, any other deposits, rents collected in advance, funds held by any Borrower for the benefit of another party and Lease Event Payments);

(g)               the failure to pay Property Taxes (unless, with respect to Real Estate Taxes, Lender is paying such Real Estate Taxes pursuant to Section 3.3 hereof, sufficient funds are in the Tax Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) make such payments, and Lender has failed to make such payments);

(h)               the breach of any representation, warranty, covenant or indemnification in any Loan Document concerning Environmental Laws or Hazardous Substances, including Sections 4.21 and 5.8 hereof, and clauses (h) through (l) of Section 5.30 hereof;

(i)                 the failure to pay any charges for labor or materials or other charges that can create Liens on any portion of any of the Properties;

(j)                 any security deposits (including letters of credit), advance deposits or any other deposits collected by or on behalf of any Borrower with respect to any of the Properties which are not delivered to Lender in accordance with the provisions of the Loan Documents;

(k)               the failure to obtain and maintain the fully paid for Policies in accordance with Section 7.1.1 hereof (unless, with respect to Insurance Premiums, Lender is paying such Insurance Premiums pursuant to Section 3.4 hereof, sufficient funds are in the Insurance Subaccount to make such payment, Lender is otherwise obligated to (and has the right to) pay for such Insurance Premiums, and Lender has failed to make such payments);

(l)                 if any Borrower Party, (A) causes any Borrower to opt out of Article 8 of the UCC or causes the Collateral to not be treated as “securities” governed by and within the meaning of Article 8, (B) causes any Borrower to amend or otherwise modify its organizational documents in order to amend or repeal its election to be governed by Article 8 of the UCC, or (C) causes any termination or cancellation of the limited liability company membership certificate evidencing Sole Member’s one hundred percent (100%) ownership interest in any Borrower;

(m)             the breach of the covenants set forth in Sections 2.6.5 hereof or Section 2.6.6 hereof subject to any applicable notice and cure periods;

(n)               except as expressly permitted hereunder, the demolition of all or any portion of any improvements without the prior written consent of Lender (excluding in connection with the removal or replacement of worn or obsolete Improvements or Equipment no longer needed or suitable for the operation of the Properties);

(o)               the failure by Borrowers to deposit into the Shortfall Reserve Subaccount any amounts required pursuant to Section 3.11 hereof as and when due thereunder, such loss deemed to be equal to the aggregate amount Borrowers have been, at any time during the Term,

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or is then, required to so deposit into the Shortfall Reserve Subaccount during the Term plus aggregate amount of Lender’s enforcement costs and expenses incurred in connection with the same; and/or

(p)               except as set forth in clause (ii) of the definition of “Springing Recourse Event” below, a breach of any of the representations set forth in the “Certificate Re ‘Recycled’ Special-Purpose Entity” delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.13 hereof.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt in accordance with the Loan Documents, and (B) Lender’s agreement not to pursue personal liability of Borrowers as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrowers in the event that one or more of the following occurs (each, a “Springing Recourse Event”):

(i)                 an Event of Default described in Section 8.1(d) hereof shall have occurred;

(ii)              a breach of any of the representations set forth in the “Certificate Re

‘Recycled’ Special-Purpose Entity” delivered to Lender in connection with the Loan or a breach of the representation set forth in Section 4.1(b) hereof or a breach of the covenants set forth in Section 5.13 hereof, if such breach is cited by a bankruptcy court as the basis for the substantive consolidation of Borrower with another Person;

(iii)            any Borrower or Sole Member files a voluntary petition under any Insolvency Law;

(iv)             the filing of an involuntary petition against any Borrower and/or Sole Member under any Insolvency Law by any other Person if (x) any such Borrower Party or any officer, director or representative which, directly or indirectly, Controls such Borrower and/or Sole Member colludes with or otherwise assists such Person, and/or (y) any such Borrower Party or any officer, director or representative which, directly or indirectly, Controls any Borrower and/or Sole Member solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower and/or Sole Member by any Person;

(v)               any Borrower Party files an answer consenting to, or otherwise acquiescing in, or joining in, any involuntary petition filed against any Borrower and/or Sole Member by any other Person under any Insolvency Law;

(vi)             any Borrower Party consents to, or acquiesces in, or joins in, an application for the appointment of a custodian, receiver, liquidator, trustee or examiner for any Borrower, Sole Member or any portion of any Property unless the appointment of a

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custodian, receiver, liquidator, trustee or examiner is made at the request of Lender or Servicer;

(vii)          any Borrower or Sole Member makes an assignment for the benefit of creditors or admits, in writing in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(viii)        if any Borrower Party, in connection with any enforcement action or exercise or assertion of any right or remedy by or on behalf of Lender under or in connection with the Note, the Mortgages or any other Loan Document (including Lender’s seeking an appointment of a receiver), seeks a defense, judicial intervention or injunctive or other equitable relief of any kind or asserts in a pleading filed in connection with a judicial proceeding any defense against Lender or any right in connection with any security for the Loan if there is a final, non-appealable court judgment that such action was brought in bad faith solely to delay or frustrate Lender’s exercise of its rights; and/or

(ix)             any Borrower Party taking an affirmative wrongful act with the intention to impair the enforcement of the Pledge Agreement as a result of Lender also being the mortgagee under the Mortgage and failing, promptly after receipt of written notice from the Lender referring to this section, to refrain from or revoke such action to the extent necessary to prevent such impairment therefrom in which there is a final, non-appealable court judgment that such act was in bath faith and taken solely to delay or frustrate Lender’s exercise of its rights to enforce the Pledge Agreement.

10.2          Brokers and Financial Advisors.

(a)               Each Borrower and Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the Loan other than Baybridge Real Estate Capital (“Broker”) whose fees shall be paid by Borrowers pursuant to a separate agreement. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses (including attorneys’ fees, whether incurred in connection with enforcing this indemnity or defending claims of third parties) of any kind in any way relating to or arising from a claim by any Person (including Broker) that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the repayment of the Debt.

(b)               Notwithstanding anything in Section 10.2(a) hereof to the contrary, each Borrower hereby acknowledges that (i) at Lender’s sole discretion, Broker may receive further consideration from Lender relating to the Loan or any other matter for which Lender may elect to compensate Broker pursuant to a separate agreement between Lender and Broker and (ii) Lender shall have no obligation to disclose to any Borrower the existence of any such agreement or the amount of any such additional consideration paid or to be paid to Broker whether in connection with the Loan or otherwise.

10.3          Retention of Servicer.

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(a)               At the option of Lender, the Loan may be serviced by the Servicer, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and the Servicer. Borrowers shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrowers shall not be responsible for payment of the regular ongoing master servicing fee due to the Servicer under the Servicing Agreement.

(b)               Borrowers shall pay any fees and expenses of the Servicer or Lender and any customary third-party fees and expenses in connection with a prepayment, release of any Property, approvals under the Loan Documents requested by Borrowers, assumption of Borrowers’ obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, special servicing fees, operating or trust advisor fees (if the Loan is a specially serviced loan or in connection with a workout), work-out fees, liquidation fees, attorney’s fees and expenses and other fees and expenses in connection with the modification or restructuring of the Loan.

10.4          Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as any of the Debt is unpaid or such longer period if expressly set forth in this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All of Borrowers’ covenants and agreements in this Agreement shall inure to the benefit of the respective legal representatives, successors and assigns of Lender.

10.5          Lender’s Discretion; Rating Agency Review Waiver.

(a)               Whenever pursuant to this Agreement or any other Loan Document, Lender exercises any right given to it to request, approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender or is to be in Lender’s discretion, the decision of Lender to request, approve or disapprove, to consent or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender and shall be final and conclusive. Additionally, whenever in this Agreement or any other Loan Document, Lender exercises any right given to it to approve or disapprove, or consent or withhold consent, or any arrangement or term is to be satisfactory to Lender in Lender’s reasonable discretion, or Lender agrees to not withhold, condition or delay its consent, the decision of Lender to approve or disapprove, to consent, condition, delay or withhold consent, or to decide whether arrangements or terms are satisfactory or not satisfactory, or acceptable or unacceptable or in Lender’s discretion shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender while an Event of Default is continuing unless otherwise specifically herein provided.

(b)               Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Comfort Letter is required from each applicable Rating Agency, in the event that any

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applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Comfort Letter will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Comfort Letter requirement with respect to such Rating Agency shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Comfort Letter is required. For the avoidance of doubt, a Rating Comfort Letter shall only be required with respect to a matter under this Agreement or any other Loan Document if such Rating Comfort Letter is expressly required pursuant to the applicable Pooling and Servicing Agreement.

(c)               Prior to a Securitization or in the event that there is a Review Waiver or in the event that a Rating Comfort Letter is not required under the applicable Pooling and Servicing Agreement, if Lender does not have a separate and independent approval right with respect to the matter in question, then the term Rating Comfort Letter shall be deemed instead to require the prior written consent of Lender.

10.6          Governing Law.

(a)               THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWERS IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS CREATED PURSUANT TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND THE DEBT. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH BORROWER DOES HEREBY DESIGNATE AND APPOINT COZEN O’CONNOR, ATTENTION: WILLIAM F. DAVIS, ESQ., HAVING AN ADDRESS AT 3 WTC, 175 GREENWICH STREET, 55TH FLOOR, NEW YORK, NEW YORK 10007, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND EACH BORROWER AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH BORROWER MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH BORROWER (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH BORROWER (i) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. NOTWITHSTANDING THE FOREGOING, LENDER SHALL HAVE THE RIGHT TO INSTITUTE ANY LEGAL SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OR FORECLOSURE OF ANY LIEN ON ANY COLLATERAL FOR THE LOAN IN ANY FEDERAL OR STATE COURT IN ANY JURISDICTION(S) THAT LENDER MAY ELECT IN ITS SOLE AND ABSOLUTE DISCRETION, AND EACH BORROWER WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.

10.7          Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be (x) in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given or (y) as a result of Benchmark Conforming Changes. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under any other Loan Document, shall operate as or constitute a waiver thereof, nor

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shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under any Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under the Loan Documents, or to declare an Event of Default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.

10.8          Trial by Jury. EACH BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EITHER PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

10.9          Headings/Schedules. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules attached hereto, are hereby incorporated by reference as a part of this Agreement with the same force and effect as if set forth in the body hereof.

10.10      Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.11      Preferences. Upon the occurrence and continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the Debt. To the extent Borrowers make a payment to Lender, or Lender receives proceeds of any collateral, which is in whole or part subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Debt or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. This provision shall survive the expiration or termination of this Agreement and the repayment of the Debt.

10.12      Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or any other Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower and except with respect to matters for which such Borrower is not, pursuant to applicable

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Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which no Loan Document specifically and expressly requires the giving of notice by Lender to such Borrower.

10.13      Remedies of Borrower. If a claim or adjudication is made that Lender or any of its agents, including Servicer, has acted unreasonably or unreasonably delayed acting in any case where by law or under any Loan Document, Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, Borrowers agree that neither Lender nor its agents, including Servicer, shall be liable for any monetary damages, and Borrowers’ sole remedy shall be to commence an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Each Borrower specifically waives any claim against Lender and its agents, including Servicer, with respect to actions taken by Lender or its agents on Borrowers’ behalf. Additionally, and without limiting any of the other provisions contained herein, each Borrower hereby unconditionally and irrevocably waives, to the maximum extent permitted by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.

10.14      Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents.

10.15      Offsets, Counterclaims and Defenses. Each Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against one or more Borrowers by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which one or more Borrowers may otherwise have against any assignor of such documents, and no such offset, counterclaim or defense shall be interposed or asserted by one or more Borrowers in any action or proceeding brought by any such assignee upon such documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

10.16      Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates or Lender or its Affiliates through any media intended to reach the general public, which refers to any party to this Agreement or any of their Affiliates, the Loan Documents, the Loan, a Loan purchaser, the Servicer or the trustee in a Secondary Market Transaction, shall be subject to the prior written approval of the other party to this Agreement, not to be unreasonably withheld, conditioned or delayed. Lender shall have the right to publicly release tombstone or similar advertisements with respect to the Loan containing the amount, type and purpose of the Loan, the name, location and type of the Properties, a photograph or rendering of the Property, as well as provide the foregoing information to commercial database providers.

10.17      No Usury. Borrowers and Lender intend at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract

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for, charge, take, reserve or receive a greater amount of interest than under state law) and that this Section 10.17 shall control every other agreement in the Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Debt, or if Lender’s exercise of the option to accelerate the maturity of the Loan or any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by applicable law, then it is Borrowers’ and Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited against the unpaid Principal and all other Debt (or, if the Debt has been or would thereby be paid in full, refunded to Borrowers), and the provisions of the Loan Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained in any Loan Document, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

10.18      Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that each is represented by separate counsel in connection with the negotiation, drafting, execution and delivery of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party that drafted them. Each Borrower acknowledges that, with respect to the Loan, such Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrowers, and each Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Each Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrowers or its Affiliates.

10.19      No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)               Borrowers and Lender intend that the relationships created under the Loan Documents be solely that of borrowers and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrowers and Lender nor to grant Lender any interest in any of the Properties other than that of mortgagee, beneficiary or lender.

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(b)               The Loan Documents are solely for the benefit of Lender and Borrowers and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrowers any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

10.20      Spread Maintenance Premium. Borrowers acknowledge and agree that

(a) Lender is making the Loan in consideration of the receipt by Lender of all interest and other benefits intended to be conferred by the Loan Documents and (b) if payments of Principal become due and owing to Lender prior to the then-scheduled Stated Maturity Date (including any payments due under the Guaranty, the Envy Recreational Guaranty or Payment Guaranty, to the extent applicable), for any reason whatsoever, whether voluntary or involuntary, including as a result of any acceleration of the Loan pursuant to the terms of this Agreement, by operation of law or otherwise or after an Event of Default, Lender will not receive all such interest and other benefits and may, in addition, incur costs. For these reasons, and to induce Lender to make the Loan, Borrowers agree that, except as expressly provided in Section 2.3.2 or Article 7 hereof, any payments of Principal and accrued interest and other sums due under the Loan Documents, including without limitation during the continuance of an Event of Default and/or at any time from and after the acceleration of the Debt by the terms of this Agreement, operation of law or otherwise, shall include the Spread Maintenance Premium applicable to such Principal; provided, however, that the foregoing shall not be deemed to imply that the Loan may be voluntarily prepaid in any manner or under any circumstance other than as expressly set forth in this Agreement. Such Spread Maintenance Premium shall be required together with such repayment of Principal whether payment is made by Borrowers, by Guarantors (if applicable pursuant to the terms of the Guaranty), by Envy Recreational (if applicable pursuant to the terms of the Envy Recreational Guaranty, Sole Member (if applicable pursuant to the terms of the Payment Guaranty) or any other Person on behalf of Borrowers or Guarantors or Sole Member, or by the purchaser at any foreclosure sale, and may be included in any bid by Lender at such sale. Each Borrower further acknowledges that: (i) it is a knowledgeable real estate developer and/or investor; (ii) it fully understands the effect of the provisions of this Section 10.20, as well as the other provisions of the Loan Documents; (iii) the making of the Loan by Lender at the Interest Rate and other terms set forth in the Loan Documents are sufficient consideration for Borrowers’ obligation to pay a Spread Maintenance Premium (if required); and (iv) Lender would not make the Loan on the terms set forth herein without the inclusion of such provisions. Borrowers also acknowledge that the provisions of this Agreement limiting the right of prepayment and providing for the payment of the Spread Maintenance Premium and other charges specified herein were independently negotiated and bargained for, and constitute a specific material part of the consideration given by Borrowers to Lender for the making of the Loan except as expressly permitted hereunder.

10.21      Assignments and Participations. In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of law (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrowers or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender in all respects, in each such case with respect to the portion

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of the Loan so assigned. Except as expressly permitted herein, no Borrower may assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

10.22      Intentionally Omitted.

10.23      Waiver of Marshalling of Assets. To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of such Borrower, such Borrower’s members or partners, as applicable, and others with interests in such Borrower, and of the Property owned by such Borrower, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property owned by such Borrower for the collection of the Debt without any prior or different resort for collection, or of the right of Lender to the payment of the Debt out of the net proceeds of the Property owned by such Borrower in preference to every other claimant whatsoever.

10.24      Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several. Each of the Borrowers shall be jointly and severally liable for payment of the Debt and performance of all other obligations of Borrowers (or any of them) under this Agreement or any other Loan Document.

10.25      Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgages or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgages and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

10.26      Cross Default; Cross Collateralization. Each Borrower acknowledges that Lender has made the Loan to Borrowers upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. Each Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

10.27      Contribution Among Borrowers. Notwithstanding that Borrowers are jointly and severally liable to Lender for payment of the Loan, as among Borrowers, each shall be liable only for such Borrower’s Allocated Amount (as hereinafter defined) and, accordingly, each Borrower whose Property or other assets are, from time to time, utilized to satisfy a portion of the Debt in excess of such Borrower’s Allocated Loan Amount, shall be entitled, commencing 95 days after payment in full of the Debt, to contribution from each of the other Borrowers pro-rata in accordance with their respective liabilities in accordance with this Agreement. The “Allocated

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Amount” for each Borrower shall equal the Allocated Loan Amount for the Property or Properties owned by such Borrower.

10.28      Certain Additional Rights of Lender. Notwithstanding anything to the contrary which may be contained in this Agreement, Lender shall have:

(a)               the right to routinely consult with Borrowers’ management regarding the significant business activities and business and financial developments of Borrowers, provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of Hazardous Substances. Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times;

(b)               the right, in accordance with the terms of this Agreement, to examine the books and records of each Borrower at any time upon reasonable notice;

(c)               the right, in accordance with the terms of this Agreement, to receive monthly, quarterly and year-end financial reports, including balance sheets, statements of income, shareholders’ equity and cash flow, a management report and schedules of outstanding indebtedness;

(d)               the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict financing to be obtained with respect to the Properties so long as any portion of the Debt remains outstanding;

(e)               the right, without restricting any other right of Lender under this Agreement or the other Loan Documents (including any similar right), to restrict, upon the occurrence of an Event of Default, Borrowers’ payments of management, consulting, director or similar fees to Affiliates of Borrowers from the Rents;

(f)                the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by any Borrower of any other significant property (other than personal property required for the day to day operation of the Property owned by such Borrower); and

(g)               the right, without restricting any other rights of Lender under this Agreement (including any similar right), to restrict the transfer of interests in any Borrower held by its members, and the right to restrict the transfer of interests in such member, except for any transfer that is a Permitted Transfer.

The rights described above may be exercised directly or indirectly by any Person that owns substantially all of the ownership interests in Lender. The provisions of this Section are intended to satisfy the requirement of management rights for purposes of the Department of Labor “plan assets” regulation 29 C.F.R., Section 2510.3-101.

10.29      Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted

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by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrowers. Lender agrees promptly to notify Borrowers after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.30      Intentionally Omitted.

10.31      Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

10.32      Negation of Implied Right to Cure Events of Default. Notwithstanding anything contained in this Agreement or any of the other Loan Documents providing that certain rights, remedies or privileges are only available to Lender during the “continuance” of an Event of Default (or words of similar import), each Borrower expressly acknowledges and agrees that it does not have the right to cure an Event of Default once the same has occurred under this Agreement or any other Loan Document and Lender has delivered Borrowers written notice of such Event of Default, in each case without the consent of Lender, which consent may be withheld, delayed or denied by Lender in its sole and absolute discretion.

10.33      Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a)               Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)                 the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(ii)              the effects of any Bail-in Action on any such liability, including, if applicable:

(A)             a reduction in full or in part or cancellation of any such liability;

(B)              a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it

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in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)              the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(b)               As used in this Section 10.33 the following terms have the following meanings ascribed thereto:

(i)                 “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

(ii)              “Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(iii)            “Bail-In Legislation” shall mean, (A) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (B) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation, rule, or requirement applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(iv)             “EEA Financial Institution” shall mean (A) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (B) any entity established in an EEA Member Country which is a parent of an institution described in clause (A) of this definition, or (C) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (A) or (B) of this definition and is subject to consolidated supervision with its parent.

(v)               “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

(vi)             “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

(vii)          “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

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(viii)        “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(ix)             “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(x)               “Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

10.34      Registered Obligations.

(a)               Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the Note is, and any other promissory notes issued under the Loan Documents shall be, registered as to both principal and any stated interest.

(b)               If Lender sells a participation interest in the Loan, Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(c)               Lender or its designee, acting for this purpose solely as a non-fiduciary agent of Borrowers, shall maintain a register (the “Register”) for the recordation of the name and address of each Lender, the outstanding Principal, accrued and unpaid interest and other fees due

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it hereunder (any such amount a “Borrower Obligation”) and whether such Lender is the original Lender or an assignee pursuant to an assignment under Section 10.21. The Register shall be made available for inspection by Borrowers or Lender at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive, absent manifest error, and Borrowers and Lender shall treat the Person whose name is recorded in the Register pursuant to the terms hereof as the owner of any Borrower Obligation held by such holder, as indicated in the Register, for all purposes of this Agreement.

10.35      Waiver Respecting Benchmark and Benchmark Replacement. Lender shall not have any liability with respect to, and Borrowers hereby irrevocably waive and release Lender from, and covenants and agrees not to assert any claim against Lender, with respect to (i) the administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or other rates in the definition of “Term SOFR” or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement reference rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.2.3, regardless of whether Term SOFR or any Benchmark Replacement is or will produce similar or dissimilar value or economic equivalence of Term SOFR or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to or after any conversion to a Benchmark Replacement or other rate of interest pursuant to Section 2.2.3, or (ii) the effect, implementation or composition of any Benchmark Conforming Changes.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

ENVY DEVELOPMENT DE, LLC,

a Delaware limited liability company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

ENVY RECREATIONAL LLC,

a Delaware limited liability company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

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LENDER:

LOANCORE CAPITAL CREDIT REIT LLC,

a Delaware limited liability company

By: /s/ Jason Mergen

Name: Jason Mergen

Title: Managing Director

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